   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2000

                                                  REGISTRATION NO. 333
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              THE MONY GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 3841                                13-3976138
   (State or Other Jurisdiction of          (Primary Standard Industrial                  (IRS Employer
    Incorporation or Organization)          Classification Code Number)                Identification No.)

                                 1740 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 708-2000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------
                              BART SCHWARTZ, ESQ.
                              THE MONY GROUP INC.
                                 1740 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 708-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------
                                   COPIES TO:

               JONATHAN L. FREEDMAN, ESQ.                                CRAIG M. WASSERMAN, ESQ.
                  DEWEY BALLANTINE LLP                                WACHTELL, LIPTON, ROSEN & KATZ
              1301 AVENUE OF THE AMERICAS                                  51 WEST 52ND STREET
             NEW YORK, NEW YORK 10019-1035                               NEW YORK, NEW YORK 10019

                 WILLIAM H. CUDDY, ESQ.                                    LEE G. KUCKRO, ESQ.
                DAY, BERRY & HOWARD LLP                                  EXECUTIVE VICE PRESIDENT
                      CITYPLACE I                                          AND GENERAL COUNSEL
            HARTFORD, CONNECTICUT 06103-3499                              THE ADVEST GROUP, INC.
                                                                          90 STATE HOUSE SQUARE
                                                                       HARTFORD, CONNECTICUT 06103

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                            ------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                                         PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF              AMOUNT TO BE         PROPOSED MAXIMUM      AGGREGATE OFFERING        AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED(2)     OFFERING PRICE PER UNIT       PRICE(3)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share(1)..............................       4,500,000                N/A               $138,657,907.24        $36,605.69
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Includes a Preferred Stock Purchase Right attached to each share of Common Stock that, prior to the occurrence of certain events, will not be evidenced separately from the Common Stock.

(2) Represents the estimated maximum number of shares of common stock, par value $.01 per share, of The MONY Group Inc. to be issued to the holders of securities of The Advest Group, Inc. pursuant to the Agreement and Plan of Merger.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f) of the Securities Act. Pursuant to Rule 457(f)(l), the proposed maximum aggregate offering price was calculated as follows: (1) $31.10, the average of the high and the low prices per share reported on the New York Stock Exchange of the common stock of The Advest Group, Inc. on September 22, 2000 multiplied by (2) 4,458,453.609, representing 50.1% of the aggregate number of outstanding shares of The Advest Group, Inc. common stock on September 22, 2000.

                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [LOGO OF ADVEST]

Dear Stockholders:                                                    [--], 2000

     We are pleased to inform you that the Board of Directors of The Advest Group, Inc. has approved the acquisition of Advest by The MONY Group Inc. The acquisition, which will be accomplished by the merger of Advest into a subsidiary of MONY, will allow Advest and its clients to have access to the resources of a premier financial services firm. MONY's financial strength and technological resources will significantly enhance opportunities to build Advest's brand, grow our network, attract more customers, and better serve our existing clients. Following the merger, the business of Advest will be operated as a wholly owned subsidiary of MONY.

     The amount that you will receive for the Advest shares you hold will be fixed prior to the transaction closing date using the 10-day average closing price of MONY shares at that time. Assuming an average price of $35.00 per MONY share, the transaction value per Advest share will be $31 and the aggregate transaction value would be about $275 million.

If the average closing price   Then the transaction value per
     per MONY share is              Advest share will be
           $24.50                          $27.71
            28.00                           29.45
            31.50                           29.45
            35.00                           31.00
            38.50                           32.55
            42.00                           32.55
            45.50                           33.97

     As a result of the proposed merger, you may elect to receive for each share of Advest common stock you own, cash, shares of MONY common stock, or a combination of cash and MONY shares. These elections will then be adjusted so that the aggregate merger consideration consists of 49.9% cash and 50.1% MONY common stock.

     The closing price of MONY common stock on October [--], 2000 was $[--] per share. Since the price of MONY common stock will fluctuate, we cannot assure you as to what the price of MONY common stock will be at any time. We expect the merger to be, in general, tax-free to Advest stockholders, except for the receipt of cash for shares of Advest common stock and in lieu of fractional MONY shares.

     Advest has scheduled a special meeting of its stockholders to be held on [--], 2000 to consider and vote on the merger and the merger agreement. We cannot complete the merger without the approval of the holders of a majority of the outstanding shares of Advest common stock. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER.

     This document provides detailed information about the transaction we are proposing, and it includes the merger agreement as an appendix. WE ENCOURAGE YOU TO READ THE ENTIRE DOCUMENT CAREFULLY. You can find additional information about Advest and MONY from documents filed with the Securities and Exchange Commission.

     YOUR VOTE IS VERY IMPORTANT. PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE PREPAID ENVELOPE ENCLOSED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. IF YOU DO NOT VOTE AT ALL, YOU WILL, IN EFFECT, VOTE AGAINST THE MERGER.

     The common stock of both Advest and MONY are listed on the New York Stock Exchange. Advest is listed under the symbol "ADV," and MONY is listed under the symbol "MNY."

     We look forward to the successful combination of Advest and MONY.

     ON BEHALF OF THE BOARD OF DIRECTORS OF ADVEST, WE URGE YOU TO VOTE "FOR" APPROVAL OF THE MERGER AND THE RELATED MERGER AGREEMENT.

                                          Sincerely,

                                          Grant W. Kurtz
                                          President, Chief Executive Officer and
                                          Director

     See "Risk Factors" beginning on page 14 for a discussion of risks which should be considered by stockholders with respect to the merger.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the MONY common stock to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [--], 2000 and was first mailed to stockholders on or about [--], 2000.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

     FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

     THE BOARD OF DIRECTORS OF ADVEST UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE RELATED MERGER AGREEMENT.

                      REFERENCES TO ADDITIONAL INFORMATION

     You may already have been sent some of the documents incorporated by reference, but you can obtain any of them from MONY or Advest, as appropriate, or the SEC. Documents incorporated by reference are available from MONY or Advest, as appropriate, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document. Stockholders may obtain documents incorporated by reference in this document by MONY by requesting them in writing or by telephone at the following address:

                              The MONY Group Inc.
                                 1740 Broadway
                            New York, New York 10019
                            Attention: Jay A. Davis
                              Tel.: (212) 708-2690

     Stockholders may obtain documents incorporated by reference in this document by Advest by requesting them in writing or by telephone at the following address:

                             The Advest Group, Inc.
                             90 State House Square
                          Hartford, Connecticut 06103
                    Attention: Investor Relations Department
                              Tel.: (860) 509-1000

     If you would like to request documents from MONY or Advest, please do so by [--], 2000 in order to receive them before the special meeting. MONY or Advest will send requested documents by first-class mail within one business day of receiving the request.

     You should rely only on the information contained or incorporated by reference in this document to vote on the merger agreement proposal. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated [--], 2000. You should not assume that the information contained in this document is accurate as of any date other than this date, and neither the mailing of this document to stockholders nor the issuance of MONY common shares in the merger shall create any implication to the contrary.

[LOGO OF ADVEST]

                             THE ADVEST GROUP, INC.
                             90 STATE HOUSE SQUARE
                          HARTFORD, CONNECTICUT 06103
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON [--], 2000
                            ------------------------

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of The Advest Group, Inc. to be held at the Court Room of the Old State House, 800 Main Street, Hartford, Connecticut 06103, on the [--] day of [--], 2000, at 10:30 a.m., local time, for the following purposes:

          Item 1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 23, 2000, among The MONY Group Inc., a Delaware corporation, MONY Acquisition Corp., a Delaware corporation, and The Advest Group, Inc., and the transactions contemplated thereby, including the merger of Advest with and into MONY Acquisition Corp. upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the enclosed Proxy Statement/Prospectus.

          Item 2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the meeting.

     You are entitled to assert dissenters' rights with respect to the merger under Section 262 of the Delaware General Corporation Law.

     We have fixed the close of business on [--], 2000 as the record date for determining those stockholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only stockholders of record on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

     YOUR VOTE IS VERY IMPORTANT. IF YOU DO NOT VOTE AT ALL, YOU WILL, IN EFFECT, VOTE AGAINST THE MERGER. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, WE REQUEST THAT YOU DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ADDRESSED ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          Lee G. Kuckro
                                          Secretary

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1

SUMMARY.....................................................    3
The Companies...............................................    3
The Merger..................................................    3

MARKET PRICE AND DIVIDEND INFORMATION.......................    7
Recent Closing Prices.......................................    7
Number of Stockholders......................................    8

SELECTED CONSOLIDATED FINANCIAL DATA........................    9
Comparative Per Share Information...........................   12

RISK FACTORS................................................   14

RISKS WITH RESPECT TO THE MERGER............................   14
The Value of the Consideration You Receive in the Merger
  Depends on the Price of MONY Common Stock.................   14
Failure of MONY and Advest to Work Together Could Have a
  Material Adverse Effect on MONY...........................   14
There Is Uncertainty as to the Retention of Key Advest
  Personnel.................................................   14
The Termination Fee, Stock Option Agreement and Support
  Agreement Could Make a Competing Takeover Proposal More
  Difficult and Expensive...................................   14
The Interests of Advest Directors and Officers in the Merger
  May be Different from the Interests of Other
  Stockholders..............................................   15
You May Not Receive the Amount of Cash or Stock That You
  Elect to Receive in the Merger............................   15

RISKS WITH RESPECT TO MONY..................................   15
Dividends and Debt Service Payments May be Affected by
  Limitations Imposed on MONY Life Insurance Company........   15
The Decline and Expiration of Payments and Income Related to
  MONY's Group Pension Business Transferred to AEGON May
  Reduce its Profits........................................   16
Changes in Interest Rates May Significantly Affect MONY's
  Profitability.............................................   16
The Value of MONY's Investment Portfolio Will Fluctuate.....   16
Writedowns of Fixed Maturity Securities May Adversely Affect
  MONY's Profitability......................................   17
Prepayment of MONY's Mortgage Backed Securities May
  Adversely Affect MONY's Profitability.....................   17
General Market Conditions May Adversely Affect MONY's
  Investments in Limited Partnerships.......................   17
Fluctuations in Market Value of Separate Account Assets May
  Result in Fluctuations in MONY's Revenue from Policy
  Charges...................................................   17
Writedowns of Real Estate Held for Investment Would Reduce
  MONY's Net Income.........................................   17
Increases in Valuation Allowances Would Reduce MONY's Net
  Income....................................................   18
Any Future Sales of Real Estate Could Result in GAAP or
  Statutory Losses..........................................   18
MONY May be Adversely Affected by the Decline in Value of
  its Commercial Mortgage Loan Investments..................   18
The Expiration of Surrender Penalties with Respect to Some
  of MONY's Annuities Could Result in Surrenders Which May
  Reduce MONY's Profits.....................................   18

MONY May be Required to Add Assets to the Closed Block in
  the Event that the Assets Therein are not Sufficient to
  Pay Guaranteed Benefits...................................   18
Litigation Challenging the New York Superintendent's Order
  Approving the Plan of Demutualization May Have a Material
  Adverse Effect on MONY....................................   19
Litigation with Respect to MONY's Sales Practices May Affect
  MONY's Profitability......................................   20
Variations in Claims Experience Will Affect MONY's Results
  from Period to Period.....................................   21
MONY is Highly Regulated and that Regulation May Limit
  MONY's Freedom of Action..................................   21
MONY May Be Unable to Attract and Retain Agents to Sell its
  Products..................................................   22
Competition from Non-Insurance Financial Services Companies
  May Adversely Affect MONY's Business......................   22
A Downgrade in MONY's Ratings May Adversely Affect MONY's
  Ability to Market its Products and Retain its Current
  Policyholders.............................................   22
Changes in Federal Income Taxation Could Adversely Impact
  Sales of MONY's Insurance, Annuities and Investment
  Products..................................................   22

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   23

THE SPECIAL MEETING.........................................   24
Matters to be Considered....................................   24
Voting Rights; Votes Required for Approval..................   24
Voting of Proxies...........................................   24
Board Recommendation........................................   26

THE MERGER..................................................   27
Background of the Merger....................................   27
Reasons for the Merger......................................   28
Operations Following the Merger.............................   29
Opinion of Advest's Financial Advisor.......................   30
Summary of Analysis by Goldman Sachs........................   31
Interests of Certain Persons in the Merger..................   35
Accounting Treatment........................................   40
Material Federal Income Tax Consequences....................   40
Regulatory Matters..........................................   42
Appraisal Rights............................................   42
Stock Transfer Restriction Agreements.......................   44
Financing the Transaction...................................   44

BUSINESS OF MONY AND ADVEST.................................   44

PRINCIPAL PROVISIONS OF THE MERGER AGREEMENT................   45
General.....................................................   45
Consideration to be Received in the Merger..................   45
Exchange of Shares..........................................   48
Election Procedure..........................................   48
Representations and Warranties..............................   49
Certain Covenants...........................................   51
Conditions to the Consummation of the Merger................   54

Termination of the Merger Agreement..........................................................................         55
Termination Fee..............................................................................................         57
Expenses.....................................................................................................         58
Amendment....................................................................................................         58

STOCK OPTION AGREEMENT.......................................................................................         59

SUPPORT AGREEMENT............................................................................................         62

COMPARISON OF STOCKHOLDER RIGHTS.............................................................................         63
Authorized Capital Stock.....................................................................................         63
Size of Board of Directors...................................................................................         63
Filling Vacancies on the Board...............................................................................         63
Removal of Directors.........................................................................................         64
Nomination of Directors for Election.........................................................................         64
Stockholder Rights Plan......................................................................................         64
Stockholder Action Without a Meeting.........................................................................         64
Calling Special Meetings of Stockholders.....................................................................         65
Submission of Stockholder Proposals..........................................................................         65
Dissenters' Appraisal Rights.................................................................................         66
Limitations on Directors' Liability..........................................................................         66
Amendment of Certificate of Incorporation....................................................................         66
Amendment of Bylaws..........................................................................................         67
Listing or Quotation of MONY Common Shares; Delisting of Advest Common Stock.................................         67

LEGAL MATTERS................................................................................................         68

EXPERTS......................................................................................................         68

FUTURE STOCKHOLDER PROPOSALS.................................................................................         68

WHERE YOU CAN FIND MORE INFORMATION..........................................................................         68

LIST OF ANNEXES

  Annex A -- Agreement and Plan of Merger
  Annex B -- Stock Option Agreement
  Annex C -- Support Agreement
  Annex D -- Opinion of Goldman, Sachs & Co.
  Annex E -- Section 262 of the Delaware General Corporation Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT DO I NEED TO DO NOW?

A: 1. After you have carefully read this proxy statement/prospectus, just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares will be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger. If you do not vote in favor of the merger or you abstain, you will, in effect, vote against the merger.

    2. Return your completed Form of Election, accompanied by your share certificates, as soon as possible and in no event later than the election deadline, to express your preference of consideration to be received in exchange for your Advest common shares if the merger is completed.

    3. If you are a participant in the Advest Thrift Plan, your completed proxy card and Form of Election will serve as your instructions to Webster Trust Company, N.A. as independent trustee with regard to the voting and the making of the cash and/or stock election with respect to the shares credited to your account. You should return your Form of Election directly to Webster Trust Company, N.A. at [--].

    4. If you are a participant in the Advest Equity Plan, the Advest Key Professionals Equity Plan or other Advest equity program (other than options), or you have received a restricted stock or other stock-based award from Advest, you should indicate on your proxy card how you want to vote. However, you do not need to return the Form of Election. Under the merger agreement, you will receive a cash payment for 50% of your award, and the remaining 50% of your award will be converted into an award of shares of MONY stock, subject to the same vesting provisions as your original Advest award.

    The special meeting will take place on [--], 2000 at 10:30 a.m., local time, at the Court Room of the Old State House, 800 Main Street, Hartford, Connecticut 06103. You may attend and vote your shares in person, even after submitting the enclosed proxy card. In addition, you may take back your proxy up to and including the day of the special meeting by following the directions beginning on page 24 and either change your vote or attend the special meeting and vote in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker will be the equivalent of voting against the proposed merger. You must also instruct your broker as to the making of an election pursuant to the Form of Election.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: The amount that you will receive for the Advest shares you hold will be fixed five days prior to the merger closing date using the 10-day average closing price of MONY shares at that time. Assuming an average price of $35.00 per MONY share, then the transaction value per Advest share will be $31 and the aggregate transaction value would be about $275 million.

  If the average closing price   Then the transaction value
  per MONY share is               per Advest share will be
             $24.50                        $27.71
              28.00                         29.45
              31.50                         29.45
              35.00                         31.00
              38.50                         32.55
              42.00                         32.55
              45.50                         33.97

   As a result of the proposed merger, you may elect to receive for each share of Advest common stock you own, cash, shares of MONY common stock, or a combination of cash and MONY shares. These elections will then be adjusted so that the aggregate merger consideration consists of 49.9% cash and 50.1% MONY common stock.

   MONY will not issue fractional shares. Instead, you will receive cash for any fractional share of MONY common stock owed to you based on the applicable average closing price of a share of MONY common stock.

Q: HOW DO I MAKE AN ELECTION TO RECEIVE MONY COMMON STOCK, CASH OR A COMBINATION OF BOTH IN THE MERGER?

A: This proxy statement/prospectus is accompanied by a Form of Election and Letter of Transmittal. You must submit a properly completed Form of Election with your share certificates, or direct your broker to do so, before the election deadline for your election to be valid. Holders of shares of Advest restricted stock will not be entitled to make any election but will instead receive the consideration described in this proxy statement/prospectus. See "Election Procedure" for a more complete explanation of these procedures.

Q: CAN I CHANGE OR REVOKE MY ELECTION ONCE I HAVE MAILED MY SIGNED FORM OF ELECTION?

A: You can change or revoke your election in writing at any time prior to the election deadline.

Q: WHAT ARE THE CONSEQUENCES IF I FAIL TO PROPERLY COMPLETE AND RETURN THE FORM OF ELECTION?

A: If you fail to make a proper or timely election to receive cash and/or MONY common stock for your Advest shares, you will receive cash and/or MONY common stock based on the results of the adjustment provisions described under "Allocation" in this proxy statement/prospectus and in the merger agreement, as those provisions are applied based on the elections of other Advest stockholders. The election deadline will be 5:00 p.m., New York City time, on the second business day preceding the date that the merger is consummated, which day will not be less than 20 days after the initial mailing of the Form of Election. MONY and Advest will announce the date of the election deadline by issuing a public announcement no less than 10 days preceding the election deadline.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. We hope to complete the merger by December 31, 2000.

Q:  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A: The receipt of shares of MONY common stock in the merger generally will be tax free to Advest stockholders for United States federal income tax purposes, although Advest stockholders will generally pay tax on cash received for shares of Advest common stock and cash in lieu of fractional shares of MONY common stock. You are urged to review certain federal income tax consequences to you in greater detail, see pages 40 through 42. However, tax matters are complicated, and the tax consequences of the merger to you will depend on the facts of your particular situation. Consequently, you are also urged to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicable federal, state, local and foreign tax consequences.

Q:  ARE THERE ANY RISKS ASSOCIATED WITH THE MERGER?

A: The merger does involve risks. For a discussion of certain risk factors you should consider in evaluating the merger, see "Risk Factors," beginning on page 14.

                       WHO CAN HELP ANSWER YOUR QUESTIONS
      If you have more questions about the merger or would like additional copies of the Proxy Statement/Prospectus you should contact:

                   Georgeson Shareholder Communications Inc.
                          17 State Street, 10th Floor
                            New York, New York 10004
                          Phone Number: (800) 223-2064

                                    SUMMARY

     This summary contains selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this entire document carefully, including the Annexes, and the documents to which we refer. The SEC allows MONY and Advest to "incorporate by reference" information into this document, which means that MONY and Advest can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. The previously filed documents contain important information about MONY and Advest and their financial performance. A list of documents we incorporate by reference appears under the heading "Where You Can Find More Information" on page 68.

                                 THE COMPANIES
THE MONY GROUP INC.
1740 Broadway
New York, New York 10019
(212) 708-2000

     MONY is a holding company which, through MONY Life Insurance Company and its subsidiaries, is primarily engaged in the business of providing a wide range of life insurance, annuity, and investment products to higher income individuals, particularly family builders, pre-retirees, and small business owners. MONY's products and services are primarily distributed through its career agency sales force, as well as other complementary distribution channels (including brokerage general agents, registered representatives, mutual fund wholesalers and MONY's international sales force). MONY principally sells its products in all 50 states of the United States, the District of Columbia, the U.S. Virgin Islands, Guam and the Commonwealth of Puerto Rico. MONY currently insures or provides financial services to more than one million people.

THE ADVEST GROUP, INC.
90 State House Square
Hartford, Connecticut 06103
(860) 509-1000

     Advest is a financial services holding company engaged, with its operating subsidiaries, in securities brokerage, trading, investment banking, asset management, trust and other financial services. Advest operates primarily through its broker-dealer subsidiary, Advest, Inc. Advest, Inc. provides brokerage, investment banking, institutional sales and trading and asset management services to retail and institutional investors through 97 sales offices in 18 states and Washington, D.C. Advest, Inc. is a member of all major securities exchanges in the United States and is registered with the Commodities Futures Trading Commission as a commodity trading advisor and a futures commission merchant. Other Advest subsidiaries include Advest Bank and Trust Company, a federal savings bank, Boston Advisors, an investment advisor, and Billings & Company, Inc., a real estate services company.

                                   THE MERGER

WHAT ADVEST STOCKHOLDERS WILL RECEIVE IN THE MERGER

     You may elect to receive for each Advest share you hold, subject to the adjustment provisions described below, (1) a number of shares of MONY common stock equal to the exchange ratio calculated from the formulas in the merger agreement and this document, (2) an amount of cash equal to the product of the exchange ratio and the applicable average price of MONY shares, or (3) a combination of cash for a specified number of your Advest shares and MONY shares for the remainder.

     The average price of MONY shares will be fixed five trading days prior to the consummation of the merger using the average closing price of MONY's shares for the ten consecutive trading days ending on that date.

     The number of shares of your Advest common stock that will be converted into the right to be exchanged for cash will be equal to the number of those shares for which you have elected to receive the cash consideration (calculated as described above), adjusted on a pro rata basis to make the aggregate number of Advest shares to be converted into the right to receive cash in the merger equal to 49.9% of the total number of Advest shares issued and outstanding immediately prior to the closing of the merger. The number of shares of your Advest common stock that will be converted into the right to be exchanged for MONY shares will be equal to the number of those Advest shares for which you have elected to receive the MONY stock consideration (calculated as described above), adjusted on a pro rata basis to make the aggregate number of Advest shares to be converted into the right to receive MONY shares in the merger equal to 50.1% of the total number of Advest shares issued and outstanding immediately prior to the closing of the merger.

     If you fail to make a proper or timely election to receive either cash or MONY common stock for any of your Advest shares, you will be deemed to have indicated no preference as to the receipt of cash or MONY common stock and will receive cash and/or MONY common stock based on the results of the pro rata adjustment provisions described under "Allocation" in this proxy statement/prospectus and in the merger agreement, as those provisions are applied based on the elections of other Advest stockholders.

RECOMMENDATION TO STOCKHOLDERS (SEE PAGE 26)

     Advest's board of directors believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve and adopt the merger agreement and the merger.

OPINION OF FINANCIAL ADVISOR (SEE PAGE 30)

     In connection with the merger, Advest's board of directors received a written opinion, dated August 23, 2000, from its financial advisor, Goldman, Sachs & Co. This opinion discusses the fairness from a financial point of view, as of August 23, 2000, of the consideration to be received by Advest's stockholders. WE HAVE ATTACHED THE FULL TEXT OF THIS OPINION AS ANNEX D TO THIS DOCUMENT. THIS OPINION DESCRIBES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION. WE ENCOURAGE YOU TO READ AND CONSIDER THE OPINION IN ITS ENTIRETY. THE OPINION IS DIRECTED TO ADVEST'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE IN CONNECTION WITH THE PROPOSED MERGER.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 40)

     The receipt of shares of MONY common stock in the merger generally will be tax free to Advest stockholders for United States federal income tax purposes, although Advest stockholders will generally pay tax on cash received for shares of Advest common stock or in lieu of fractional shares of MONY common stock.

     Tax matters are complicated, and the tax consequences of the merger to you will depend on the facts of your particular situation. You are urged to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicable federal, state, local and foreign tax consequences.

ACCOUNTING TREATMENT (SEE PAGE 40)

     The merger will be treated as a purchase for financial accounting purposes. Therefore, the purchase price will be allocated to the assets and liabilities of Advest based on their estimated fair market values at the date of acquisition, and any excess of the purchase price over such fair market values will be accounted for as goodwill.

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

     On [--], 2000, directors and executive officers of Advest and their affiliates owned and were entitled to vote [--] shares of Advest common stock, or approximately [--]% of the shares of Advest common stock outstanding on the record date for the Advest special meeting.

     Grant W. Kurtz, President, Chief Executive Officer and a director of Advest, Allen Weintraub, Chairman of the Board of Directors of Advest, George A. Boujoukos, Senior Executive Vice President and Director of Capital Markets of Advest, and Peter R. Kellogg, a director of Advest, have entered into a support agreement with MONY under which they have agreed to vote all of their Advest shares in favor of the merger and merger agreement. As of September 27, 2000, Messrs. Kurtz, Weintraub, Boujoukos and Kellogg beneficially owned and were entitled to vote a total of 2,042,989 shares of Advest common stock, or approximately 22.96% of the shares of Advest common stock outstanding on the record date for the special meeting.

APPRAISAL RIGHTS (SEE PAGE 42)

     Under the Delaware General Corporation Law, certain holders of Advest common stock may have appraisal rights with respect to the merger. Holders of Advest common stock who wish to exercise any appraisal rights they may have must strictly comply with the rules governing the exercise of appraisal rights or may lose these rights of appraisal. We describe the procedures for exercising appraisal rights in this proxy statement/prospectus and we attach the provisions of Delaware law that govern appraisal rights as Annex E to this proxy statement/prospectus.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION (SEE PAGE 7)

     MONY common shares are listed on the NYSE under the symbol "MNY." Shares of Advest common stock are listed on the NYSE under the symbol "ADV." On August 23, 2000, the last full trading day prior to the public announcement of the proposed merger, the last sale price per share of MONY common stock was $33.75 and the last sale price per share of Advest common stock was $32.00. On September 22, 2000, the most recent date for which prices were practicably available prior to the printing of this document, the last sale price per share of MONY common stock was $39.06 and the last sale price per share of Advest common stock was $31.25.

REGULATORY APPROVALS (SEE PAGE 42)

     MONY and Advest each filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the specified waiting period is expected to expire on October 18, 2000. MONY and Advest also filed or will shortly file applications with the Office of Thrift Supervision and the National Association of Securities Dealers, Inc. and intend to seek any other approval and take any other action that may be required to effect the merger.

INTERESTS OF ADVEST'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE
35)

     Stockholders should note that a number of Advest directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the Advest stockholders generally.

CONDITIONS TO THE MERGER (SEE PAGE 54)

     The consummation of the merger is subject to a number of conditions, including:

     - approval of the merger agreement by a majority of the Advest stockholders;

     - receipt of regulatory approvals and the absence of legal restraints;

     - receipt of legal opinions as to the treatment of the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and other related matters;

     - the employment and/or change of control agreements dated August 23, 2000 between MONY and a specified number of certain key Advest employees shall be unamended and in full force and effect as of the consummation of the merger;

     - at the effective time of the merger, Advest and each of its material subsidiaries shall meet the criteria of the Home Owners' Loan Act of 1933 and any criteria that the Office of Thrift Supervision deems necessary for MONY to qualify as a "savings and loan holding company";

     - the absence of any event or condition which would result in a material adverse effect (as defined in the merger agreement) to Advest; and

     - no more than 5% of Advest's common stock outstanding at the effective time of the merger shall be entitled to appraisal rights and shall be held by stockholders who have each properly exercised and perfected his or her demand for appraisal rights under the Delaware General Corporation Law.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 55)

     Advest and MONY can jointly agree to terminate the merger agreement at any time before completing the merger. In addition, either company can terminate the merger agreement if:

     - the merger is not completed by February 28, 2001;

     - a law or court order prohibits the merger;

     - Advest's stockholders fail to approve the merger; or

     - the other party materially breaches any of the representations or warranties it made, which breach has had, or is reasonably likely to have, a material adverse effect on the other party, or would cause the conditions described in paragraph (a) of "Principal Provisions of the Merger Agreement -- Conditions to the Consummation of the
       Merger -- Additional Conditions to Obligations of MONY" not to be satisfied, and that breach is not or cannot be cured within 30 days after notice of the breach is given to the breaching party.

     Advest can also terminate the merger agreement if Advest's board of directors has determined that an alternative transaction with a third party is superior to the merger.

     MONY can terminate the merger agreement if Advest recommends an alternative transaction to its stockholders or if Advest's board of directors withdraws its recommendation of the merger proposal to its stockholders.

TERMINATION FEE AND EXPENSES (SEE PAGE 57)

     Advest is obligated to pay MONY a termination fee of $10,000,000 if the merger agreement is terminated under specified circumstances.

STOCK OPTION AGREEMENT (SEE PAGE 59)

     Advest has granted MONY an option to purchase up to 19.9% of Advest's outstanding shares at a purchase price of $31.00 per share exercisable under certain circumstances. These circumstances include business combinations or acquisition transactions involving Advest. In addition to the option to purchase Advest common stock, MONY may, under certain circumstances, require Advest to repurchase the option for an agreed upon cash price. Neither MONY nor Advest knows of any event that has occurred as of the date of this proxy statement/ prospectus that would allow MONY to exercise the option.

     Advest agreed to grant the option in order to induce MONY to enter into the merger agreement. The stock option agreement may have the effect of discouraging offers by third parties to acquire Advest prior to the merger, even if such persons were prepared to offer to pay consideration to the Advest stockholders which has a higher current market price than the merger consideration.

SUPPORT AGREEMENT (SEE PAGE 62)

     Certain stockholders of Advest holding in the aggregate approximately 22.96% of the outstanding shares of Advest common stock have entered into a support agreement with MONY pursuant to which they have agreed, among other things, to vote all of their shares of Advest common stock to approve and adopt the merger agreement and in favor of the merger.

                     MARKET PRICE AND DIVIDEND INFORMATION

     MONY common stock is listed on the NYSE under the symbol "MNY" and Advest common stock is listed on the NYSE under the symbol "ADV". The table below sets forth, for the calendar quarters indicated, (1) the high and low sales prices per share of MONY common stock as reported on the NYSE Composite Tape and the high and low sales prices for Advest common stock as reported on the NYSE Composite Tape and (2) the dividends declared for the MONY common stock and the Advest common stock.

                                                    MONY                          ADVEST
                                              COMMON STOCK(1)                  COMMON STOCK
                                       ------------------------------   ---------------------------
                                        HIGH     LOW     DIVIDENDS(2)    HIGH     LOW     DIVIDENDS
                                       ------   ------   ------------   ------   ------   ---------
1998:
  First Quarter......................     N/A      N/A        N/A       $25.50   $21.00     $0.04
  Second Quarter.....................     N/A      N/A        N/A       $33.75   $24.50     $0.04
  Third Quarter......................     N/A      N/A        N/A       $32.00   $16.50     $0.04
  Fourth Quarter.....................  $32.50   $27.56        N/A       $23.44   $14.13     $0.04

1999:
  First Quarter......................  $31.44   $23.44      $0.10       $26.00   $18.19     $0.05
  Second Quarter.....................  $33.38   $23.25      $0.10       $22.19   $18.31     $0.05
  Third Quarter......................  $33.81   $25.13      $0.10       $25.13   $17.50     $0.05
  Fourth Quarter.....................  $32.00   $25.50      $0.10       $20.56   $16.00     $0.05

2000:
  First Quarter......................  $32.81   $26.25           (2)    $20.13   $15.63     $0.06
  Second Quarter.....................  $38.44   $28.75           (2)    $21.94   $16.88     $0.06
  Third Quarter (through Sept. 22)...  $41.94   $32.38           (2)    $33.94   $20.75     $0.06

---------------

(1) MONY's initial public offering was on November 11, 1998.

(2) MONY has announced that, for periods following December 31, 1999, it will declare annual, rather than quarterly, dividends, in amounts determined by its board of directors.

RECENT CLOSING PRICES

     The following table sets forth (1) the closing prices per share of MONY common stock on the NYSE and Advest common stock on the NYSE on August 23, 2000, the last trading day before announcement of the merger, and on September 22, 2000, the latest practicable trading day before the printing of this proxy statement/prospectus, and (2) the equivalent per share prices for Advest common stock based on the MONY common stock prices:

                                                                                ADVEST
                                               MONY STOCK    ADVEST STOCK    EQUIVALENT(1)
                                               ----------    ------------    -------------
August 23, 2000..............................    $33.75         $32.00          $30.45
September 22, 2000...........................    $39.06         $31.25          $32.55

---------------
(1) Advest Equivalent is the value you would have received for each share of Advest common stock you own if the merger had been completed and you had exchanged your shares of Advest common stock for shares of MONY common stock (or the equivalent value in cash) at an exchange ratio established pursuant to the merger agreement, assuming that the applicable average price per share of MONY common stock is the MONY stock price for the applicable dates set forth in this table.

     Because the market price of MONY common stock is subject to fluctuation, the market value of the shares of MONY common stock that holders of Advest common stock will receive in the merger may increase or decrease prior to and following the merger. The merger agreement contains provisions which address certain market price fluctuations of MONY common stock prior to the merger by adjusting within specified parameters the exchange ratio based upon MONY's average share price. See "Principal Provisions of the Merger
Agreement -- Consideration to be Received in the Merger." ADVEST STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR MONY COMMON STOCK AND ADVEST COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR MONY COMMON STOCK OR ADVEST COMMON STOCK.

NUMBER OF STOCKHOLDERS

     As of the record date, there were [--] stockholders of record who held shares of Advest common stock, as shown on the records of Advest's transfer agent for such shares.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial information of MONY. The selected consolidated financial information for each of the years in the five year period ended December 31, 1999, and as of December 31, 1999, 1998, 1997 and 1996 has been derived from audited consolidated financial statements of MONY. The selected consolidated financial information set forth below for all other periods presented has been derived from unaudited consolidated financial statements and includes all adjustments which MONY considers necessary for a fair presentation of the consolidated financial position, results of operations and cash flows in conformity with generally accepted accounting principles. The selected consolidated financial data presented below may be different from that presented in MONY's audited consolidated financial statements and unaudited interim condensed consolidated financial statements as is described in Note 1 below. Operating results for the six months ended June 30, 2000, are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000. This information is qualified in its entirety by, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of MONY, and MONY's consolidated financial statements and the notes thereto, which are incorporated by reference in this proxy statement/prospectus.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF MONY
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                    AS OF AND FOR THE
                                    SIX-MONTH PERIOD
                                     ENDED JUNE 30,               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                  ---------------------   ---------------------------------------------------------
                                    2000        1999        1999        1998        1997        1996        1995
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                   ($ IN MILLIONS)
CONSOLIDATED INCOME STATEMENT
  DATA: (1)(11)(12)
REVENUES:
  Premiums......................  $   341.5   $   348.6   $   717.1   $   721.8   $   838.6   $   859.8   $   875.9
  Universal life and
    investment-type product
    policy fees.................      105.8        97.9       196.3       151.6       127.3       100.9        80.8
  Net investment income.........      581.3       384.2       902.3       735.7       733.0       751.6       728.8
  Net realized gains (losses) on
    Investments(2)..............        9.7        76.3       125.1       171.1        72.1        75.9        16.2
  Group Pension Profits(3)......       18.2        26.3        63.0        56.8        60.0        59.5        61.7
  Other income..................      121.7        92.4       197.2       163.2       145.4       117.3        96.2
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total revenues..............    1,178.2     1,025.7     2,201.0     2,000.2     1,976.4     1,965.0     1,859.6
    Total benefits and
      expenses..................      894.5       862.7     1,818.4     1,706.0     1,788.7     1,864.5     1,797.8
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income before income taxes and
  extraordinary item............      283.7       163.0       382.6       294.2       187.7       100.5        61.8
Income tax expense(4)...........       97.7        55.6       132.0       103.0        57.3        44.0        21.4
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income before extraordinary
  item..........................      186.0       107.4       250.6       191.2       130.4        56.5        40.4
-- demutualization expense,
  net...........................       36.7          --         2.0        27.2        13.3          --          --
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income......................  $   149.3   $   107.4   $   248.6   $   164.0   $   117.1   $    56.5   $    40.4
                                  =========   =========   =========   =========   =========   =========   =========
Basic Earnings Per Share(5).....       3.19        2.27        5.26        0.19         N/A         N/A         N/A
Diluted Earnings Per Share(5)...       3.14        2.25        5.20        0.18         N/A         N/A         N/A
Cash Dividends Per Common
  Share.........................         --        0.20        0.40          --         N/A         N/A         N/A
CONSOLIDATED BALANCE SHEET
  DATA:(1)(11)
Total assets(6)(7)..............  $24,511.1   $24,814.0   $24,753.4   $24,958.2   $23,611.3   $22,143.5   $21,678.2
Total debt......................  $   364.3   $   352.6   $   298.8   $   375.4   $   423.6   $   422.7   $   578.4
Total liabilities(8)(9).........  $22,595.0   $23,050.6   $22,927.9   $23,180.6   $22,290.7   $20,973.0   $20,504.3
Shareholders' equity(10)........  $ 1,916.1   $ 1,763.4   $ 1,825.5   $ 1,777.6   $ 1,320.6   $ 1,170.5   $ 1,173.9

---------------
 (1) The conversion of the predecessor to MONY Life Insurance Company to a stock life insurance company and the establishment of a closed block in connection with the conversion have significantly affected the presentation of our consolidated financial statements. The most significant effects are as follows:

     - The results of the policies included in the closed block are reflected as a single line item in our statements of income, entitled "Contribution from the Closed Block," whereas, prior to the establishment of the closed block, the results of this business were reported in various line items in our income statement, including premiums, net investment income, net realized gains, benefits, amortization of deferred policy acquisition costs, etc.

     - The assets and liabilities allocated to the closed block are reported separately in our balance sheet under the captions "Closed Block Assets" and "Closed Block Liabilities," respectively.

     To assist interested parties in analyzing our consolidated financial results, the consolidated income statement information for the years ended December 31, 1999 and 1998 and the six-month periods ended June 30, 2000 and 1999, present the individual components of the closed block activity for such periods, combined on a line by line basis, with such activity outside the closed block. This consolidated combined basis income statement is provided to facilitate comparisons of current period results with that of the other periods presented.

 (2) Includes writedowns for impairment and net changes in valuation allowances on real estate, mortgage loans and investment securities aggregating $10.8 million and $10.6 million for the six-month periods ended June 30, 2000 and 1999, respectively, and $23.5 million, $24.4 million, $76.0 million, $20.1 million and $54.3 million for the years ended December 31, 1999, 1998, 1997, 1996, and 1995, respectively.

 (3) For a description of the group pension transaction, the group pension profits and certain summary financial information relating thereto, refer to Note 10 of the consolidated financial statements incorporated by reference in this proxy statement/prospectus. Management believes that group pension profits will decline in future periods consistent with the continuing run-off of the underlying business until they terminate as of December 31, 2002.

 (4) Prior to November 16, 1998, MONY Life Insurance Company, as a mutual life insurance company, was subject to the surplus tax imposed on mutual life insurance companies under Section 809 of the Code. Section 809 requires (and the surplus tax results from) the disallowance of a portion of a mutual life insurance company's policyholder dividends as a deduction from taxable income. There was no income tax expense related to the surplus tax for the six-month periods ended June 30, 2000 and 1999. The income tax expense amounts include $0.0 million, $0.0 million, $5.8 million, $12.8 million and $0.0 million of surplus tax for the years ended December 31, 1999, 1998, 1997, 1996, and 1995, respectively.

 (5) Prior to its reorganization on November 16, 1998, MONY had no common stock outstanding and, accordingly, did not report per share earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In accordance with GAAP, per share amounts presented for 1998 include only the results of operations for the period from November 16, 1998 (the effective date of our reorganization) through December 31, 1998. On a pro forma basis, assuming the reorganization occurred January 1, 1998, basic and diluted earnings per share would have been $4.05 and $3.99 respectively.

 (6) Includes assets transferred in the group pension transaction of $4,972.2 million and $5,337.1 million at June 30, 2000 and 1999, respectively, and $5,109.8 million, $5,751.8 million, $5,714.9 million, $5,627.6 million and
     $5,992.8 million at December 31, 1999, 1998, 1997, 1996, and 1995, respectively.

 (7) Includes closed block assets of $6,157.3 million and $6,125.6 million at June 30, 2000 and 1999, respectively, and $6,182.1 million and $6,161.2 million at December 31, 1999 and 1998, respectively.

 (8) Includes liabilities transferred in the group pension transaction of $4,984.4 million and $5,334.2 million at June 30, 2000 and 1999, respectively, and $5,099.1 million, $5,678.5 million, $5,638.7 million, $5,544.1 million and $5,855.7 million at December 31, 1999, 1998, 1997,
     1996, and 1995, respectively.

 (9) Includes closed block liabilities of $7,267.3 million and $7,249.1 million at June 30, 2000 and 1999, respectively, and $7,303.3 million and $7,290.7 million at December 31, 1999 and 1998, respectively.

(10) Shareholders' equity at December 31, 1998 includes approximately $248.7 million which represents the remaining net proceeds from MONY Group's initial public offering after deducting cash used to pay cash to certain eligible policyholders and cash used to fund policy credits given to certain eligible policyholders in connection with MONY's demutualization.

(11) Prior to 1996, MONY, as a mutual life insurance company, prepared its financial statements in conformity with accounting practices prescribed or permitted by the New York Insurance Department, which accounting practices were considered to be GAAP for mutual life insurance companies. As of January 1, 1996, MONY adopted Financial Accounting Standards Board Interpretation No. 40, Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises, and Statement of Financial Accounting Standards No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long Duration Participating Policies. Interpretation No. 40 and Statement of Financial Accounting Standards No. 120 require mutual life insurance companies to adopt all applicable authoritative GAAP pronouncements in their general purpose financial statements. Accordingly, the financial information presented in the selected consolidated financial information for periods prior to 1996 has been derived from financial information of MONY which has been retroactively restated to reflect the adoption of all applicable authoritative GAAP pronouncements. All such applicable pronouncements were adopted as of the effective date originally specified in each such pronouncement.

(12) The comparability of MONY's results of operations for the six-month periods ended June 30, 2000 and 1999 and the years ended December 31, 1999 and 1998 with prior years is affected by the sale of MONY's disability income business in December 1997.

     MONY has previously announced that it anticipates that the transaction will be accretive on a cash basis in 2001, the first full year after it closes and that, with the amortization of goodwill required under the purchase accounting method, the acquisition will be accretive on a GAAP reporting basis in 2002.

     The National Association of Insurance Commissioners has adopted codified statutory accounting practices which will constitute the primary source of prescribed statutory accounting practices assuming formal adoption by the New York Insurance Department. There can be no assurance as to whether the New York Insurance Department will adopt the codification, either with or without changes to the NAIC proposal. If adopted as proposed, the NAIC codification will change, to some extent, current prescribed statutory practices and may result in changes to the accounting practices that MONY uses to prepare the statutory financial statements of its insurance subsidiaries. MONY has not finally determined the impact of such codification on the statutory financial statements of its insurance subsidiaries at this time. These changes, however, are likely to affect the statutory surplus and risk-based capital of MONY's insurance subsidiaries. The new rules will take effect on January 1, 2001. The new rules will have no impact on MONY's GAAP financial statements.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF ADVEST
                (IN THOUSANDS, EXCEPT PER-SHARE AND OTHER DATA)

     The following table sets forth selected consolidated financial information of Advest. The selected consolidated financial information for each of the years in the five year period ended September 30, 1999, and as of September 30, 1999, 1998, 1997 and 1996 has been derived from audited consolidated financial statements of Advest. The selected consolidated financial information set forth below for all other periods presented has been derived from unaudited consolidated financial statements and includes all normal recurring adjustments deemed necessary by Advest management. You should not rely on the information for the nine months ended June 30, 2000 as being indicative of the results expected for the entire year. The information in the table is only a summary and should be read with the full financial statements and related notes of Advest, incorporated into this proxy statement/prospectus by reference. See "Where You Can Find More Information."

                                     FOR THE NINE MONTHS
                                       ENDED JUNE 30,               FOR THE YEARS ENDED SEPTEMBER 30,
                                     -------------------   ----------------------------------------------------
                                       2000       1999       1999       1998       1997       1996       1995
                                     --------   --------   --------   --------   --------   --------   --------
                                                          (IN THOUSANDS, EXCEPT PER SHARE
                                                              AMOUNTS AND PERCENTAGES)
Total revenues.....................  $316,355   $248,972   $335,238   $309,801   $275,204   $241,220   $209,772
Interest expense...................    44,235     24,342     34,965     31,341     23,799     19,513     17,613
                                     --------   --------   --------   --------   --------   --------   --------
Net revenues.......................   272,120    224,630    300,273    278,460    251,405    221,707    192,159
Total non-interest expenses........   245,188    207,378    277,961    250,632    227,323    203,250    171,692
                                     --------   --------   --------   --------   --------   --------   --------
Income before taxes................    26,932     17,252     22,312     27,828     24,082     18,457     20,467
Provision for income taxes.........    11,037      6,901      8,925     10,853      9,873      8,121      9,414
                                     --------   --------   --------   --------   --------   --------   --------
Income from continuing
  operations.......................    15,895     10,351     13,387     16,975     14,209     10,336     11,053
Income (loss) from discontinued
  operations.......................       294        603        877        977        723        924     (4,666)
Loss on sale of discontinued
  operations.......................        --       (705)      (713)        --         --         --         --
                                     --------   --------   --------   --------   --------   --------   --------
Net income.........................  $ 16,189   $ 10,249   $ 13,551   $ 17,952   $ 14,932   $ 11,260   $  6,387
                                     ========   ========   ========   ========   ========   ========   ========

COMPARATIVE PER SHARE INFORMATION

     The following table sets forth certain earnings, dividend and book value per share data for MONY and Advest on an historical, pro forma, and equivalent pro forma basis. The equivalent pro forma information for Advest does not take into consideration value received by Advest stockholders with respect to the cash portion of the purchase price (See "The Merger" for more information). The interim historical, pro forma, and equivalent pro forma data, as well as the year end pro forma and equivalent pro forma data is unaudited. The information set forth below should be read in conjunction with the historical consolidated financial statements of MONY and Advest, including the notes thereto, incorporated by reference or appearing elsewhere in this proxy statement/prospectus. See "Where You Can Find More Information."

                                 SIX MONTHS ENDED   SIX MONTHS ENDED      YEAR ENDED           YEAR ENDED
                                  JUNE 30, 2000      MARCH 31, 2000    DECEMBER 31, 1999   SEPTEMBER 30, 1999
                                 ----------------   ----------------   -----------------   ------------------
                                   (UNAUDITED)        (UNAUDITED)
MONY
Income from continuing
  operations:
  Historical...................       $ 3.91                N/A             $ 5.24                  N/A
  Pro forma(4).................       $ 3.78                N/A             $ 4.55                  N/A
Dividends:(3)
  Historical...................           (4)               N/A             $ 0.40                  N/A
  Pro forma(2).................           (4)               N/A             $ 0.40                  N/A
Book value:
  Historical...................       $40.26                N/A             $38.18                  N/A
  Pro forma(4).................       $40.15                N/A             $38.72                  N/A

                                 SIX MONTHS ENDED   SIX MONTHS ENDED      YEAR ENDED           YEAR ENDED
                                  JUNE 30, 2000      MARCH 31, 2000    DECEMBER 31, 1999   SEPTEMBER 30, 1999
                                 ----------------   ----------------   -----------------   ------------------
                                   (UNAUDITED)        (UNAUDITED)
ADVEST
Income from continuing
  operations:
  Historical...................          N/A             $ 1.24                N/A               $ 1.46
  Equivalent pro forma(1)......          N/A             $ 1.58                N/A               $ 1.90
Dividends:
  Historical...................          N/A             $ 0.11                N/A               $ 0.19
  Equivalent pro forma(1)......          N/A             $ 0.00                N/A               $ 0.18
Book value:
  Historical...................          N/A             $16.14                N/A               $15.14
  Equivalent pro forma(1)......          N/A             $16.76                N/A               $16.17

---------------

(1) Represents pro forma amounts for MONY multiplied by 50.1% (representing the stock portion of the purchase price) of an assumed exchange ratio of MONY common stock to be exchanged for each share of Advest common stock of
    0.8333. This exchange ratio has been calculated based on an assumed average price of MONY common stock for the ten consecutive trading days ending on the fifth trading day prior to the consummation of the merger of $39.06 per share (the latest reported sales price per share of MONY common stock on September 22, 2000, the most recent practicable date prior to the printing of this document). Assuming the average price of MONY common stock for the ten consecutive trading days ending on the fifth trading day prior to the consummation of the merger is $24.50 (the low end of the range illustrated in "Questions and Answers About the Merger"), the Advest equivalent pro forma income, dividends and book value per share will be $2.52, $0.23 and $20.85, respectively, for the year ended September 30, 1999 and $2.08, $0.00 and $22.27, respectively, for the six months ended March 31, 2000. Assuming the average price of MONY common stock for the ten consecutive trading days ending on the fifth trading day prior to the consummation of the merger is $45.50 (the high end of the range illustrated in "Questions and Answers About the Merger"), the Advest equivalent pro forma income, dividends and book value per share will be $1.72, $0.15 and $14.42, respectively, for the year ended September 30, 1999 and $1.42, $0.00 and $15.25, respectively, for the six months ended March 31, 2000.

(2) MONY's pro forma dividends are the same as MONY's historical dividends because no change in dividend policy is expected as a result of the merger.

(3) MONY has announced that, for periods following December 31, 1999, it will declare annual, rather than quarterly, dividends, in amounts determined by its board of directors.

(4) Pro forma amounts for MONY (i) assume that the merger was consummated at the beginning of the periods indicated for income statement amounts, and at the balance sheet date for balance sheet amounts, (ii) are based on the number of shares of Advest common stock and other dilutive securities outstanding as of June 30, 2000, (iii) combine Advest's results for the six months ended March 31, 2000 and the fiscal year ended September 30, 1999, with MONY's results for the six months ended June 30, 2000 and the calendar year ended December 31, 1999, respectively, and (iv) assume that the average price of MONY common stock for the ten consecutive trading days ending on the fifth trading day prior to the consummation of the merger is $35.00.

                                  RISK FACTORS

     Advest's stockholders should consider the following matters in deciding whether to vote in favor of the merger agreement and the merger. Stockholders should consider these matters in conjunction with the other information included or incorporated by reference in this document.

                        RISKS WITH RESPECT TO THE MERGER

THE VALUE OF THE CONSIDERATION YOU RECEIVE IN THE MERGER DEPENDS ON THE PRICE OF MONY COMMON STOCK

     In recent years the stock market in general has experienced extreme price and volume fluctuations which have often been unrelated to operating performance. These broad market fluctuations have in the past adversely affected, and may in the future adversely affect, the market price of MONY's common stock. Fluctuations in the price of MONY's common stock could affect the value of the consideration received by Advest stockholders in the merger.

     Under the terms of the merger agreement, the value you will receive for your Advest shares will be fixed prior to the transaction closing date using the closing price of MONY common stock at that time. See "Principal Provisions of the Merger -- Consideration to be Received In the Merger." There can be no assurance that the market price of MONY common stock on and after the effective time of the merger will be higher or lower than the applicable average price used in determining the number of shares of MONY common stock you receive or the price as of any other date. Advest stockholders should obtain and consider recent trading prices of MONY common stock in determining whether to vote in favor of the merger agreement and the consummation of the merger.

FAILURE OF MONY AND ADVEST TO WORK TOGETHER COULD HAVE A MATERIAL ADVERSE EFFECT ON MONY

     MONY and Advest expect that the merger will result in operating and strategic benefits. The anticipated benefits of the merger may not be achieved unless MONY and Advest are able to work together in a coordinated, timely and efficient manner, and there can be no assurance this will occur. In addition, implementing this process could cause the interruption of, or a loss of momentum in, the activities of Advest. Failure to achieve the anticipated benefits could have a material adverse effect on MONY's financial condition and results of operations.

THERE IS UNCERTAINTY AS TO THE RETENTION OF KEY ADVEST PERSONNEL

     Although MONY has expressed an intention to retain certain key personnel of Advest, there can be no assurance that Advest will be successful in retaining its key personnel, including, in particular, its top-producing brokers. Advest's failure to retain some or all of its key personnel could result in a material adverse effect upon MONY's financial condition and results of operations. In this regard, Advest has entered into, or expects to enter into, certain retention agreements with many of its top producing brokers pursuant to which these brokers have agreed, or are expected to agree, to continue to be employed with Advest until the consummation of the merger. The agreements also provide that certain retention bonus awards may be payable if the brokers remain employed with Advest through the consummation of the merger, and if the brokers continue to be employed with Advest following the merger and achieve certain production goals. In addition, specified Advest senior managers have entered into executive agreements described in "The Merger -- Interests of Certain Persons in the Merger."

THE TERMINATION FEE, STOCK OPTION AGREEMENT AND SUPPORT AGREEMENT COULD MAKE A COMPETING TAKEOVER PROPOSAL MORE DIFFICULT AND EXPENSIVE

     Advest must pay MONY a termination fee of $10 million if the merger agreement terminates under specified circumstances. The termination fee could discourage another company from making a competing takeover proposal that could be more advantageous to Advest's stockholders by making the competing proposal more difficult or expensive and could deter Advest from entering into an alternative transaction.

Similarly, the Stock Option Agreement giving MONY the option to purchase shares of Advest common stock equivalent to 19.9% of Advest's issued and outstanding common shares could discourage a competing proposal by eliminating the ability of another acquirer to use pooling of interests accounting treatment for an alternative transaction (though the profit of MONY from the Stock Option Agreement plus any termination fee is capped at $10 million). Finally, the Support Agreement requiring certain holders of approximately 22.96% of Advest's outstanding common stock to vote their shares in favor of the merger could discourage a competing proposal by making it more difficult for another acquirer to obtain the approval of Advest stockholders for an alternative transaction. Advest is not aware of any competing proposal.

THE INTERESTS OF ADVEST DIRECTORS AND OFFICERS IN THE MERGER MAY BE DIFFERENT FROM THE INTERESTS OF
OTHER STOCKHOLDERS

     Some of the directors and officers of Advest have interests in the merger that are different from, and/or are in addition to, the interests of Advest's stockholders. These interests may influence these directors and officers in making their recommendation that you vote in favor of the merger agreement. In that regard, see the discussion under "The Merger -- Interests of Certain Persons in the Merger."

YOU MAY NOT RECEIVE THE AMOUNT OF CASH OR STOCK THAT YOU ELECT TO RECEIVE IN THE MERGER

     The aggregate number of shares of Advest common stock to be converted into cash and MONY common stock in the merger is fixed by the merger agreement at a ratio of 49.9% cash and 50.1% stock, respectively. As a result, if either the cash or stock consideration is over-subscribed, the cash or stock consideration, as the case may be, will be allocated on a pro rata basis in the manner set forth in the merger agreement. As a result, it is possible that you may not receive the amount of cash or stock that you request in your Form of Election in the merger. In addition, Advest stockholders who make no election as to the consideration they wish to receive on their Form of Election or who fail to make a valid and timely election in accordance with the designated procedures will have the cash and stock consideration to be received by them allocated under the terms of the merger agreement and will not be able to control to any extent the form of consideration they receive in the merger.

                           RISKS WITH RESPECT TO MONY

DIVIDENDS AND DEBT SERVICE PAYMENTS MAY BE AFFECTED BY LIMITATIONS IMPOSED ON MONY LIFE
INSURANCE COMPANY

     MONY is a holding company. The assets of MONY consist primarily of all of the outstanding shares of the common stock of MONY Life Insurance Company. MONY's ongoing ability to pay dividends to its stockholders and meet its obligations, including paying operating expenses and any debt service, primarily depends upon the receipt of dividends from MONY Life Insurance Company. Any inability of MONY Life Insurance Company to pay dividends to MONY in the future in an amount sufficient for MONY to pay dividends to MONY's stockholders and meet MONY's debt service and other obligations, may materially adversely affect MONY's business, results of operations and financial condition.

     The payment of dividends by MONY Life Insurance Company is regulated under state insurance law. Under the New York Insurance Law, MONY Life Insurance Company may pay a stockholder dividend to MONY only if it files notice of its intention to declare a dividend and the amount of the dividend with the New York Superintendent of Insurance. The New York Superintendent may prevent the payment of the dividend. Under the New York Insurance Law, the New York Superintendent has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of that dividend. The New York Insurance Department has established informal guidelines for the New York Superintendent's determinations that focus on, among other things, an insurer's overall financial condition and profitability under statutory accounting practices. MONY cannot assure you that MONY Life Insurance Company will be able to pay dividends to MONY in an amount sufficient to fund MONY's cash requirements, pay cash dividends and service MONY's debt.

THE DECLINE AND EXPIRATION OF PAYMENTS AND INCOME RELATED TO MONY'S GROUP PENSION BUSINESS TRANSFERRED TO AEGON MAY REDUCE ITS PROFITS

     On December 31, 1993, MONY entered into an agreement with AEGON USA, Inc. Under the agreement, MONY transferred a substantial portion of its group pension business to AEGON's wholly-owned subsidiary, AUSA Life Insurance Company, Inc. On December 31, 1993, MONY also made a $200.0 million capital investment in AEGON by purchasing $150.0 million face amount of Series A Notes and $50.0 million face amount of Series B Notes. The Series A Notes pay interest at 6.44% per annum and the Series B Notes pay interest at 6.24% per annum. Both the Series A and Series B Notes mature on December 31, 2002.

     Pursuant to the AEGON agreement, MONY receives from AUSA:

        (1) payments on an annual basis through December 31, 2002 equal to all of the earnings from the deposits on contracts in force and transferred to AEGON on December 31, 1993,

        (2) a final payment at December 31, 2002 based on the remaining fair value of the deposits on contracts in force and transferred to AEGON on December 31, 1993, and

        (3) a contingent payment at December 31, 2002 based on new business growth subsequent to December 31, 1993. However, it is unlikely that MONY will receive this payment because of the high level of new business growth necessary in order to receive it.

     The group pension profits have represented a significant portion of MONY's net income. For the six-month periods ended June 30, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997, AUSA reported earnings to MONY pursuant to the application of the earnings formula of $7.6 million, $16.4 million, $35.7 million, $49.8 million and $55.7 million, respectively, and MONY recorded group pension profits of $18.2 million, $26.3 million, $63.0 million, $56.8 million and $60.0 million, respectively. The group pension profits represented 6%,16%,16%,19% and 31% of income before income taxes and extraordinary items for those periods, respectively. In addition, MONY expects the annual payments referred to in clause (1) above, and in turn the group pension profits, to decline in each succeeding annual period consistent with the continuing run-off of the underlying business until they terminate as of December 31, 2002. Accordingly, MONY's financial position and results of operations could be adversely affected unless MONY takes actions which will increase MONY's revenue and net income in each succeeding year and, particularly, subsequent to December 31, 2002, to replace the group pension profits.

CHANGES IN INTEREST RATES MAY SIGNIFICANTLY AFFECT MONY'S PROFITABILITY

     In periods of increasing interest rates, policy loans and surrenders and withdrawals may tend to increase as policyholders seek investments with higher perceived returns. Conversely, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive investments, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increased persistency during a period when MONY's new investments carry lower returns. In addition, borrowers may prepay or redeem mortgages and bonds in MONY's investment portfolio as they seek to borrow at lower market rates, and MONY might have to reinvest those funds in lower interest-bearing investments. Accordingly, during periods of declining interest rates, a decrease in the spread between interest and dividend rates to policyholders and returns on MONY's investment portfolio may adversely affect MONY's profitability.

THE VALUE OF MONY'S INVESTMENT PORTFOLIO WILL FLUCTUATE

     MONY's investment portfolio consists primarily of fixed maturity securities, equity securities, limited partnership interests, money market investments, commercial mortgage loans, agricultural mortgage loans and real estate. The fair value of these and MONY's other invested assets fluctuates depending on general economic and market conditions, and on fluctuations in interest rates. In addition, MONY is also subject to credit risk relating to the uncertainty associated with the continued ability of debtors to make timely payments pursuant to the contractual terms underlying these investments.

     MONY may, from time to time, for business, regulatory or other reasons, elect or be required to sell some of its general account invested assets at a time when their fair values are less than their carrying values, resulting in realized losses on investments, which would reduce net income.

WRITEDOWNS OF FIXED MATURITY SECURITIES MAY ADVERSELY AFFECT MONY'S
PROFITABILITY

     A portion of MONY's invested assets consist of fixed maturity securities. MONY writes down to fair value fixed maturity securities whose value is deemed other than temporarily impaired. MONY records these writedowns as realized investment losses and, accordingly, MONY reflects those writedowns in its results of operations and MONY permanently adjusts the cost basis of the respective assets to reflect the impairment. In the past MONY has recorded investment losses as a result of writedowns. There can be no assurance that MONY will not need to make additional writedowns for impairment with respect to MONY's fixed maturity securities. Any of these writedowns may have a material adverse effect on MONY's financial position and results of operations.

PREPAYMENT OF MONY'S MORTGAGE BACKED SECURITIES MAY ADVERSELY AFFECT MONY'S PROFITABILITY

     MONY's fixed maturity securities include mortgage backed securities, collateralized mortgage obligations and pass-through securities. These securities are subject to prepayment risks that vary with, among other things, interest rates. During periods of declining interest rates, mortgage backed securities generally prepay faster as the underlying mortgages are prepaid and are refinanced by the borrowers in order to take advantage of the lower rates. Mortgage backed securities that MONY purchases at a premium because they have an amortized cost that is greater than par, may experience a reduction in yield or a loss as a result of these prepayments. In addition, during periods of declining interest rates, MONY will generally be unable to reinvest the proceeds of the prepayment at comparable yields. Conversely, during periods of rising interest rates, prepayments are generally slow. Mortgage backed securities that MONY purchases at a discount because they have an amortized value that is less than par, may experience a decrease in yield or a loss as a result of slower prepayments.

GENERAL MARKET CONDITIONS MAY ADVERSELY AFFECT MONY'S INVESTMENTS IN LIMITED PARTNERSHIPS

     MONY has investments in many limited partnerships. Investment results for this portfolio are dependent upon, among other things, general market conditions for initial and secondary offerings of common stock. In the past MONY earned significant investment income from investments in limited partnership interests. There can be no assurance that the recent level of investment returns achieved on limited partnership investments can be sustained in the future, and the failure to do so could have a material adverse effect on MONY's financial position and results of operations.

FLUCTUATIONS IN MARKET VALUE OF SEPARATE ACCOUNT ASSETS MAY RESULT IN FLUCTUATIONS IN MONY'S REVENUE FROM POLICY CHARGES

     The risk of fluctuations in market value of substantially all of MONY's separate account assets is borne by the separate account contract holders. A number of MONY's policy charges for administering these separate account assets, however, are set as a percentage of market value of the assets. Accordingly, fluctuations in the market value of separate account assets may result in fluctuations in MONY's revenue from policy charges.

WRITEDOWNS OF REAL ESTATE HELD FOR INVESTMENT WOULD REDUCE MONY'S NET INCOME

     MONY is subject to the risk that its investments in real estate may decline in value. MONY generally adjusts the carrying value of real estate classified as held for investment for declines in value whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. MONY records these writedowns as realized investment losses, which would reduce MONY's net income.

INCREASES IN VALUATION ALLOWANCES WOULD REDUCE MONY'S NET INCOME

     Once MONY identifies a real estate property to be sold and commences a plan for marketing the property, the property is classified as "to be disposed of" and, if necessary, a valuation allowance is established to the extent that its fair value minus associated selling costs is less than its current carrying value. These valuation allowances are periodically revised, if necessary, to reflect changes in fair value, except that, in no case will the carrying value of the real estate property exceed its original cost. Increases in valuation allowances serve to reduce MONY's net income.

ANY FUTURE SALES OF REAL ESTATE COULD RESULT IN GAAP OR STATUTORY LOSSES

     Because MONY adjusts carrying values to reflect valuation allowances, MONY expects the net proceeds from sales of real estate will not be materially different from the carrying value of the real estate on a generally accepted accounting principles basis. However, MONY cannot assure you that increases in valuation allowances will not be required in the future or that future sales of real estate will not be made at amounts below recorded GAAP carrying value, which may have a material adverse effect on MONY's financial position and results of operations.

     The accounting practices MONY uses in its regulatory filings with the New York Insurance Department are different from GAAP. The carrying value of real estate on a statutory basis exceeds the carrying value of these investments on a GAAP basis. Because of this difference in accounting treatment, MONY expects to incur losses on a statutory basis as a result of anticipated real estate sales. These losses could materially affect MONY's statutory basis surplus and net income.

     MONY cannot give you any assurance as to whether, when or for what amounts any real estate that is classified as to be disposed of will actually be disposed of.

MONY MAY BE ADVERSELY AFFECTED BY THE DECLINE IN VALUE OF ITS COMMERCIAL MORTGAGE LOAN INVESTMENTS

     MONY is subject to the risk that its investments in commercial mortgage loans will decline in value. Commercial mortgage loans are stated at their unpaid principal balances, net of valuation allowances for decline in value. MONY provides valuation allowances for commercial mortgage loans when it is probable that it will be unable to collect all amounts due according to the contractual terms of the loan agreement. Increases in valuation allowances are recorded as realized investment losses and serve to reduce MONY's net income.

THE EXPIRATION OF SURRENDER PENALTIES WITH RESPECT TO SOME OF MONY'S ANNUITIES COULD RESULT IN SURRENDERS WHICH MAY REDUCE MONY'S PROFITS

     MONY typically imposes surrender charges on the annuities it sells. The surrender charges enable MONY to recover unamortized policy acquisition costs in the event that the annuity is surrendered before policy acquisition costs are fully amortized. In addition, the surrender charges discourage contract surrenders, which could require MONY to dispose of assets prematurely at a loss. As surrender penalties expire it is likely that surrenders of single premium deferred annuities and flexible payment variable annuities will increase. A substantial increase in surrenders may reduce MONY's profits.

MONY MAY BE REQUIRED TO ADD ASSETS TO THE CLOSED BLOCK IN THE EVENT THAT THE ASSETS THEREIN ARE NOT SUFFICIENT TO PAY GUARANTEED BENEFITS

     The plan of demutualization pursuant to which MONY Life Insurance Company converted from a mutual insurance company to a stock corporation requires MONY Life Insurance Company to establish and operate a closed block for the benefit of certain policyholders holding participating insurance policies of MONY Life Insurance Company. The closed block is designed to give reasonable assurance with respect to policies included in the closed block that assets will be available to maintain dividend scales payable at the time MONY funded the closed block if the experience underlying such dividend scales continues. The amount of assets MONY allocated to the closed block is expected to produce cash flows which, together with anticipated revenues from the policies included in the closed block, are reasonably expected to be sufficient:

     - for the payment of claims and surrender benefits, certain expenses and taxes, and

     - to provide for the continuation of the policyholder dividend scales payable in 1998, if the experience underlying those scales continues, and for appropriate adjustments in those scales if the experience changes.

     The closed block assets, the cash flows generated by the closed block assets and the anticipated revenues from the policies in the closed block will benefit only the holders of those policies, and will not be available to MONY or its stockholders.

     MONY cannot assure that the closed block assets, the cash flows generated by the closed block assets and the anticipated revenues from the policies included in the closed block will be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, MONY must fund the shortfall. Even if they are sufficient, MONY may choose, for competitive reasons, to support policyholder dividend payments with MONY's general account funds. As described below, there is currently pending litigation against MONY which seeks to require MONY to increase the assets in the closed block.

     MONY has allocated the Series A Notes and the Series B Notes described above to the closed block. MONY will reimburse the closed block from its general account assets for any reduction in principal payments due on the Series A Notes pursuant to their terms.

LITIGATION CHALLENGING THE NEW YORK SUPERINTENDENT'S ORDER APPROVING THE PLAN OF DEMUTUALIZATION MAY HAVE A MATERIAL ADVERSE EFFECT ON MONY

     On November 16, 1999, The MONY Group Inc. and MONY Life Insurance Company were served with a complaint in an action entitled Calvin Chatlos, M.D., and Alvin H. Clement, On Behalf of Themselves And All Others Similarly Situated v. The MONY Life Insurance Company, The MONY Group Inc., and Neil D. Levin, Superintendent, New York Department of Insurance, filed in the United States District Court for the Southern District of New York. The action purports to be brought as a class action on behalf of all individuals who had an ownership interest in one or more in-force life insurance policies issued by MONY Life Insurance Company as of November 16, 1998. The complaint alleges that (i) the New York Superintendent of Insurance, Neil D. Levin, violated Section 7312 of the New York Insurance Law by approving the plan of demutualization, which plaintiffs claim was not fair and adequate, primarily because it allegedly failed to provide for sufficient assets for the mechanism established under the plan to preserve reasonable dividend expectations of the closed block, and (ii) MONY violated Section 7312 by failing to develop and submit to the Superintendent a plan of demutualization that was fair and adequate. The plaintiffs seek equitable relief in the form of an order vacating and/or modifying the Superintendent's order approving the plan of demutualization and/or directing the Superintendent to order MONY to increase the assets in the closed block, as well as unspecified monetary damages, attorneys' fees and other relief.

     In early January 2000, MONY and the Superintendent wrote to the District Court seeking a pre-motion conference preliminary to the filing of a motion to dismiss the federal complaint on jurisdictional, federal abstention and timeliness grounds and for failure to state a claim. Following receipt of those letters, plaintiffs' counsel offered voluntarily to dismiss their complaint, and a stipulation and order to that effect was thereafter filed and approved by the court.

     On March 27, 2000, plaintiffs filed a new action in New York State Supreme Court bearing the same caption and naming the same defendants as the previously filed federal action. The state court complaint differs from the complaint previously filed in federal court in two primary respects. First, it no longer asserts a claim for damages against the Superintendent, nor does its prayer for relief seek entry of an order vacating or modifying the Superintendent's decision or requiring the Superintendent to direct MONY to place additional assets into the closed block. Rather, it seeks an accounting and an order from the Court directing MONY to transfer additional assets to the closed block.

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

     Second, the new complaint contains claims for breach of contract and fiduciary duty, as well as new allegations regarding the adequacy of the disclosures contained in the Policyholder Information Booklet distributed to policyholders soliciting their approval of the plan of demutualization (which plaintiffs claim violated both the Insurance Law and MONY's fiduciary duties).

     In order to challenge successfully the New York Superintendent's approval of the plan, plaintiffs would have to sustain the burden of showing that such approval was arbitrary and capricious or an abuse of discretion, made in violation of lawful procedures, affected by an error of law or not supported by substantial evidence. In addition, Section 7312 provides that MONY may ask the court to require the challenging party to give security for the reasonable expenses, including attorneys' fees, which may be incurred by MONY or the Superintendent or for which MONY may become liable, to which security MONY shall have recourse in such amount as the court shall determine upon the termination of the action.

     MONY and the Superintendent have moved to dismiss the state court complaint in its entirety on a variety of grounds. That motion is fully briefed and awaiting decision by the court. MONY believes that there are substantial defenses to plaintiffs' claims and intends to defend itself vigorously. There can be no assurance, however, that the present litigation will not have a material adverse effect on MONY.

LITIGATION WITH RESPECT TO MONY'S SALES PRACTICES MAY AFFECT MONY'S
PROFITABILITY

     Since late 1995 a number of purported class actions have been commenced in various state and federal courts against MONY alleging that it engaged in deceptive sales practices in connection with the sale of whole and universal life insurance policies from the early 1980s through the mid 1990s. Although the claims asserted in each case are not identical, they seek substantially the same relief under essentially the same theories of recovery (i.e., breach of contract, fraud, negligent misrepresentation, negligent supervision and training, breach of fiduciary duty, unjust enrichment and violation of state insurance and/or deceptive business practice laws). Plaintiffs in these cases seek primarily equitable relief (e.g., reformation, specific performance, mandatory injunctive relief prohibiting MONY from canceling policies for failure to make required premium payments, imposition of a constructive trust and creation of a claims resolution facility to adjudicate any individual issues remaining after resolution of all class-wide issues) as opposed to compensatory damages, although they also seek compensatory damages in unspecified amounts. MONY has answered the complaints in each action (except for one being voluntarily held in abeyance). MONY has denied any wrongdoing and has asserted numerous affirmative defenses.

     On June 7, 1996, the New York State Supreme Court certified one of those cases, Goshen v. The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America (now known as DeFilippo, et al v. The Mutual Life Insurance Company of New York and MONY Life Insurance Company), the first of the class actions filed, as a nationwide class consisting of all persons or entities who have, or at the time of the policy's termination had, an ownership interest in a whole or universal life insurance policy issued by MONY and sold on an alleged "vanishing premium" basis during the period January 1, 1982 to December 31, 1995. On March 27, 1997, MONY filed a motion to dismiss or, alternatively, for summary judgment on all counts of the complaint. All of the other putative class actions have been consolidated and transferred by the Judicial Panel on Multidistrict Litigation to the United States District Court for the District of Massachusetts and/or are being held in abeyance pending the outcome of the Goshen case.

     On October 21, 1997, the New York State Supreme Court granted MONY's motion for summary judgment and dismissed all claims filed in the Goshen case against MONY. On December 20, 1999, the New York State Court of Appeals affirmed the dismissal of all but one of the claims in the Goshen case (a claim under New York's General Business Law), which has been remanded back to the New York State Supreme Court for further proceedings consistent with the opinion. The New York State Supreme Court has subsequently reaffirmed that, for purposes of the remaining New York General Business Law claim, the class is now limited to New York purchasers only, and has further held that the New York General Business Law claims of all class members whose claims accrued prior to November 29, 1992 are barred by the applicable statute of limitations. MONY intends to defend itself vigorously against the sole remaining claim. There can be no assurance, however, that the present litigation relating to sales practices will not have a material adverse effect on MONY.

VARIATIONS IN CLAIMS EXPERIENCE WILL AFFECT MONY'S RESULTS FROM PERIOD TO PERIOD

     An insurance company's earnings significantly depend upon the claims paid under its insurance contracts. Amounts paid will vary from period to period depending upon the amount of claims incurred in the relevant periods. Therefore, there is limited predictability of claims experience within any given month or year. As a result, MONY anticipates that its financial results may vary from period to period and that those variations may be material in any given period. MONY uses certain assumptions in pricing its products. There can be no assurance that actual experience will match its assumptions made for pricing purposes and, to the extent that they differ, its operating results could be materially adversely affected.

MONY IS HIGHLY REGULATED AND THAT REGULATION MAY LIMIT MONY'S FREEDOM OF ACTION

     MONY's insurance business is subject to comprehensive state regulation and supervision throughout the U.S. The primary purpose of such regulation is to protect policyholders, not securityholders. The laws of the various states establish insurance departments with broad powers with respect to:

     -     licensing companies to transact business;

     -     licensing agents;

     -     admitting statutory assets;

     -     mandating certain insurance benefits;

     -     regulating premium rates;

     -     approving policy forms;

     -     regulating unfair trade and claims practices;

     -     regulating advertising;

     -     establishing statutory reserve requirements and solvency standards;

     - fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values;

     -     restricting certain transactions between affiliates; and

     -     regulating the types, amounts and statutory valuation of investments.

     The U.S. Federal government does not directly regulate the insurance business. However, the Gramm-Leach-Bliley Act of 1999 is intended to change the businesses that financial organizations are permitted to conduct, the manner in which financial organizations may conduct these businesses and the manner in which these businesses are regulated, which may impact the regulation and supervision of MONY's insurance operations. In addition, Federal legislation and administrative policies in certain areas can significantly and adversely affect the insurance industry generally and MONY in particular. These areas include employee benefit plan regulation, financial services regulation and Federal taxation and securities laws.

     MONY Life Insurance Company, some of its subsidiaries and some policies and contracts offered by them are subject to various levels of regulation under the Federal securities laws administered by the Securities and Exchange Commission. These laws and regulations are primarily intended to protect investors in securities and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. MONY may also be subject to similar laws and regulations in the states in which MONY provides investment advisory services, offer products or conduct other securities-related activities.

     All of these regulations may limit MONY's freedom of action.

MONY MAY BE UNABLE TO ATTRACT AND RETAIN AGENTS TO SELL ITS PRODUCTS

     MONY must attract and retain productive agents to sell its insurance and annuity products. Strong competition exists among insurance companies for agents with demonstrated ability. MONY's management believes that key bases of competition among insurance companies for agents with demonstrated ability include a company's financial position and the services provided to, and relationships developed with, these agents in addition to compensation and product structure.

COMPETITION FROM NON-INSURANCE FINANCIAL SERVICES COMPANIES MAY ADVERSELY AFFECT MONY'S BUSINESS

     National banks, with their pre-existing customer bases for financial services products, may increasingly compete with insurers, as a result of court cases that permit national banks to sell annuity products of life insurance companies in some circumstances.

     In addition there has been recently-enacted legislation removing restrictions on bank affiliations with insurers. This legislation, the Gramm-Leach-Bliley Act of 1999, permits mergers that combine commercial banks, insurers and securities firms under one holding company. Until passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933 had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956 had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of MONY's product lines by substantially increasing the number, size and financial strength of potential competitors.

A DOWNGRADE IN MONY'S RATINGS MAY ADVERSELY AFFECT MONY'S ABILITY TO MARKET ITS PRODUCTS AND RETAIN ITS CURRENT POLICYHOLDERS

     Claims-paying ability and financial strength ratings are an important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in MONY and in MONY's ability to market its products. Rating organizations continually review the financial performance and condition of insurance companies, including MONY. Any downgrade in MONY's ratings could have a material adverse effect on MONY's ability to market its products and retain its current policyholders. These consequences could, depending upon their extent, have a material adverse effect on MONY's liquidity and, under some situations, net income.

CHANGES IN FEDERAL INCOME TAXATION COULD ADVERSELY IMPACT SALES OF MONY'S INSURANCE, ANNUITIES AND INVESTMENT PRODUCTS

     Current Federal income tax laws generally defer income tax to be paid by policyholders or contract holders on any accumulation of earnings on the premiums paid by the holders of annuities and life insurance products. Taxes, if any, are payable by policyholders and contract holders when earnings are actually paid. Congress has, from time to time, considered possible legislation that would eliminate this deferral of taxation with respect to certain annuities and life insurance products. Enactment of other possible legislation, including a simplified "flat tax" income structure with an exemption from taxation for investment income and elimination of, or reduction in, the estate tax, could also adversely affect purchases of life insurance. MONY cannot foresee whether such legislation will be enacted or, whether such legislation, if enacted, will contain provisions with possible adverse effects on MONY's life insurance and annuity products.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in this proxy statement/prospectus (including information included or incorporated by reference in this proxy statement/prospectus) and other written and oral statements made from time to time by MONY and Advest do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "will," "forecast" and similar words or expressions. Both MONY's and Advest's forward-looking statements generally relate to their strategies, financial results, products and regulatory issues. One must carefully consider forward-looking statements and understand that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. It is not possible to foresee or identify all factors affecting MONY's and Advest's forward-looking statements and investors therefore should not consider any list of factors affecting their forward-looking statements to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions. MONY and Advest undertake no obligation to update any forward-looking statement.

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, MONY and Advest note that a variety of factors could cause their actual results and experience to differ materially from the anticipated results or other expectations expressed in their forward-looking statements. Although it is not possible to create a comprehensive list of all factors that may cause actual results and experience to differ materially from MONY's and Advest's forward-looking statements, the factors include those noted in MONY's and Advest's SEC filings which are incorporated by reference, those discussed in this proxy statement/prospectus under the caption "Risk Factors," and, among others, (i) changes in, and the enforcement of, governmental laws, regulations, policies, judicial decisions and accounting standards that may be adverse to either MONY or Advest, including changes in tax laws affecting insurance and annuity products; (ii) agency or government actions or investigations affecting the industry in general or MONY or Advest in particular; (iii) business acquisitions, dispositions, discontinuations or restructurings by MONY; (iv) the integration of businesses acquired by MONY; (v) internal factors such as the success of the restructuring of MONY's career agency sales force and agent compensation, the retention of key employees, change in business strategies and the impact of restructuring and business combinations; (vi) economic factors over which MONY or Advest have no control, including market fluctuations and changes in inflation, foreign currency rates and interest rates; (vii) losses with respect to MONY's equity real estate, and the success of MONY's continuing process of selectively selling its equity real estate; (viii) MONY's ability to control operating expenses; (ix) the outcome of pending litigation; (x) deterioration in the experience of the "closed block" established in connection with the demutualization of MONY Life Insurance Company; (xi) the intensity of competition from other financial institutions; (xii) mortality, morbidity, persistency and claims experience; (xiii) the ability to develop, distribute and administer competitive products and services in a timely, cost-effective manner; and (xiv) MONY's financial and claims paying ratings. MONY and Advest note these factors as permitted by the Private Securities Litigation Reform Act of 1995.

                              THE SPECIAL MEETING

     This section contains information about the stockholder meeting that Advest has called to consider and approve the merger agreement.

     Advest is mailing this document to you on or about [--], 2000. Together with this document, Advest is also sending to you a notice of the special meeting and a form of proxy that Advest's board is soliciting for use at the special meeting, as well as a Form of Election and Letter of Transmittal.

     The Advest special meeting will be held at the Court Room of the Old State House, 800 Main Street, Hartford, Connecticut 06103 on [--], 2000, at 10:30 a.m., local time.

MATTERS TO BE CONSIDERED

     The purpose of the special meeting is to vote on the approval of the merger agreement, dated August 23, 2000, by and among Advest, MONY and MONY Acquisition Corp., and the transactions contemplated in that agreement, including the merger described in this proxy statement/prospectus and any other matters that may properly be submitted to a vote at the special meeting. You may also be asked to vote upon a proposal to adjourn or postpone the special meeting. Advest could use any adjournment or postponement for the purpose, among other things, of allowing more time to solicit votes to approve the merger agreement.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     Advest's board of directors has fixed the close of business on [--], 2000 as the record date for Advest stockholders entitled to notice of and to vote at the special meeting.

     Currently, the only outstanding voting securities of Advest are the shares of Advest common stock. Only holders of record of shares of Advest common stock on the Advest record date are entitled to notice of the Advest special meeting, and to vote at the special meeting. Each holder of record, as of the record date, of Advest common stock is entitled to cast one vote per share on the merger agreement proposal.

     On the record date, there were approximately [--] shares of Advest common stock outstanding and entitled to vote at the special meeting, held by approximately [--] stockholders of record.

     The favorable vote of a majority of all outstanding shares of Advest common stock outstanding on the record date is required to approve the merger agreement.

     On the record date, the directors and executive officers of Advest and their affiliates beneficially owned and were entitled to vote [--] shares of Advest common stock, or approximately [--]% of the shares of Advest common stock outstanding on the record date. Grant W. Kurtz, President, Chief Executive Officer and a director of Advest, Allen Weintraub, Chairman of the Board of Directors of Advest, and George A. Boujoukos, Senior Executive Vice President and Director of Capital Markets of Advest, together with Peter R. Kellogg, a director and stockholder of Advest, have entered into a support agreement which is described in more detail under the heading "Support Agreement" below.

VOTING OF PROXIES

     By completing and returning the proxy card and Form of Election, each participant in the Advest Thrift Plan as of the record date will provide instructions to the trustee as to voting and as to cash and/or stock elections for shares allocated to their account under the plan. Webster Trust Company, N.A., which is independent of Advest and MONY, has been designated the fiduciary and trustee to administer the voting and elections under the Advest Thrift Plan. Participants will instruct the independent trustee to vote the number of shares credited to each participant's account (and make the applicable cash or stock election) as instructed by each participant who returns an executed proxy card and Form of Election by [--], 2000. A participant should return the Form of Election directly to Webster Trust Company, N.A. at [--]. If a participant's proxy card and Form of Election are not timely received, the number of equivalent shares credited to the participant's account will be voted (and the applicable cash or stock election will be made) by the independent trustee acting in accordance with the fiduciary duties imposed under the Employee Retirement Income Security Act of 1974, as amended. Any participant may revoke his or her instructions by [--], 2000 by timely filing with the trustee a written notice of revocation bearing a date later than the date of the original proxy card or Form of Election, as the case may be, or by filing a later-dated proxy card or Form of Election, as the case may be, relating to the same shares.

     All shares of Advest common stock represented by proxies properly received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in those proxies. If no instructions are indicated on a properly executed returned proxy, these proxies will be voted FOR the approval of the merger agreement.

     If a proposal to adjourn the Advest special meeting is properly presented, the persons named in the enclosed form of proxy will not have discretion to vote shares voted against the merger agreement in favor of the adjournment proposal. Advest is not aware of any matters expected to be presented at its meeting other than as described in its notice of special meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

          1. filing, including by telecopy, with the Secretary of Advest, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares; or

          2. attending the relevant meeting and voting in person.

     In order to vote in person at the Advest special meeting, Advest stockholders must attend the meeting and cast their votes in accordance with the voting procedures established for the meeting. Attendance at a meeting will not in and of itself constitute a revocation of proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the applicable meeting as follows:

                             The Advest Group, Inc.
                             60 State House Square
                          Hartford, Connecticut 06103
                            Telecopy: (860) 509-2143
                              Attention: Secretary

     Advest stockholders who require assistance in changing or revoking a proxy should contact Georgeson Shareholder Communications Inc. at the address or phone number provided in this document under the caption "Questions and Answers About the Merger -- Who Can Help Answer Your Questions."

     Abstentions may be specified on the merger agreement proposal. Since the favorable vote of holders of a majority of the outstanding shares of Advest common stock on the merger agreement proposal is required to approve this proposal, a proxy marked "ABSTAIN" with respect to this proposal will have the effect of a vote against this proposal. In addition, the failure of an Advest stockholder in connection with the merger agreement proposal to return a proxy will have the effect of a vote against the merger agreement proposal.

     Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Under NYSE rules, these brokers are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters like the merger agreement proposal and, thus, absent specific instructions from the beneficial owner of these shares, brokers are not empowered to vote these shares with respect to the approval and adoption of the proposal. Since the affirmative vote described above is required for approval of the merger agreement proposal, a non-vote by a broker who has not received specific voting instructions with respect to this proposal will have the effect of a vote against the proposal.

     The cost of solicitation of proxies will be paid by Advest. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners and Advest will, upon request, reimburse these brokerage houses and custodians for their reasonable expenses in so doing. Advest has signed a letter of agreement with Georgeson Shareholder Communications Inc. which provides that Georgeson Shareholder Communications Inc. will disseminate broker search cards, distribute proxy materials in preparation for the special meeting and assist in the proxy solicitation process. Advest estimates that Georgeson Shareholder Communications Inc.'s fee for these services will be approximately $7,500, plus reimbursement for expenses incidental to the solicitation. The letter agreement with Georgeson Shareholder Communications Inc. contains customary indemnification and confidentiality provisions. To the extent necessary in order to ensure sufficient representation at its meeting, Advest may request by telephone or telecopy the return of proxy cards or electronic vote via the internet. To the extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders of record may vote either via the internet or by telephone. Specific instructions to be followed by registered stockholders interested in voting via the internet or by telephone are shown on the enclosed proxy card. The internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the proxy statement the opportunity to vote via the internet or by telephone. If the entity holding your shares participates in ADP's program, your voting form will provide instructions. If your voting form does not reference internet or telephone voting information, please complete and return the paper proxy in the pre-addressed, postage-paid envelope provided. Stockholders are urged to send in their proxies or vote electronically without delay.

BOARD RECOMMENDATION

     THE ADVEST BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

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

                                   THE MERGER

BACKGROUND OF THE MERGER

     From time to time, the Advest senior management team has reviewed the potential long-term and short-term impact of various trends in the retail securities brokerage business, including those toward consolidation in the financial services industry and increased competition, on its competitive position and its ability to continue to increase stockholder value. At regularly scheduled board meetings over the past three years, the Advest board discussed with Advest senior management the strategic opportunities and challenges arising in connection with Advest's business. The Advest board established that, as part of the specified objectives of Grant W. Kurtz, President and Chief Executive Officer of Advest, for Advest's 2000 fiscal year, Mr. Kurtz should endeavor to build alliances and relationships with other firms. Mr. Kurtz reviewed ongoing activities in this regard with the Advest board.

     As a result of these discussions, on March 1, 2000, Advest senior management indicated to MONY senior management that they would be interested in discussing a possible transaction.

     Thereafter, Advest entered into a confidentiality agreement with MONY, and representatives of MONY later met with members of the Advest senior management team to review financial and operating information about Advest's business.

     On May 3, 2000, representatives of MONY and Advest met to discuss the potential benefits of an affiliation between the two companies.

     From June through August of 2000, representatives of Advest held a series of discussions and communications with representatives of MONY concerning the terms of a possible business combination. During this time, representatives and advisors of each company conducted due diligence investigations of the other.

     On July 25, 2000, at a regularly scheduled board meeting, the directors of MONY were given an update on the status of discussions with Advest.

     Beginning in August of 2000, legal counsel to each company began to negotiate the terms of the definitive documentation with respect to a possible merger between Advest and MONY, including drafts of a merger agreement, a stock option agreement and shareholder support agreements. The terms of retention arrangements with Advest's key personnel were also discussed and negotiated during this period. Throughout these discussions and negotiations, Advest's executive officers and legal and financial advisors met several times with the Advest board to update the board with regard to the status of these discussions.

     On August 9, 2000, at a regularly scheduled board meeting, Advest retained Goldman Sachs to act as Advest's financial advisor in connection with a possible transaction with MONY.

     On August 10, 2000, the Advest board held a regularly scheduled meeting attended by Goldman, Sachs & Co. During this meeting, Goldman Sachs reviewed recent trends in the retail securities brokerage industry, the strategic benefits of alliances for participants in that industry, valuations of various retail securities brokerage companies and the financial terms of the possible transaction with MONY. Following that meeting, on the same date, MONY and Advest executed an Exclusivity Agreement, pursuant to which, among other things, Advest agreed not to discuss or negotiate alternative transactions with parties other than MONY during the period ending not earlier than August 23, 2000.

     On August 23, 2000, the Advest board met to discuss the terms of the proposed merger. Goldman Sachs outlined the proposed transaction with MONY, and discussed its financial terms. During this meeting, the Advest board received the oral opinion of Goldman Sachs, confirmed by a written opinion dated August 23, 2000, that, as of that date, and subject to certain matters stated therein, the consideration received in connection with the merger is fair, from a financial point of view, to the holders of shares of Advest common stock. Advest's legal counsel, Wachtell, Lipton, Rosen & Katz, reviewed the terms of the merger agreement, the stock option agreement, the employee retention arrangements and other relevant legal issues, including a discussion of several drafting points in the documents that were subject to being finalized with MONY. After further discussion of these matters, the Advest board unanimously determined that the merger is fair to, and in the best interests of, Advest and its stockholders, and approved the merger and the merger agreement and related agreements, subject to the resolution of the unresolved issues, and resolved to recommend that Advest stockholders vote to approve and adopt the merger agreement, and authorized the Advest senior management to take such actions as was needed to finalize these documents and, if satisfactorily finalized, to execute the documents and to effectuate the transactions contemplated in them.

     At a special meeting of the board of MONY held on August 23, 2000, the MONY board determined that the merger and the merger agreement were in the best interests of MONY and its stockholders, and authorized the MONY senior management to enter into the merger agreement.

     Later that day, representatives of Advest and MONY resolved the remaining open issues in the merger agreement, retention arrangements and related documents. The merger agreement and related documents were then signed by Advest and MONY, and Advest and MONY issued a joint press release announcing the proposed merger the following day.

REASONS FOR THE MERGER

     The Advest board believes that the proposed merger with MONY is in the best interests of Advest and its stockholders. In making its determination, the board considered a number of factors, including the following:

     - the consideration that Advest stockholders will receive if the merger is effected, and the likelihood that the merger will deliver greater value to Advest stockholders than is expected if Advest were to remain independent;

     - the board's consideration of Goldman Sachs' August 23, 2000 oral presentation and Goldman Sachs' written opinion dated August 23, 2000 that the consideration received in connection with the merger is fair to Advest stockholders from a financial point of view as of August 23, 2000;

     - the complementary nature of Advest's business, services and products with MONY's, and the opportunity to create a combined business that offers a wider variety of services to Advest's clients and enhances the ability to attract new clients;

     - the historical performance of MONY's common stock and MONY's historical financial performance;

     - the Advest board's review of other strategic alternatives potentially available to Advest;

     - the opinion of Advest's advisors that the merger will be accomplished on a tax-free basis for Advest's stockholders for U.S. federal income tax purposes (except for cash received for Advest shares and instead of fractional shares);

     - the likelihood that Advest and MONY will be able to work together in a coordinated and efficient manner;

     - retention arrangements with key employees of Advest's business in connection with the merger;

     - the terms and conditions of the merger agreement and the option agreement;

     -     the judgment and advice of the Advest senior management; and

     - the board's conclusion that the merger would provide Advest's stockholders with an opportunity for continued equity participation in a larger enterprise, and with greater liquidity.

     In view of the wide variety of factors, both positive and negative, considered by the board of directors of Advest, the board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered in making its determination. However, after taking into consideration all of the factors set forth above, the board agreed that the merger is fair to, and in the best interests of, Advest and its stockholders.

     THE BOARD OF DIRECTORS OF ADVEST UNANIMOUSLY RECOMMENDS THAT ADVEST STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE MERGER.

     MONY's Reasons for the Merger. MONY's board of directors has determined that the terms of the merger agreement and the merger are in the best interests of MONY. In the course of reaching its decision to approve the merger agreement and the merger, the board consulted with MONY's legal and financial advisors as well as with MONY's management, and considered a number of factors, including among others its belief that:

     - the business strategy of marketing advice to clients, rather than merely products, utilized by both companies should be advanced by their combination;

     - the cultures of the two companies are compatible, based on their similar strategic visions and a good management fit;

     - a larger organization with a wider range of products and services provides opportunities to create greater customer loyalty and increase penetration of the customer's wealth accumulation and protection needs;

     - MONY's future strategic options will be increased by being a larger and better diversified company;

     - the Advest sales force will enhance MONY's distribution capabilities through cross-selling and other revenue enhancement possibilities;

     - synergies (including reductions in Advest expenses such as those incident to being a public company) will result from the merger; and

     - a combined technology strategy will enhance the capabilities of both organizations.

     MONY's board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including that:

     - the Producer Retention Plan may be unsuccessful in keeping Advest's current registered representatives from leaving -- a factor that is critical to the success of the merger; in this regard, the MONY board considered that the Producer Retention Plan had received a favorable response from a select group of Advest's top producing registered representatives in meetings conducted prior to the board meeting;

     - the nature of Advest's business means that its earnings may be volatile, which would increase the volatility of MONY's consolidated earnings;

     - Advest's earnings momentum and growth in recent years has been modest despite the long bull market in equities; and

     - the organizations will need to coordinate two parallel and possibly conflicting distribution channels.

     In view of the wide variety of factors, both positive and negative, considered by the board of directors of MONY, the board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered in making its determination. However, after taking into consideration all of the factors set forth above, the board concluded that the terms of the merger agreement and the merger are in the best interests of MONY.

OPERATIONS FOLLOWING THE MERGER

     Upon the consummation of the merger, Advest will continue to keep its headquarters in Hartford, Connecticut, and will operate under its own brand name (as a member of the MONY Group) and management structure, with Grant W. Kurtz, President and Chief Executive Officer of Advest, reporting to Michael I. Roth, Chairman of the Board and Chief Executive Officer of MONY.

OPINION OF ADVEST'S FINANCIAL ADVISOR

     On August 23, 2000, at the meeting of Advest's board of directors, Goldman Sachs delivered to Advest's board of directors its oral opinion (which was confirmed in a written opinion dated as of August 23, 2000) that, as of August 23, 2000 and based upon and subject to the matters set forth in the opinion and such other matters as Goldman Sachs considered relevant, the consideration to be received for the shares of Advest common stock in the merger was fair, from a financial point of view, to the holders of Advest common stock.

     You should consider the following when reading the discussion of the opinion of Goldman Sachs in this proxy statement/prospectus:

     - we urge you to read carefully the entire opinion of Goldman Sachs, which is included as Annex D to this proxy statement/prospectus;

     - Goldman Sachs's advisory services and opinion were provided to Advest's board of directors for the information and assistance of Advest's board of directors in connection with its consideration of the merger and was directed only to the fairness, from a financial point of view, to the holders of Advest common stock of the consideration to be received for the shares of Advest common stock in the merger;

     - Goldman Sachs's opinion does not constitute a recommendation as to how holders of Advest common stock should vote with respect to the merger or the form of consideration any holder should request to receive in the merger; and

     - Goldman Sachs expressed no opinion as to the prices at which shares of MONY common stock may trade in the future.

     Although Goldman Sachs evaluated the fairness, from a financial point of view, to the holders of Advest common stock of the consideration to be received for the shares of Advest common stock in the merger, the consideration itself was determined by Advest and MONY through arm's-length negotiations. Advest did not provide specific instructions to, or place any limitations on, Goldman Sachs with respect to the procedures to be followed or factors to be considered by Goldman Sachs in performing its analyses or providing its opinion.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     -     the merger agreement;

     - annual reports to stockholders on Form 10-K of Advest for the five fiscal years ended September 30, 1999, and annual reports to stockholders on Form 10-K of MONY for the two years ended December 31, 1999;

     - certain interim reports to stockholders of Advest and MONY and quarterly reports on Form 10-Q of Advest and MONY;

     - certain internal financial analyses and forecasts for Advest prepared by Advest management; and

     - certain cost savings and operating synergies projected by the management of MONY to result from the merger.

     Goldman Sachs also held discussions with members of the senior managements of Advest and MONY regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies.

     In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for the shares of Advest common stock and the shares of MONY common stock;

     - compared certain financial and stock market information for Advest and MONY with similar information for certain other public companies;

     - reviewed the financial terms of certain recent business combinations in the broker-dealer industry specifically, and in other industries generally; and

     - performed certain other studies and analyses that Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. MONY did not make available its projections of its expected future financial performance. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Advest or MONY or any of their respective subsidiaries (including any derivative or off balance sheet assets or liabilities of Advest or MONY or any of their respective subsidiaries) and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuary and its services did not include actuarial determinations or evaluations with respect to the insurance subsidiaries of MONY or an attempt to evaluate actuarial assumptions with respect to the insurance subsidiaries of MONY. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement will be obtained without any adverse effect on Advest, MONY or on the contemplated benefits of the merger.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinion of Goldman Sachs. In arriving at its opinion, Goldman Sachs considered the results of all the analyses described below and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company used in the following analyses as a comparison is directly comparable to Advest or MONY.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Advest, having provided certain investment banking services to Advest from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs also has provided certain investment banking services to MONY from time to time, including having acted as co-lead manager of MONY's initial public offering of 11,250,000 shares of MONY common stock in November 1998, and co-lead manager in MONY's $300 million offering of 8.35% senior notes due 2010 in March 2000. Goldman Sachs may provide investment banking services to MONY and its subsidiaries in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, does from time to time effect transactions in and hold securities (including derivative securities) of Advest and/or MONY for its own account and for the accounts of its customers. As of August 23, 2000, Goldman Sachs and its affiliates held a long position of 1,800 shares of MONY common stock, warrants to purchase 3,555,811 shares of MONY common stock, and $265,000 aggregate principal amount of MONY's 8.35% senior notes due 2010.

SUMMARY OF ANALYSIS BY GOLDMAN SACHS

     At the meeting of Advest's board of directors on August 23, 2000, Goldman Sachs made a presentation to the board of directors. The following is a summary of the material financial analyses in the presentation to Advest's board of directors. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at or about August 18, 2000 and is not necessarily indicative of current market conditions. You should understand that the order of analyses and the results derived from these analyses described below do not represent relative importance or weight given to these analyses by Goldman Sachs. The summary of the financial analyses includes information presented in tabular format. In order to understand fully the financial analyses used by Goldman Sachs, these tables must be read together with the text of each summary. The tables alone do not describe completely the financial analyses.

     1. Historical Trading Values Analysis. Goldman Sachs reviewed certain historical stock price and price-to-earnings multiple information for Advest common stock. Goldman Sachs compared Advest common stock and Advest's price-to-earnings multiple on a weekly basis from August 1, 1997 through August 18, 2000 with the following: (i) the S&P 500 index; (ii) a large and mid-size capitalization broker-dealer index; and (iii) a small capitalization broker-dealer index.

     2. Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Advest to corresponding financial information, ratios and public market multiples for the following eight small-capitalization, publicly traded broker-dealers:

     -     A.G. Edwards;

     -     Legg Mason;

     -     Raymond James;

     -     Dain Rauscher;

     -     Jefferies Group;

     -     Morgan Keegan;

     -     Tucker Anthony;

     -     Friedman, Billings, Ramsey, and

     for six large and mid-capitalization, publicly traded broker-dealers.

     The eight small-capitalization companies were chosen, for purposes of analysis, because they are publicly traded broker-dealer companies with operations that may be considered similar to Advest. The six large and mid-capitalization companies were chosen, for purposes of analysis, because they are publicly traded companies in the broker-dealer industry. Goldman Sachs calculated and compared various financial information, multiples and ratios, including:

     - closing share price on August 18, 2000 as a percentage of 52-week high share price;

     - estimated 2000 and 2001 price to Institutional Brokers Estimate System estimated earnings ratios as of July 7, 2000, August 9, 2000 and August 18, 2000;

     - Institutional Brokers Estimate System five year growth rate estimates;

     - ratio of 2001 estimated price to earnings ratio to Institutional Brokers Estimate System's five year growth rate estimate;

     -     ratio of share price to book value;

     -     ratio of assets to equity;

     -     ratio of compensation to pre-tax income and compensation;

     -     return on average assets for latest 12 months; and

     -     return on average equity for latest 12 months.

     The results of these analyses are summarized as follows:

                                                              Selected Large and
                                                                    Mid-Cap          Selected Small-Cap
                                                                 Broker/Dealer          Broker/Dealer
                                                                   Companies              Companies
                                                              -------------------    -------------------
Ratio/Multiple                                      Advest     Median      Mean       Median      Mean
--------------                                      ------    --------    -------    --------    -------
August 18, 2000 Stock Price as a Percentage of
  52-Week High....................................    100%        N/M        N/M         N/M        N/M
Estimated 2000 Price/Earnings Ratio as of
  7/7/00..........................................   9.4x       12.5x      12.7x        9.7x      10.9x
Estimated 2001 Price/Earnings Ratio as of
  7/7/00..........................................   8.7x       11.9x      12.1x        9.3x      10.2x
Estimated 2000 Price/Earnings Ratio as of
  8/9/00..........................................  12.1x       14.9x      15.0x       11.6x      12.5x
Estimated 2001 Price/Earnings Ratio as of
  8/9/00..........................................  11.3x       14.4x      14.2x       10.8x      11.6x

                                                              Selected Large and
                                                                    Mid-Cap          Selected Small-Cap
                                                                 Broker/Dealer          Broker/Dealer
                                                                   Companies              Companies
                                                              -------------------    -------------------
Ratio/Multiple                                      Advest     Median      Mean       Median      Mean
--------------                                      ------    --------    -------    --------    -------
Estimated 2000 Price/Earnings Ratio as of
  8/18/00.........................................  12.6x       14.7x      14.9x       12.5x      13.4x
Estimated 2001 Price/Earnings Ratio as of
  8/18/00.........................................  11.7x       14.7x      14.3x       10.9x      11.5x
Institutional Brokers Estimate System Estimated
  Five Year Growth Rate...........................   10.0%       12.9%      12.9%       11.8%      11.5%
Estimated 2001 Price/Earnings Ratio to Estimated
  Five Year Growth Rate...........................   1.2x        1.2x       1.1x        1.0x       1.0x
Share Price/Book Ratio............................  1.78x       3.21x      3.46x       1.98x      2.29x
Assets/Equity Ratio...............................  14.5x       29.1x      30.8x        6.7x       6.7x
Compensation/Pre-tax Income and Compensation......   88.6%       65.9%      65.5%       79.8%      79.6%
Return on Average Assets for Last 12 Months.......   0.93%       0.80%      0.90%       3.45%      3.91%
Return on Average Equity for Last 12 Months.......   12.5%       26.2%      26.8%       19.9%      20.2%

     3. Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis of the projected distributable cash flows of Advest for the period of June 30, 2000 through 2005 using the terminal value method. The following assumptions were used to generate the cash flow projections:

     - management projections for the last six months of 2000 and for the year 2001;

     - Institutional Brokers Estimate System estimated long term growth rate for 2002 through 2005 of 10.0%; and

     -     a constant capital structure with a 7.5% ratio of equity to assets.

     In calculating a range of implied equity value for Advest on a per share basis, Goldman Sachs used two different terminal value methodologies: one based on multiples of estimated 2006 net income and one based on multiples of estimated year end 2005 book value. In both cases, the discount rates ranged from 11.0% to 16.0%.

     The terminal value methodology based on net income used multiples that ranged from 9.0x to 13.0x. This analyses resulted in implied per share values for Advest common stock that ranged from $20.91 to $34.30.

     The terminal value methodology based on book value used multiples that ranged from 1.0x to 2.5x. This analyses resulted in implied per share values for Advest common stock that ranged from $16.51 to $40.95.

     4. Analysis of Transaction Price. Goldman Sachs reviewed the premium and financial multiples and other information implied in the transaction price, on the assumption that each share of Advest common stock will be exchanged for a consideration equivalent to $31.00. On this assumption, Goldman Sachs calculated an implied transaction premium of 8.0% over the closing price of Advest common stock on August 18, 2000 and an aggregate fully diluted equity consideration in the merger of $292 million. Additional results of these analyses are as follows:

                                                              Multiples
                                                              ---------
Multiple of Net Revenues:
  Latest 12 Months ending 6/30/2000.........................      0.8x
Multiple of Retail Revenue:
  Advest management projections for 2000....................      1.2x
Multiple of Net Income:
  Latest 12 Months ending 6/30/2000.........................     15.4x
  Advest management projections for 2000....................      14.3
  Advest management projections for 2001....................      12.2
  Institutional Brokers Estimate System estimates for
     2000...................................................      13.5
  Institutional Brokers Estimate System estimates for
     2001...................................................      12.4

                                                              Multiples
                                                              ---------
P/E Multiple/Growth Rate:
  Institutional Brokers Estimate System estimated long term
     growth rate for 2000...................................      1.3x
Multiple of Book Value (June 30, 2000):.....................      2.0x
Premium to Net Revenues:
  Latest 12 Months ending 6/30/2000.........................      0.4x
Premium to Retail Revenue:
  Advest management projections for 2000....................      0.6x
Consideration to assets under management....................       1.1%
Consideration per Broker....................................  $555,000

     5. Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 25 broker/dealer transactions since 1997.

     Goldman Sachs' analyses of the selected transactions compared the following to the results for the proposed merger (excluding and including as part of the total value of the merger an estimated retention pool of $55 million):

     - excluding the estimated $55 million retention pool from the total value of the merger, the premium over market price twenty business days and five business days prior to announcement;

     -     aggregate consideration as a percentage of assets under management;

     -     aggregate consideration divided by the number of brokers;

     - aggregate consideration as a multiple of latest twelve months revenues;

     - aggregate consideration as a multiple of latest twelve months net income;

     - aggregate consideration as a multiple of net income for the year following the year of announcement of the transaction (without synergies);

     - aggregate consideration as a multiple of net income for the year following the year of announcement of the transaction (with estimated synergies);

     -     aggregate consideration as a multiple of the book value; and

     - estimated retention pool as percentages of the latest twelve month revenues, as well as the cash and stock composition of such retention pool.

     6. Other Factors and Analyses. In its presentation to Advest's board of directors, Goldman Sachs reviewed other factors and analyses, including:

     -     published research analyst views and comments regarding MONY;

     - an analysis of MONY common stock price compared to composites of selected large and mid capitalization insurance companies, small capitalization insurance companies and the S&P 500 on a weekly basis from November 13, 1998 through August 18, 2000;

     - an analysis of the one year forward Institutional Brokers Estimate System estimated price to earnings ratio of MONY compared to a composite of selected large and mid capitalization insurance companies, small capitalization insurance companies and the S&P 500 on a weekly basis from November 13, 1998 through August 18, 2000; and

     - an analysis of MONY common stock price and trading volume on a daily basis from August 17, 1999 through August 18, 2000.

     Goldman Sachs prepared these analyses solely for purposes of advising Advest's board of directors, and they do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Advest, MONY or Goldman Sachs assumes responsibility if future results are materially different from those forecasted. As described above, the opinion of Goldman Sachs to the Advest board was one of many factors taken into consideration by the Advest board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

     Pursuant to a letter agreement dated August 9, 2000 between Advest and Goldman Sachs, Advest engaged Goldman Sachs to act as its exclusive financial advisor in connection with the possible sale of all or a majority of Advest. Pursuant to the terms of this letter, if the merger is consummated, Advest will pay Goldman Sachs a transaction fee of 1% of the aggregate consideration paid in the merger.

     In addition, Advest has agreed to reimburse Goldman Sachs periodically, upon request, and upon consummation of the merger or upon termination of its services pursuant to the letter agreement, for its reasonable out-of-pocket expenses, including the fees and disbursements of Goldman Sachs' attorneys, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in the letter, which out-of-pocket expenses may not exceed $100,000 without Advest's prior consent. Advest has also agreed to indemnify Goldman Sachs and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of Advest's board of directors with respect to the merger proposal, Advest stockholders should be aware that the directors and executive officers of Advest may be deemed to have interests in the merger that are in addition to their interests as Advest stockholders generally. Advest's board of directors was aware of these interests and considered them, among other matters, in approving the merger.

     New Employment Agreement with Grant W. Kurtz. In connection with entering into the merger agreement, MONY and Advest entered into a new employment agreement with Mr. Grant W. Kurtz that replaces his current employment agreement with Advest. The term of the agreement begins upon the consummation of the merger and continues through the fifth anniversary of the date of the merger. At the end of the fifth anniversary, the term of the agreement will automatically extend one additional year on each anniversary thereafter, unless one of the parties notifies the other 90 days prior to such anniversary that it will not extend the agreement.

     Under the employment agreement, Mr. Kurtz will serve as Chief Executive Officer of Advest. During the term of the employment agreement, Mr. Kurtz will be entitled to receive a base salary of not less than $450,000 per year, continued participation under Advest's current Management Incentive Plan or any successor plan with bonus opportunities substantially similar to those provided prior to the merger and percentage of awards consistent with percentages provided prior to the merger, no less than 10% of the bonus pool established under the new Merger Management Incentive Plan, described below, and a grant of 2,000 performance share units under the MONY Life Long Term Performance Share Plan. Mr. Kurtz will also be entitled to perquisites and fringe benefits generally available to officers of his rank at MONY, all employee benefits in effect for senior executive officers at Advest during the term of the agreement, retiree medical coverage substantially identical to coverage in effect for senior executive officers at MONY Life, a ten-year $200,000 per year supplemental retirement benefit, and a split-dollar life insurance policy.

     In the event that Mr. Kurtz's employment is terminated for reason of death or disability, or in the event that his employment is terminated by Advest without cause or by Mr. Kurtz for good reason, for the greater of one year or the remaining term of employment, Advest will pay to Mr. Kurtz a lump-sum payment equal to his then current base salary and three-year average bonus (or such shorter applicable period) commencing with his bonus for the Advest fiscal year ending in 2000 and assuming for purposes of the severance payment an annual bonus for the three-year averaging period of at least $400,000, plus the highest amount which Mr. Kurtz is eligible to receive pursuant to the Merger Management Incentive Plan, described below. In addition, all of Mr. Kurtz's outstanding equity awards will vest in full and all restrictions will lapse, and the awards will remain exercisable for a period equal to the later of one year or the end of the term of the agreement, subject to the terms of the applicable plan. During that period, he will continue to receive the benefits he is entitled to under the agreement and the split-dollar life insurance policy maintained for Mr. Kurtz will continue in effect. If any amounts payable to Mr. Kurtz under the employment agreement or otherwise would be subject to the golden parachute excise tax under section 4999 of the Internal Revenue Code, an additional gross-up payment will be made so that after the payment of all income and excise taxes, Mr. Kurtz will be in the same after-tax position as if no excise tax under section 4999 had been imposed.

     Under the terms of the agreement, Mr. Kurtz has agreed not to disclose any confidential information about MONY or Advest or any of their affiliates at any time. During the term of the agreement and for the one-year period following the term of the agreement, Mr. Kurtz has agreed that, unless he is terminated by Advest or MONY without cause, or he terminates employment for good reason, he will not engage in any business in Hartford, Connecticut which is substantially competitive with the business then actively conducted by Advest. Mr. Kurtz has also agreed that, for the same period, he will not solicit or otherwise induce any person employed by Advest to terminate his or her employment with Advest, hire a current Advest employee or field underwriter, or solicit the clients, customers or active prospects of Advest.

     MONY Life Change in Control Employment Agreement with Grant W. Kurtz. In connection with entering into the merger agreement, MONY Life entered into an employment agreement with Mr. Kurtz, applicable in the event of a change in control of MONY Life. The term of the agreement begins upon the consummation of the merger and continues through December 31, 2001, but will automatically be extended from year to year unless MONY Life notifies Mr. Kurtz that it does not wish to extend the agreement. If a change in control occurs prior to the original or extended expiration date of the agreement, the expiration date will automatically be extended to the third anniversary of the last day of the month in which the change in control occurred. For all services rendered during the period of employment following a change in control, Mr. Kurtz will receive a guaranteed annual base compensation, a guaranteed bonus, incentive compensation, perquisites, fringe benefits and employee benefits at least equal to those in effect immediately prior to the date of the change in control.

     In the event of a termination by Advest of Mr. Kurtz's employment during the term of the agreement without cause or by Mr. Kurtz for good reason, Advest will pay to Mr. Kurtz a lump-sum payment equal to three times the sum of his annual base salary and his average annual bonus in effect on the date of termination. This amount will be reduced by any severance payments to Mr. Kurtz under any other employment contract or severance arrangement with Advest. Advest will also pay to Mr. Kurtz a pro rata annual incentive bonus amount for the partial year of service in which the date of termination occurs, and all outstanding equity awards will fully vest and all restrictions will lapse, and the awards will remain exercisable for a period equal to the later of one year or the termination date of the agreement (or such later date provided for in the applicable plan). Mr. Kurtz will also receive a payment equal to the aggregate present value of Advest's portion of the cost for medical and dental benefits, retiree medical benefits and life insurance benefits that he would have been eligible for had he remained an employee of Advest, and he will receive continued coverage under the disability plan, the life insurance plan, optional survivors' insurance plan and the split dollar life insurance plan. Finally, Mr. Kurtz will be entitled to receive the supplemental retirement benefits described in his employment agreement. If any amounts payable to Mr. Kurtz under the change in control employment agreement or otherwise would be subject to the golden parachute excise tax under section 4999 of the Internal Revenue Code, an additional gross-up payment will be made so that after the payment of all income and excise taxes, Mr. Kurtz will be in the same after-tax position as if no excise tax under section 4999 had been imposed.

     Under the terms of the agreement, Mr. Kurtz has agreed not to disclose any confidential information about MONY or Advest or any of their affiliates at any time. During the term of the agreement and for the one-year period following the term of the agreement, Mr. Kurtz has agreed that he will not engage in any business which is substantially competitive with any business then actively conducted by MONY or Advest or any of their affiliates, or consult with or advise any competitive business.

     Executive Agreements. In connection with entering into the merger agreement, MONY and Advest have entered into executive agreements with Messrs. John C. Giesea, Harry H. Branning, Martin M. Lilienthal, Allen Botwinick, Lee G. Kuckro and Daniel Mullane that provide for certain severance benefits following the consummation of the merger. The agreements provide that if, within five years following the merger, an executive's employment is terminated by Advest or MONY other than for cause or the executive terminates employment for good reason, the executive will receive a lump-sum cash payment equal to the sum of
(a) his annual base salary which is accrued but unpaid as of the date of termination, (b) the executive's incentive compensation under Advest's current Management Incentive Plan or any successor program thereto which is earned but unpaid with respect to the fiscal year ending prior to the date of termination,
(c) a pro rata amount in respect of the annual incentive compensation that the executive would have earned for the partial year of service in which the date of termination occurs, based upon the average of the annual awards under Advest's current Management Incentive Plan for the last three fiscal years prior to the date of termination, (d) a payment equal to the salary that the executive would have been entitled to under the agreement had he remained employed by Advest for the remainder of the five-year period following the merger, based upon the executive's average annual base salary measured over the last three full fiscal years completed prior to the merger, (e) all equity awards will vest in full and will remain exercisable for not less than 90 days, (f) through the fifth anniversary of the merger or the first anniversary of the date of termination, if greater, the executive will continue to participate in all incentive, savings and retirement plans applicable to Advest employees and will continue to receive benefits under all welfare benefit plans, practices, policies and programs applicable to other senior executives of Advest; however, any amounts paid for these benefits will be reduced by any similar benefits earned by the executive as a result of employment by another employer, and (g) the executive will receive additional benefits, over and above that which he would normally be entitled to under Advest's Nonqualified Executive Post Employment Income Plan equal to the benefits that the executive would have earned under such plan or plans had he accumulated additional years of service through the fifth anniversary of the merger.

     If any amounts payable to an executive under the agreements or otherwise would be subject to the golden parachute excise tax under section 4999 of the Internal Revenue Code, an additional gross up payment will be made so that after the payment of all income and excise taxes, the executive would be in the same after-tax position as if no excise tax under section 4999 had been imposed.

     Under the terms of the applicable agreement, the executive has agreed not to disclose any confidential information about MONY or Advest or any of their affiliates at any time. During the term of the agreement and for the one-year period following the term of the agreement, the executive has agreed that, unless he is terminated by Advest or MONY without cause, or he terminates employment for good reason, he will not engage in any business in Hartford, Connecticut which is substantially competitive with the business then actively conducted by Advest. The executive has also agreed that, for the same period, he will not solicit or otherwise induce any person employed by Advest to terminate his or her employment with Advest, hire a current Advest employee or field underwriter, or solicit the clients, customers or active prospects of Advest.

     Advest Stock-Based Rights. As described under the subheading "Advest Stock Options," the merger agreement provides that each outstanding option to purchase shares of Advest common stock granted under Advest's stock-based plans, whether or not then vested or excercisable, will be cancelled in consideration of a cash payment immediately prior to the merger. In addition, as described under the subheading "Advest Restricted Stock," the merger agreement provides that 50% of each restricted stock award, deferred stock award or other stock-based award (other than options) that is subject to any vesting requirement that would not be accelerated as a result of the merger will become fully vested and converted into a right to receive a cash payment. The remaining 50% of each outstanding award described above will be automatically converted into an award to receive a number of shares of MONY stock equal to the exchange ratio, subject to the same vesting provisions as the original Advest stock awards.

     The following information is current as of September 20, 2000:

     - The number of all outstanding stock options to acquire shares of Advest common stock held by Messrs. Botwinick, Boujoukos, Branning, Giesea, Kuckro, Kurtz, Lilienthal and Mullane that will be cancelled in exchange for a cash payment in connection with the merger is 16,740, 30,782, 45,226, 36,245, 12,174, 63,084, 17,876 and
           40,467, respectively.

     - The cash payment that will be received in consideration of the cancellation of all outstanding stock options held by Messrs. Botwinick, Boujoukos, Branning, Giesea, Kuckro, Kurtz, Lilienthal and Mullane in connection with the merger is $219,034, $477,846, $574,060, $538,802, $165,197, $854,806, $246,767 and $502,360,
           respectively.

     - The cash payment that will be received in consideration of the cancellation of 50% of all outstanding restricted stock awards held by Messrs. Botwinick, Boujoukos, Branning, Giesea, Kuckro, Kurtz, Lilienthal and Mullane in connection with the merger is $164,595, $250,651, $157,619, $413,276, $57,676, $268,879, $64,046 and $59,427,
           respectively.

     - The number of shares of Advest common stock underlying awards of restricted stock held by Messrs. Botwinick, Boujoukos, Branning, Giesea, Kuckro, Kurtz, Lilienthal and Mullane that will be converted into shares of restricted stock of MONY in connection with the merger is 5,310, 8,085, 5,084, 13,332, 1,861, 8,673, 2,066 and 1,917,
           respectively.

     - The aggregate number of stock options to acquire shares of Advest common stock held by the members of the Advest board of directors (other than members who are executive officers as described above) that will be cancelled in connection with the merger and the aggregate cash payment to be received in consideration of that cancellation is 67,603 and $877,600, respectively.

     Under the Non-Employee Director Equity Plan, a portion of the annual retainer and per meeting fee of each non-employee director is deferred and, at the conclusion of the deferral period, is paid in shares of Advest common stock. The number of shares paid is based on the market value at the time of deferral. Under the terms of the Non-Employee Director Equity Plan, all shares deferred under the plan will be delivered to the non-employee directors in connection with the cessation of their service on the Advest board at the time of the merger. The plan will be amended to provide that the non-employee directors will receive the shares of Advest common stock to which they are entitled prior to the election deadline of the merger in order for the shares to be treated in the same manner as other shares of Advest common stock in the merger. The aggregate number of shares of Advest common stock and the aggregate cash value of the shares under the plan that will be delivered to the non-employee directors in connection with the consummation of the merger is 13,344 shares and $413,664, respectively.

     New Merger Management Incentive Plan. In order to incentivize designated senior executive officers and other management personnel for the performance of Advest following the merger, Advest will implement a new Merger Management Incentive Plan. Under the terms of the plan, Advest will establish two incentive pools that are payable in cash to participants upon the achievement by the Advest Private Client Group and Advest in fiscal years 2001 and 2002 of certain performance goals. The aggregate maximum amount payable under the pools is $15,000,000. A participant must be employed on the last day of the applicable performance period to be eligible for payment. All payments will be made in a cash lump sum, and any amounts forfeited by terminating employees will be reallocated to the remaining participants.

     Upon the termination of a participant's employment by Advest for cause, all rights under the plan will be forfeited. If a participant's employment is terminated for reason of death or disability, or by Advest without cause, the participant will be paid a pro rata payment based on the partial period of service and estimated results through the date of termination. Upon a voluntary termination of employment by the participant, all rights will be forfeited, except in the case of a participant who is subject to an employment agreement and who terminates for "good reason," in which case a pro rata payment will be made.

     As consideration for the right to participate in the plan, participants will be required to agree not to disclose confidential information of Advest or MONY or any of their affiliates, not to solicit Advest clients, customers, active prospects or employees, and not to compete with Advest in Hartford, Connecticut during their employment and for a one-year period following employment.

     Retention/Incentive Program. In connection with the merger, Advest and MONY will establish a retention pool, payable upon the closing the merger, in an aggregate amount of up to $10 million to be allocated among certain registered representatives in Advest's Private Client Group on the payroll as of August 1, 2000, selected by Advest's CEO with the approval of MONY. In addition to the $10 million retention pool, an aggregate of $45 million may be loaned to participants upon the consummation of the merger in the form of "employee forgivable loans." The loans will be conditioned upon each participant entering into and honoring a restrictive covenant agreement. Principal and interest on the loans will be forgiven over a 5-year period and upon a participant's termination without cause or upon death or disability. The loans will become due and payable upon a termination for cause or a participant's voluntary termination. Under the terms of the plan, participants will also be eligible to earn production bonuses in the aggregate amount of $5 million. The amount of the payments will be based on the achievement of production increase targets from Advest's 2000 production year to its 2001 production year.

     Letter Agreement with Allen Weintraub. On August, 23, 2000, Advest entered into a letter agreement with Mr. Weintraub which amended the letter agreement between Mr. Weintraub and Advest, dated January 28, 1999, by increasing the supplemental executive retirement plan benefit payable to Mr. Weintraub under the agreement to $300,000 and eliminating his right to designate the charitable contribution to be made by Advest.

     Letter Agreement with George A. Boujoukos. On August 23, 2000, Advest entered into a letter agreement with Mr. Boujoukos pursuant to which Advest agreed to pay Mr. Boujoukos, within 10 days following his termination of employment from Advest for any reason following the closing date of the merger, a lump-sum amount equal to one times his annual rate of base salary at the time of the merger.

     Indemnification and Insurance. After the effective time of the merger, MONY has agreed to indemnify, to the fullest extent permitted by the certificate of incorporation and the bylaws of Advest or its subsidiaries and by applicable law, the directors and officers of Advest or any of Advest's subsidiaries against any losses in connection with any threatened or actual claim arising out of or pertaining to the fact that the indemnified party is or was a director or officer of Advest or any of its subsidiaries, or arising out of or pertaining to the merger agreement, any of the transactions contemplated by the merger agreement, and all actions taken by an indemnified party in connection with the merger agreement. MONY has also agreed, among other things, that all rights to indemnification and all limitations of liability existing in the governing documents of Advest or its subsidiaries that were in effect on the date of the merger agreement with respect to matters occurring on or prior to the effective time of the merger will survive the merger and will continue to be in full force and effect for a period of six (6) years after the consummation of the merger without being amended. MONY is required by the merger agreement, for a period of six (6) years from the consummation of the merger, to use its reasonable best efforts to cause the persons serving as officers and directors of Advest immediately prior to the effective time of the merger to be covered by the directors' and officers' liability insurance policy maintained by Advest. MONY may substitute the existing policy with policies that have at least the same coverage and amounts and contain terms and conditions that are not less advantageous to the Advest directors and officers than the terms and conditions of the existing policy. However, MONY will not be required to spend, in any one year, an amount exceeding 200% of the annual premiums currently paid by Advest for such insurance. If MONY is unable to maintain or obtain the insurance described in this paragraph because the costs that will be incurred in this regard exceed 200% of the annual premiums currently paid by Advest for such insurance, MONY is required to use its reasonable best efforts to obtain as much comparable insurance as is available.

     In addition, in Mr. Kurtz's employment agreement and change in control employment agreement described above, Advest agrees, to, among other things, indemnify Mr. Kurtz, to the extent permitted by applicable law, against certain civil and criminal liabilities that arise by reason of his status or service as a director and/or officer of Advest. The change in control employment agreement provides that Advest will continue to maintain indemnification policies for Mr. Kurtz for a period of six (6) years following the termination of his employment.

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

ACCOUNTING TREATMENT

     The merger will be accounted for by MONY under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. Therefore, the purchase price will be allocated to the assets and liabilities of Advest based on their estimated fair market values at the date of acquisition, and any excess of the purchase price over such fair market values will be accounted for as goodwill. The financial statements of the combined company will reflect the combined operations of MONY and Advest from the date of the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Norman Sinrich, Esq. has provided an opinion to MONY, and Wachtell, Lipton, Rosen & Katz and Day, Berry & Howard LLP have provided opinions to Advest, regarding the material federal income tax consequences of the merger. These opinions have been filed with the SEC as exhibits to the registration statement related to this proxy statement/prospectus. The opinions rely on assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger in accordance with the proxy statement/prospectus and the merger agreement. The opinions also rely on representations and covenants, including those contained in officer's certificates of MONY and Advest. If any of these assumptions, representations or covenants are inaccurate, the conclusions contained in the opinions could be affected.

     The opinions described above are to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Accordingly, the material federal income tax consequences of the Merger will be as follows:

     - Holders Receiving Only MONY Common Stock. No gain or loss will be recognized by a holder of Advest common stock as a result of the surrender of shares of Advest common stock solely in exchange for shares of MONY common stock pursuant to the merger, if such holder receives no cash pursuant to the merger, except as discussed below with respect to cash received in lieu of fractional shares of MONY common stock. The aggregate tax basis of the shares of MONY common stock received in the merger (including any fractional shares of MONY common stock deemed received) will be the same as the aggregate tax basis of the shares of Advest common stock surrendered in exchange for the MONY common stock. The holding period of the shares of MONY common stock received will include the holding period of shares of Advest common stock surrendered in exchange for the MONY common stock.

     - Holders Receiving Only Cash. A holder of Advest common stock that does not receive any shares of MONY common stock pursuant to the merger will generally recognize gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the shares of Advest common stock exchanged in the merger. Such gain or loss will generally be a capital gain or loss, and will generally be a long-term capital gain or loss to the extent that, at the effective time of the merger, the holder has a holding period in such Advest common stock of more than one year. However, if the holder of Advest stock is not treated as completely terminating such holder's interest in the Advest stock because of the application of the constructive ownership rules of the Internal Revenue Code (as described below), under certain circumstances the full amount of cash received may be treated as a dividend to the extent of undistributed earning and profits immediately prior to the merger.

     - Holders Receiving Both Cash and MONY Common Stock. If a holder of Advest common stock receives both MONY common stock and cash (other than cash in lieu of a fractional interest in MONY common stock) in the merger, such holder will recognize gain equal to the lesser of
           (i) the amount of cash received and (ii) the amount by which the sum of the amount of cash received and the value of the MONY common stock received exceeds the holder's adjusted tax basis in the shares of Advest common stock exchanged in the merger. If the tax basis in shares of Advest common stock exceeds the sum of the amount of cash received and the value of the MONY common stock received, such a holder will not recognize loss. Any such recognized gain will generally be capital gain unless the holder's exchange of Advest common stock for cash and MONY common stock "has the effect of the distribution of a dividend" after giving effect to the constructive ownership rules of the Internal Revenue Code which provide that a holder may be treated as owning stock actually owned, and in some cases constructively owned, by certain individuals or entities related to the holder and stock that the holder had the right to acquire by the exercise of an option or conversion right. Under these rules, a holder is treated as exchanging all the holder's Advest common stock for MONY common stock and receiving cash in redemption of a portion of such MONY common stock deemed received. Such gain should generally be capital gain to a holder of Advest common stock that, following the merger, actually or constructively owns only a small percentage of the total outstanding MONY common stock and exercises no control over MONY's affairs. The capital gain recognized will be long-term capital gain to the extent that, at the effective time of the merger, the holder has a holding period in the Advest common stock exchanged in the merger of more than one year. The aggregate tax basis to such a holder of the shares of MONY common stock received in the merger (including any fractional shares of MONY common stock deemed received) will be the same as the aggregate tax basis of the shares of Advest common stock surrendered in exchange therefor in the merger, increased by the amount of gain recognized and reduced by the amount of cash received. The holding period of the shares of MONY common stock received will include the holding period of Advest shares of common stock surrendered in exchange for the MONY common stock.

     - Holders Receiving Cash In Lieu of a Fractional Share. Holders of Advest common stock who receive cash in lieu of a fractional share of MONY common stock should be treated as having received the fractional share in the merger and then as having the fractional share redeemed by MONY. These holders should generally recognize gain or loss equal to the difference between the tax basis of the fractional share and the amount of cash received. The gain or loss generally will be capital gain or loss and long-term capital gain or loss if the Advest stock exchanged has been held for more than one year.

     The parties will not be required to consummate the merger unless they receive reconfirmation of the opinions of their respective counsel described above as of the effective time of the merger. In reconfirming its opinion as of the effective time of the merger, counsel may reasonably rely upon the officer's certificates of MONY and Advest given in connection with the opinions of counsel described above, updated as necessary.

     The tax consequences summarized above assume that you hold your shares of Advest common stock as capital assets. Further, this discussion does not address all of the federal income tax consequences that may be important to you in light of your particular circumstances; nor does this discussion address the federal income tax consequences that may be applicable to taxpayers subject to special treatment under the Internal Revenue Code, such as insurance companies; financial institutions; dealers in securities; traders in securities that elect to apply the mark to market method of accounting; tax-exempt organizations; stockholders who hold their shares as part of a hedge, constructive sale, straddle or conversion transaction; stockholders who acquired their shares through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan; and foreign persons.

     No information is provided in this document or the tax opinions referred to above with respect to the tax consequences, if any, of the merger under applicable foreign, state, local and other tax laws. This discussion and the tax opinions are based upon the provisions of the Internal Revenue Code, applicable Treasury regulations, IRS rulings and judicial decisions, as in effect as of the date of this document. There can be no assurance that future legislative, administrative or judicial changes or interpretations, which changes could apply retroactively, will not affect the accuracy of this discussion or the statements or conclusions set forth in the tax opinions referred to above. No rulings have been or will be sought from the IRS concerning the tax consequences of the merger, and none of the opinions of counsel received in connection with the merger will be binding on the IRS.

     THE PRECEDING SUMMARY DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. ACCORDINGLY, ADVEST STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE

APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY MATTERS

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated under the Hart-Scott-Rodino Act, prohibit MONY and Advest from consummating the merger until they notify and furnish information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements are satisfied. MONY and Advest each filed a Notification and Report Form under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division on September 18, 2000, and the specified waiting period is expected to expire on October 18, 2000.

     At any time before or after the completion of the merger, the Antitrust Division or the FTC could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking the divestiture of substantial assets of MONY or Advest. Private parties and the state attorneys general may also bring actions under the U.S. antitrust laws. Although MONY and Advest believe that the merger is legal under the U.S. antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     In addition, the Home Owners' Loan Act of 1933 and the rules of the National Association of Securities Dealers, Inc. prohibit MONY and Advest from consummating the merger until they have filed applications with, and obtained approval of the merger from, the Office of Thrift Supervision and the National Association of Securities Dealers, Inc., respectively. Advest filed an application with the National Association of Securities Dealers, Inc. on September 27, 2000. MONY filed an application with the Office of Thrift Supervision on [--], 2000. MONY and Advest are required to receive these approvals before the merger can be consummated. If any additional material governmental approvals or actions are required, the parties presently intend to seek those approvals or actions. There can be no assurance, however, that the parties will obtain these additional approvals or actions.

     Although MONY and Advest believe that the merger will be approved by the Office of Thrift Supervision and the National Association of Securities Dealers, Inc., there can be no assurance that the merger will not be challenged or, if such a challenge is made, that it would not be successful or that the consummation of the merger will not be delayed.

APPRAISAL RIGHTS

     The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of
Section 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement/ prospectus as Annex E and is incorporated into this summary by reference.

     Under Section 262 of Delaware General Corporation Law, appraisal rights shall generally be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of the agreement of merger to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from the merger; (ii) shares of stock of certain other corporations; (iii) cash in lieu of fractional shares; or (iv) any combination of shares of stock, depository receipts and cash in lieu of fractional shares.

     Advest stockholders wishing to exercise appraisal rights must strictly comply with the rules governing the exercise of appraisal rights or may lose these rights of appraisal.

     If the merger is consummated, each Advest stockholder who (1) files with Advest a written demand for appraisal of his or her shares prior to the taking of the vote on the merger, and (2) follows the procedures set forth in Section 262 of the Delaware General Corporation Law, will be entitled to be paid by MONY for his or her shares of Advest common stock the fair value in cash of the shares of Advest common stock, as the case may be. All written demands for appraisal rights should be mailed or delivered to The Advest Group, Inc., 90 State House Square, Hartford, Connecticut, 06103, Attention: Corporate Secretary. The fair value of shares of Advest common stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of Advest common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 of the Delaware General Corporation Law and have not effectively withdrawn or lost their appraisal rights are referred to in this section as the "dissenting shares."

     Within ten days after the effective date of the merger, MONY Acquisition Corp., as the surviving corporation in the merger, must mail a notice to all stockholders who have complied with (1) above notifying such stockholders of the effective date of the merger. Within 120 days after the effective date of the merger, holders of shares of Advest common stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, although they may, within 60 days of the effective date of the merger, withdraw their demand for appraisal. Within 120 days of the effective date of the merger, the holders of dissenting shares may also, upon written request, receive from MONY Acquisition Corp. a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisals have been received and the aggregate number of holders of such shares.

     Appraisal rights are available only to the holder of record of shares. If an Advest stockholder wishes to exercise appraisal rights but has a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, the Advest stockholder should act promptly to cause the holder of record to follow the procedures set forth in Section 262 of the Delaware General Corporation Law to perfect the Advest stockholder's appraisal rights.

     A demand for appraisal should be signed by or on behalf of the Advest stockholder exactly as the stockholder's name appears on the stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

     If any holder of shares of Advest common stock who demands appraisal of his or her shares under Section 262 of the Delaware General Corporation Law fails to perfect, or effectively withdraws or loses the right to appraisal, his or her shares will be converted into a right to receive the consideration with respect to the holder's dissenting shares in accordance with the merger agreement. Dissenting shares lose their status as dissenting shares if:

     -     the merger is abandoned;

     - the dissenting stockholder fails to make a timely written demand for appraisal;

     -     the dissenting shares are voted in favor of the merger;

     - neither MONY Acquisition Corp. nor the stockholders files a complaint or intervenes in a pending action within 120 days after the effective date of the merger; or

     - the stockholder delivers to MONY Acquisition Corp., as the surviving corporation, within 60 days of the effective date of the merger, or thereafter, with MONY Acquisition Corp.'s approval, a written withdrawal of the stockholder's demand for appraisal of the dissenting shares, although no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any stockholder without the approval of the court.

     Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event the Advest stockholder will be entitled to receive the consideration with respect to the holder's dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, holders of Advest common stock who are considering objecting to the merger should consult their own legal advisors.

     Any Form of Election submitted by a dissenting stockholder will be invalid and will be rejected. If any dissenting stockholder ceases to be a dissenting stockholder but does not submit a valid Form of Election prior to the election deadline, each Advest common share held by that dissenting stockholder will be treated as a share for which the stockholder has indicated no preference as to the receipt of cash or MONY common stock.

STOCK TRANSFER RESTRICTION AGREEMENTS

     This document does not cover any resales of the MONY common shares to be received by Advest's stockholders upon consummation of the merger, and no person is authorized to make any use of this document in connection with any such resale.

     All MONY common shares received by Advest stockholders in the merger will be freely transferable, with the exception of the MONY common shares received by persons who are deemed to be "affiliates" of Advest under the Securities Act of 1933 and the rules and regulations promulgated under that act, at the time of the Advest special meeting. These "affiliates" may only re-sell their MONY common shares in transactions permitted by Rule 145 under the Securities Act of 1933 (or Rule 144 under the Securities Act of 1933 in the case of persons who become affiliates of MONY) or as otherwise permitted under that act. Persons who may be deemed to be affiliates of Advest or MONY for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Advest or MONY and may include officers, directors and principal stockholders of Advest or MONY. The merger agreement requires Advest to deliver or cause to be delivered to MONY on or prior to the effective time of the merger from each of Advest's affiliates an executed letter agreement to the effect that these persons will not offer or sell or otherwise dispose of any MONY common shares issued to these persons in the merger in violation of the Securities Act of 1933.

FINANCING THE TRANSACTION

     MONY currently intends to finance the cash portion of the merger consideration through a credit facility that it plans to enter into with one or more lending institutions. There can be no assurance as to the terms of any credit facility which may be entered into.

                          BUSINESS OF MONY AND ADVEST

     MONY. MONY is a holding company which, through MONY Life Insurance Company and its subsidiaries, is primarily engaged in the business of providing a wide range of life insurance, annuity, and investment products to higher income individuals, particularly family builders, pre-retirees, and small business owners. MONY's products and services are primarily distributed through its career agency sales force, as well as other complementary distribution channels (including brokerage general agents, registered representatives, mutual fund wholesalers and MONY's international sales force). MONY principally sells its products in all 50 of the United States, the District of Columbia, the U.S. Virgin Islands, Guam and the Commonwealth of Puerto Rico. MONY currently insures or provides financial services to more than one million people.

     Advest. Advest is a financial services holding company engaged, with its operating subsidiaries, in securities brokerage, trading, investment banking, asset management, trust and other financial services. Advest operates primarily through its broker-dealer subsidiary, Advest, Inc. Advest, Inc. provides brokerage, investment banking, institutional sales and trading and asset management services to retail and institutional investors through 97 sales offices in 18 states and Washington, D.C. Advest, Inc. is a member of all major securities exchanges in the United States and is registered with the Commodities Futures Trading Commission as a commodity trading advisor and a futures commission merchant. Other Advest subsidiaries include Advest Bank and Trust Company, a federal savings bank, Boston Advisors, an investment advisor, and Billings & Company, Inc., a real estate services company.

                  PRINCIPAL PROVISIONS OF THE MERGER AGREEMENT

GENERAL

     The merger agreement contemplates the merger of Advest with and into MONY Acquisition Corp., with MONY Acquisition Corp. surviving the merger as a wholly-owned subsidiary of MONY. The merger will become effective at the effective time in accordance with the certificate of merger to be filed with the Secretary of State of the State of Delaware. It is anticipated that this filing will be made as soon as practicable after the last of the conditions precedent to the merger, as set forth in the merger agreement, has been satisfied or waived. The following is a description of the material terms of the merger agreement but it does not purport to be complete. Stockholders are encouraged to read the merger agreement in its entirety. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     At the effective time of the merger, each Advest stockholder will have the right to receive, based on the election of that stockholder as indicated below (subject to the allocation formulas described under the heading "Allocation"), the following merger consideration:

- Stock Election. You may elect to receive for each of your Advest common shares a number of shares of MONY common stock equal to the exchange ratio described below.

- Cash Election. You may elect to receive for each of your Advest common shares an amount of cash equal to the product of the exchange ratio and the average closing price of MONY common stock for the ten consecutive trading days ending five trading days prior to the closing date.

- Partial Cash Election. You may elect to receive a combination of (1) cash in the amount indicated above for a specified number of your Advest shares and (2) the number of MONY shares indicated above for each of your remaining shares.

     Accompanying this proxy statement/prospectus is a Form of Election and Letter of Transmittal, which was sent to each holder of record of Advest common shares on the record date for voting at the Advest special meeting. The Form of Election will permit you to make one of the above elections. Any Advest common shares held by a holder who fails to make an election, and any Advest common shares held by a holder who fails to submit a valid Form of Election prior to the election deadline described under the heading "Election Procedure," will be treated as shares as to which no preference as to the receipt of cash or MONY common stock has been indicated, and these shares will receive merger consideration in accordance with the allocation formulas described under the heading "Allocation."

     YOU SHOULD CAREFULLY CONSIDER THE TAX CONSEQUENCES OF MAKING AN ELECTION. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

     The exchange ratio that represents the number of shares of MONY common stock you will have the right to receive in exchange for each share of Advest common stock for which you elect stock rather than cash, subject to the allocation formulas described under the heading "Allocation," is calculated based on the following formulas from the merger agreement:

        P = Average closing price of MONY common stock; ER = Exchange Ratio

                      Range of P                                 ER
                      ----------                                 --
Less than or equal to $28                                15.50/P + 0.498214
More than $28 and less than or equal to $31.50           29.45/P
More than $31.50 and less than or equal to $38.50        15.50/P + 0.442857
More than $38.50 and less than or equal to $42           32.55/P
More than $42                                            15.50/P + 0.405952

     The average closing price of MONY common stock for this purpose means the average for the ten consecutive trading days ending five trading days prior to the closing date.

     The exchange ratio is subject to a "collar" arrangement on the transaction value per Advest share (equal to the product of the exchange ratio and the average price calculated as described above, whether paid in cash or MONY common stock or a combination of both). The table below shows, solely for illustrative purposes, the transaction value per Advest share for selected values of the average price per MONY share.

                                 And the
    If the       Then the   Transaction Value
   Average       Exchange     Per Share of
   Price Is      Ratio Is    Advest Stock Is
   --------      --------   -----------------
    $24.50       1.130867        $27.71
     28.00       1.051785         29.45
     31.50       0.934921         29.45
     35.00       0.885714         31.00
     38.50       0.845454         32.55
     42.00       0.775000         32.55
     45.50       0.746611         33.97

LIMITS ON CASH AND STOCK CONSIDERATION

     The number of shares of your Advest common stock that will be converted into the right to be exchanged for cash will be equal to the number of those shares for which you have elected to receive the cash consideration (calculated as described above), adjusted on a pro rata basis to make the aggregate number of Advest shares to be converted into the right to receive cash in the merger equal to 49.9% of the total number of Advest shares issued and outstanding immediately prior to the closing of the merger. The number of shares of your Advest common stock that will be converted into the right to be exchanged for MONY shares will be equal to the number of those Advest shares for which you have elected to receive the MONY stock consideration (calculated as described above), adjusted on a pro rata basis to make the aggregate number of Advest shares to be converted into the right to receive MONY shares in the merger equal to 50.1% of the total number of Advest shares issued and outstanding immediately prior to the closing of the merger.

     MONY will not issue fractional shares. Instead, you will receive cash for any fractional share of MONY common stock owed to you based on the applicable average closing price of a share of MONY common stock.

ALLOCATION

     Cash Over-Election. If the aggregate number of shares of Advest common stock for which cash was elected under a cash election or a partial cash election plus any dissenting shares exceeds the limit on the number of Advest common shares that can be converted into the right to receive cash (as described under "Limits on Cash and Stock Consideration" above), then:

     - those shares of Advest common stock for which MONY common stock was elected under a stock election or a partial cash election and those shares of Advest common stock deemed to be shares as to which no preference as to the receipt of cash or MONY common stock has been indicated will be converted into the right to receive MONY common stock; and

     - those shares of Advest common stock for which cash was elected under a cash election or a partial cash election (but not including any dissenting shares) will be converted into the right to receive (A) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (a) the cash price per share (equal to the product of the exchange ratio and the applicable average closing price of MONY common stock) and (b) a fraction, the numerator of which is the maximum number of Advest common shares that can be converted into the right to receive cash and the denominator of which is the number of shares of Advest common stock for which cash was elected under a cash election or a partial cash election plus any dissenting shares and
           (B) a number
           of shares of MONY common stock equal to the product of (x) the exchange ratio and (y) a fraction equal to one (1) minus the fraction described in clause (b) of this paragraph.

     Stock Over-Election. If the aggregate number of shares of Advest common stock for which MONY common stock was elected under a stock election or a partial cash election exceeds the limit on the number of Advest common shares that can be converted into the right to receive MONY common stock (as described under "Limits on Cash and Stock Consideration" above), then:

     - those shares of Advest common stock for which cash was elected under a cash election or a partial cash election and those shares of Advest common stock deemed to be shares as to which no preference as to the receipt of cash or MONY common stock has been indicated will be converted into the right to receive cash; and

     - those shares of Advest common stock for which MONY common stock was elected under a stock election or a partial cash election will be converted into the right to receive (A) a number of shares of MONY common stock equal to the product of (a) the exchange ratio and (b) a fraction, the numerator of which is the maximum number of Advest common shares that can be converted into the right to receive MONY common stock and the denominator of which is the number of shares of Advest common stock for which MONY common stock was elected under a stock election or a partial cash election and (B) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (x) the cash price per share (equal to the product of the exchange ratio and the applicable average closing price of MONY common stock) and (y) a fraction equal to one (1) minus the fraction described in clause (b) of this paragraph.

     No Over-Election for Either Cash or Stock. In the event there is neither an over-election of cash nor an over-election of MONY common stock, then:

     - those shares of Advest common stock for which cash was elected under a cash election or a partial cash election will be converted into the right to receive cash;

     - those shares of Advest common stock for which MONY common stock was elected under a stock election or a partial cash election will be converted into the right to receive MONY common stock; and

     - those shares of Advest common stock deemed to be shares as to which no preference as to the receipt of cash or MONY common stock has been indicated will be converted into the right to receive (A) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (x) the cash price per share (equal to the product of the exchange ratio and the applicable average closing price of MONY common stock) and (y) a fraction, the numerator of which is the maximum number of Advest common shares that can be converted into the right to receive cash less the number of shares of Advest common stock for which cash was elected under a cash election or a partial cash election plus any dissenting shares and the denominator of which is the number of shares of Advest common stock deemed to be shares as to which no preference as to the receipt of cash or MONY common stock has been indicated, and (B) a number of shares of MONY common stock equal to the product of (x) the exchange ratio and (y) a fraction, the numerator of which is the maximum number of Advest common shares that can be converted into the right to receive MONY common stock less the number of shares of Advest common stock for which MONY common stock was elected under a stock election or a partial cash election and the denominator of which is the number of shares of Advest common stock deemed to be shares as to which no preference as to the receipt of cash or MONY common stock has been indicated.

     MONY will make all computations related to the allocation formulas described in this section, and all of those computations will be binding and conclusive on all holders of Advest common shares.

     Advest Stock Options. At the effective time of the merger, each issued and outstanding option, warrant or similar right to acquire or receive shares of Advest capital stock, whether or not then exercisable or vested, will be cancelled. In consideration of the cancellation, each holder of an option will have the right to receive an amount of cash equal to the cash election amount per share available to each Advest stockholder as indicated under the sub-heading "Consideration to be Received in the Merger", less the exercise price of the option, multiplied by the number of shares subject to the option immediately prior to the cancellation.

     Advest Restricted Stock. At the effective time of the merger, 50% of each outstanding restricted stock award, deferred stock award or any other stock-based award (other than options) that is based on the value of Advest common stock and subject to any vesting requirement that would not be accelerated as a result of the merger, will become fully vested and converted into a right to receive an amount of cash equal to the cash election amount per share available to each Advest stockholder as indicated under the sub-heading "Consideration to be Received in the Merger." At the effective time of the merger, the remaining 50% of each outstanding restricted stock award described above will be automatically converted into an award to receive, for each share of Advest common stock, a number of shares of MONY common stock equal to the exchange ratio described above, rounded up to the nearest whole share. Following the effective time of the merger, each restricted stock award that is converted to a MONY stock award will vest on the same terms and conditions as the original Advest stock awards.

EXCHANGE OF SHARES

     Subject to the terms and conditions of the merger agreement, MONY will deposit with First Chicago Trust Company of New York, acting as the paying agent, cash in the amount to be distributed and certificates representing the number of MONY common shares to be issued in exchange for outstanding shares of Advest common stock, and cash in an amount equal to MONY's good faith estimate of the cash required to be paid in lieu of fractional MONY common shares and for dividends and other distributions on the MONY common shares. Holders of unexchanged shares of Advest common stock will not be entitled to receive any dividends or other distributions payable by MONY until their certificates are surrendered. Upon surrender, however, subject to applicable laws, the holders will receive accumulated dividends and distributions, without interest, together with cash in lieu of fractional shares.

ELECTION PROCEDURE

     Accompanying this proxy statement/prospectus is a Form of Election and Letter of Transmittal, which includes instructions. All elections must be made on the Form of Election. Any Form of Election submitted by a dissenting stockholder will be invalid and will be rejected. If any dissenting stockholder ceases to be a dissenting stockholder but does not submit a valid Form of Election prior to the election deadline, each Advest common share held by that dissenting stockholder will be treated as a share for which the stockholder has indicated no preference as to the receipt of cash or MONY common stock.

     Record holders who are nominees, and who certify at the request of MONY that they hold Advest common shares as a nominee, may submit a separate Form of Election for each beneficial owner of Advest common shares held by that nominee, and each of those beneficial owners will be treated as a separate holder for purposes of the allocation formulas described above.

     You may change or revoke your election by submitting a properly completed and signed Form of Election that is received by First Chicago Trust Company of New York prior to the election deadline. You may revoke your election and withdraw the share certificates representing your Advest common shares by providing written notice to First Chicago Trust Company of New York by the close of business on the day prior to the election deadline. First Chicago Trust Company of New York will use reasonable best efforts to make a Form of Election available to all Advest stockholders who become holders of Advest common stock after the mailing of the Form of Election and before the election deadline.

     For an election to be validly made, First Chicago Trust Company of New York must have received a valid, properly completed and executed Form of Election by the election deadline. An election will be validly made only if the Form of Election is properly completed and executed by the stockholder in accordance with the instructions contained in that form (with the signature or signatures guaranteed as required by the Form of Election) accompanied by the share certificate or certificates representing all of the Advest common shares owned by that stockholder (or confirmation of the transfer of the shares by the book-entry procedure described in the Form of Election), duly endorsed in blank or in another form acceptable to MONY. If share certificates are not available when the Form of Election is sent to First Chicago Trust Company of New York, the stockholder may provide a Guarantee of Delivery from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company located in the United States. A Guarantee of Delivery in effect guarantees to MONY that those share certificates will be delivered to First Chicago Trust Company of New York (or that the shares will be transferred by the book-entry procedure described in the Form of Election).

     The election deadline will be 5:00 p.m., New York City time, on the second business day preceding the date that the merger is consummated, which day is not less than 20 days after the initial mailing of the Form of Election. MONY and Advest will announce the date of the election deadline by issuing a public announcement no less than 10 days preceding the election deadline. MONY will notify First Chicago Trust Company of New York of any extension of the originally established election deadline by oral notice (promptly confirmed in writing) or written notice and will make a press release or other public announcement of that extension prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled election deadline.

     MONY has the right to make reasonable determinations and to establish reasonable procedures in guiding First Chicago Trust Company of New York in its determination as to the validity of Forms of Election. None of Advest, MONY or First Chicago Trust Company of New York are under any obligation to notify any Advest stockholder of any defect in a Form of Election. If you submit an invalid Form of Election prior to the election deadline that is not made valid prior to the election deadline, you will be deemed to have indicated no preference as to the receipt of cash or MONY common stock, and all of your Advest common shares will be treated as such for purposes of the allocation provisions that determine the amount of cash and number of shares of MONY common stock received by each Advest stockholder.

     If you have questions related to the Form of Election and Letter of Transmittal, or if you require additional copies of the Form of Election and Letter of Transmittal, please contact First Chicago Trust Company of New York at
(800) 608-7863.

     Holders of shares of restricted stock of Advest will not be entitled to make any election, but will rather receive the consideration described above in "Advest Restricted Stock."

     THE FORM OF ELECTION AND LETTER OF TRANSMITTAL IS INCLUDED WITH THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD COMPLETE IT IN ACCORDANCE WITH ITS INSTRUCTIONS AND RETURN IT TO FIRST CHICAGO TRUST COMPANY OF NEW YORK PRIOR TO THE ELECTION DEADLINE. YOU SHOULD INCLUDE YOUR SHARE CERTIFICATES (OR CONFIRMATION OF THE TRANSFER OF THE SHARES BY THE BOOK-ENTRY PROCEDURE DESCRIBED IN THE FORM OF ELECTION) OR AN APPROPRIATE GUARANTEE OF DELIVERY OF YOUR SHARE CERTIFICATES AS SET FORTH IN THE FORM OF ELECTION. IF YOU DO NOT PROPERLY COMPLETE AND RETURN TO FIRST CHICAGO TRUST COMPANY OF NEW YORK A FORM OF ELECTION PRIOR TO THE ELECTION DEADLINE, YOUR ADVEST COMMON SHARES WILL BE TREATED AS SHARES FOR WHICH NO PREFERENCE IS INDICATED AS TO THE RECEIPT OF CASH OR MONY COMMON STOCK, AND THE FORM OF MERGER CONSIDERATION YOU WILL BE ENTITLED TO RECEIVE WILL BE DETERMINED BY THE APPROPRIATE ALLOCATION PROVISIONS OF THE MERGER AGREEMENT.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary reciprocal representations and warranties of MONY, MONY Acquisition Corp. and Advest as to, among other things,

     -     due organization and good standing;

     -     corporate authority to carry on its business;

     -     corporate authority to enter into the contemplated transactions;

     -     capitalization;

     - absence of conflicts with, and violations of, organizational documents, employee benefit plans, agreements, laws and certain regulatory requirements;

     -     validity of agreements;

     -     reports filed with the SEC;

     -     governmental investigations and litigation;

     -     compliance with laws and governmental approvals;

     - absence of any material adverse effect, or any event which is reasonably likely to result in a material adverse effect, on the parties and on their subsidiaries;

     -     brokers;

     -     taxes and tax returns; and

     - lack of knowledge of factors preventing favorable tax treatment of the transaction.

     In addition, Advest has made representations and warranties regarding, among other matters,

     -     ownership of subsidiaries;

     -     interests in other businesses;

     -     no infringement of patents, trademarks, copyrights and trade secrets;

     -     ownership or possession of intellectual property rights;

     - registration, and compliance with all applicable requirements, as a broker-dealer and an investment advisor;

     - existence and enforceability of material contracts, and the absence of any non-competition agreements or obligations;

     -     employee benefit plans;

     -     labor matters;

     -     absence of any ownership of MONY common stock;

     -     environmental matters;

     -     status of the Advest Bank and Trust Company, a subsidiary of Advest;

     -     derivative instruments;

     - inapplicability of state takeover statutes and Advest's shareholder rights plan; and

     -     receipt of a fairness opinion from Advest's financial advisor.

     Many of these representations and warranties are qualified by the concept of "material adverse effect", meaning that these representations and warranties are not intended to apply to facts or circumstances which would not have a material adverse effect on the financial position, results of operations, assets, properties or business of the representing party and its subsidiaries, or on the ability of the representing party to timely perform its obligations under, or otherwise to consummate the transactions contemplated by, the merger agreement. For purposes of the merger agreement, material adverse effect does not include effects caused by:

     - changes in general economic conditions or market conditions (including changes in interest rates), accounting principles, law, regulations or regulatory policies of general applicability (or interpretations of these policies);

     - changes that generally affect the securities industry (in the case of Advest), or the securities or insurance industries (in the case of
           MONY);

     - actions or omissions of the representing party, in contemplation of the merger, with the prior written consent of the other party; and

     - facts, circumstances or events resulting from the announcement or execution of the merger agreement or the transactions contemplated by the merger agreement.

     None of the representations and warranties contained in the merger agreement will survive the effective time of the merger.

CERTAIN COVENANTS

     No Solicitation of Alternative Transaction Proposals. Advest, its affiliates and their respective officers, directors, employees, representatives and agents have agreed to cease any existing discussions or negotiations with any person other than MONY with respect to any transaction. A transaction involves any merger, consolidation, share exchange, tender offer or other business combination involving Advest or any of its material subsidiaries as defined in the merger agreement. A transaction also involves the acquisition, in any manner, of 10% or more of the voting stock or equity, or of the consolidated assets, of Advest or any of its material subsidiaries as defined in the merger agreement.

     However, if the Advest board of directors receives an unsolicited written proposal from any person with respect to any such transaction described above, Advest may furnish non-confidential information and access to that person, and may participate in negotiations and discussions with that person, but only if:

     - the board of Advest determines in its good faith judgment, after consultation as to legal matters with outside legal counsel and as to financial matters with an investment banking firm of national reputation, that the proposal is a superior proposal, as described below; and

     - that failing to furnish the requested information or access to that person, or engage in the negotiations or discussions with that person, may constitute a breach of the board's fiduciary duty.

     A superior proposal is any proposal with respect to a transaction of the type described above which:

     - is superior to the merger with MONY from a financial point of view to the stockholders of Advest;

     - faces no material legal or other impediments to the consummation of the transaction; and

     -     is fully financed.

     The Advest board has agreed not to recommend to the Advest stockholders that the stockholders tender their shares of Advest common stock in any tender offer or exchange offer unless in the good faith judgment of a majority of the Advest board, after consultation as to legal matters with outside legal counsel, and after consultation as to financial matters with an investment banking firm of national reputation, the board determines that: (1) the tender offer is a superior proposal and (2) failing to make the recommendation may constitute a breach of the board's fiduciary duty under applicable laws. Notwithstanding the foregoing, nothing contained in the merger agreement will prevent Advest's board of directors from complying with Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, as amended, with regard to any tender offers.

     Conduct of Business Pending the Merger. Pursuant to the merger agreement, Advest has agreed that until the effective time of the merger, except as set forth in the merger agreement or with the prior written consent of MONY, Advest will, and will cause each of its subsidiaries and investment companies (both as defined in the merger agreement) to, conduct its operations in the usual, regular and ordinary course in substantially the same manner as conducted prior to August 23, 2000, and will use reasonable best efforts, and will cause each of its material subsidiaries and investment companies (both as defined in the merger agreement) to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees, and maintain satisfactory relationships with those persons with which each has business relationships.

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

     Specifically, from the date of the merger agreement until the effective time of the merger, Advest may not, and will cause its material subsidiaries, or its investment companies (all as defined in the merger agreement), as the case may be, not to:

     - amend their Certificates of Incorporation or Bylaws or comparable governing instruments;

     - authorize, propose or enter into an agreement with respect to any merger, consolidation or business combination (other than this merger), or any acquisition or disposition of assets or securities other than in the ordinary course of business;

     - authorize, propose or enter into any release or surrender of any material contract rights other than in the ordinary course of business;

     - issue any shares of its capital stock or convertible securities, or grant any options, warrants, conversion rights or other rights not existing as of August 23, 2000 to purchase securities of Advest, except upon the exercise of options outstanding as of August 23, 2000 under Advest's stock option plans or granted pursuant to the stock option agreement described in this proxy statement/ prospectus under the heading "Stock Option Agreement";

     - effect any stock split, reverse stock split, stock dividend or other similar transaction with respect to any Advest shares or other ownership interests;

     -     otherwise change its capitalization;

     - grant, confer or award any options, warrants, conversion rights or other rights not existing as of August 23, 2000 to acquire any shares of Advest's capital stock or other securities of Advest or its subsidiaries;

     - take or fail to take any action which prevents the merger from qualifying as a tax-free reorganization for federal income tax purposes;

     - except pursuant to applicable law, the terms of pre-existing contractual arrangements, or in the ordinary course of business consistent with past practice, amend the terms of any of Advest's employee benefit plans, including employment, severance or similar agreements existing as of August 23, 2000;

     - except pursuant to applicable law, the terms of pre-existing contractual arrangements, or in the ordinary course of business consistent with past practice, adopt any new employee compensation or benefit plans or any employment, severance or similar agreements, change any vesting schedule with respect to Advest's employee benefit plans (or grants or awards thereunder), or grant any salary increases to any employee of Advest or any of its subsidiaries;

     - incur or become liable for any new indebtedness; make any loans or advances to any other person; or subject any of its property or assets to any lien, claim or encumbrance of any kind, except in the ordinary course of business consistent with past practice;

     - change any practice, or revoke or change any election, with respect to taxes;

     -     make any tax elections or settle any tax liability;

     - declare, set aside or pay any dividend or make any other distribution with respect to Advest's capital stock (other than regular quarterly cash dividends payable on Advest common stock in an amount not to exceed $0.06 per share);

     - redeem, purchase or otherwise acquire any shares of Advest's capital stock, or make any commitment for any such action; or

     - agree to take any action which would violate any of the representations or warranties described above.

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

     In addition, Advest has agreed to give prompt notice to MONY of each of the following:

     -     any event which has a material adverse effect on Advest;

     - any litigation matter relating to an amount exceeding $500,000, or any governmental complaint, investigation or hearing;

     - the receipt by Advest of any written notice from any taxing authority proposing any adjustment to the taxes of Advest or any of its subsidiaries;

     - any material breach of any representation or warranty made by Advest contained in the merger agreement; and

     - any filing made with the SEC (including the delivery of copies of any filing).

     MONY has agreed that from the date of the merger agreement until the effective time of the merger, except as permitted by the merger agreement or as required by applicable law, MONY will not, without the prior consent of Advest:

     - amend its articles of incorporation or bylaws in a manner that would materially adversely affect the economic benefits of the merger to the holders of Advest common stock; and

     - take any action that is intended or may reasonably be expected to result in (a) any of MONY's representations and warranties becoming untrue in any material respect at any time prior to the effective time of the merger, (b) any of the conditions to each party's or Advest's obligation to effect the merger set forth in the merger agreement not being satisfied in any material respect or (c) a material violation of any provision of the merger agreement.

     Indemnification and Insurance. The agreement of the parties on these matters is discussed above under the heading "The Merger -- Interests of Certain Persons in the Merger -- Indemnification and Insurance."

     Employee Benefits. For a one year period following the effective time of the merger, MONY will provide Advest employees who are employed by MONY with substantially the same base salary and wages and employee benefits that are no less favorable in the aggregate to benefits provided by Advest immediately prior to the effective date of the merger. Following the effective time of the merger, MONY will recognize employees' service with Advest for purposes of eligibility, participation, level of benefits and vesting of benefits, but not for benefit accrual under defined pension benefit plans, under any employee benefit plan of MONY providing benefits to Advest employees to the extent service would have been recognized under the applicable Advest employee benefits plan and to the extent recognition of service would not provide duplication of benefits. In addition, each Advest employee will be immediately eligible to participate, without any waiting time, in any employee benefit plan of MONY providing benefits to Advest employees to the extent coverage replaces coverage under any comparable Advest employee benefits plan and to the extent coverage would have been recognized under the comparable Advest plan. For each employee benefit plan of MONY providing medical, dental, pharmaceutical or vision benefits to Advest employees, all pre-existing condition exclusions and actively at work requirements will be waived for Advest employees and their dependents to the extent the exclusion would not have applied under the applicable Advest plan, and any eligible expenses incurred by Advest employees and their dependents in the plan year in which coverage is offered under the MONY plan will be taken into account for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements.

     Other Covenants. The merger agreement also contains certain other covenants including, among other things, covenants relating to the special meeting of Advest stockholders, certain filings with governmental and other agencies and organizations, inspection of records, public announcements, obtaining affiliate agreements, expenses, the Advest shareholder rights plan, conveyance taxes, certain tax matters, investment advisory agreements, Advest's retention plan, dividends and certain exemptions under the Securities Exchange Act, as amended.

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

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Conditions to Each Party's Obligations to Effect the Merger. Each party's obligation to complete the merger is subject to the satisfaction, at or prior to the closing date of the merger, of several conditions including:

     - approval by Advest's stockholders of the merger agreement and the transactions contemplated by the merger agreement in accordance with the Delaware General Corporation Law and Advest's certificate of incorporation;

     - the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act will have expired or been terminated;

     - none of the parties to the merger agreement will be subject to any order or injunction of a court of competent jurisdiction in the United States prohibiting the consummation of the transactions contemplated by the merger agreement and, in the event that any order or injunction is issued, each party to the merger agreement has agreed to use all reasonable best efforts to have the injunction lifted;

     - the registration statement on Form S-4 of which this proxy statement/prospectus is a part will have become effective and will be effective at the effective time of the merger, and no stop order suspending effectiveness of the Form S-4 will have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness of the Form S-4 will have been initiated and be continuing, and all material approvals under state securities laws relating to the issuance or trading of MONY's common stock to be issued to stockholders of Advest in connection with the merger will have been received;

     - MONY's common stock to be issued to stockholders of Advest in connection with the merger will have been approved for listing on the NYSE, subject only to official notice of issuance; and

     - all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission or other regulatory body or self-regulatory organization required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, the Home Owners' Loan Act, the Connecticut General Statute and the rules of the National Association of Securities Dealers, Inc. will have been obtained or made, and will not contain any terms that, in the reasonable good faith judgment of MONY, are unreasonably burdensome to MONY.

     Additional Conditions to the Obligation of Advest to Effect the Merger. The obligation of Advest to effect the merger is subject to the fulfillment, at or prior to the consummation of the merger, of the following conditions:

     - MONY will have performed in all material respects MONY's agreements contained in the merger agreement and required to be performed on or prior to the consummation of the merger. The representations and warranties of MONY and MONY Acquisition Corp. contained in the merger agreement will be true and correct as of the date of the consummation of the merger, except that those representations and warranties which address matters only as of a particular date will have been true and correct as of that particular date. However, these representations and warranties will be deemed to be true and correct unless the failure or failures of these representations and warranties to be true and correct, either individually or in the aggregate, without giving effect to any qualification as to materiality, is reasonably likely to have a material adverse effect on MONY (as defined in the merger agreement); and

     - Advest will have received from its legal counsel, Day, Berry & Howard LLP and Wachtell, Lipton, Rosen & Katz, an opinion to the effect that the merger will be treated as a reorganization for U.S. federal income tax purposes, and the opinion will be reconfirmed as of the effective time of the merger.

     Additional Conditions to the Obligation of MONY and MONY Acquisition Corp. to Effect the Merger. The obligations of MONY and MONY Acquisition Corp. to effect the merger are subject to the fulfillment, at or prior to the consummation of the merger, of the following conditions:

     - Advest will have performed in all material respects Advest's agreements contained in the merger agreement and the stock option agreement, and the shareholders (as defined in the support agreement) will have performed in all material respects their agreements contained in the support agreement. The representations and warranties of Advest contained in the merger agreement and the stock option agreement, and the representations and warranties of the shareholders (as defined in the support agreement) contained in the support agreement, will be true and correct as of the date of the consummation of the merger, except that those representations and warranties which address matters only as of a particular date will be true and correct as of that date. However, the representations and warranties of Advest will be deemed to be true and correct unless the failure or failures of those representations and warranties to be true and correct, either individually or in the aggregate, without giving effect to any qualification as to materiality, is reasonably likely to have a material adverse effect on Advest (as defined in the merger agreement);

     - MONY will have received from its tax counsel, Norman Sinrich, Esq. (or such other tax counsel to MONY that is reasonably acceptable to Advest), an opinion to the effect that the merger will be treated as a reorganization for U.S. federal income tax purposes, and the opinion will be reconfirmed as of the effective time of the merger;

     - a specified number of the employment and/or change of control agreements described in "The Merger -- Interests of Certain Persons in the Merger" will not have been amended and will be in full force and effect, other than due to death or disability, and each of these executives will be performing in all material respects his obligations thereunder;

     - from the date of the merger agreement through the effective time of the merger, no material adverse effect with respect to Advest (as defined in the merger agreement) will have occurred;

     - at the effective time of the merger Advest and each of its subsidiaries will meet the criteria set forth in the Home Owners' Loan Act as then in effect and any other criteria of the Office of Thrift Supervision necessary for MONY to qualify as a "Savings and Loan Holding Company" as that term is used in the Home Owners' Loan Act. In addition, all consents, authorizations, orders and approvals of (or filings or registrations with) the Office of Thrift Supervision necessary for MONY to qualify as a Savings and Loan Holding Company will have been obtained or made, and any requisite waiting periods imposed in connection with the consents, authorizations, orders and approvals will have expired and will not have been contested by any federal or state governmental authority; and

     - no more than 5% of the Advest common stock outstanding at the effective time of the merger (excluding shares owned by MONY or any of MONY's wholly-owned subsidiaries) will be dissenting shares that meet the appraisal and other requirements as set forth in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     Termination by Mutual Consent. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, before or after the approval of the merger agreement by the stockholders of Advest, by the mutual consent of MONY and Advest.

     Termination by Either MONY or Advest. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger by action of the board of directors of either MONY or Advest if:

     - the merger has not been consummated by February 28, 2001, provided that the terminating party shall not have breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the failure to consummate the merger by February 28, 2001;

     - the approval of Advest's stockholders required by the merger agreement has not been obtained at a duly convened special meeting called for that purpose, or at any adjournment of the special meeting; or

     - a United States federal, state, local or foreign court of competent jurisdiction, or a United States federal or state, local or foreign governmental, regulatory or administrative agency or commission, has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, and such order, decree, ruling or other action has become final and nonappealable, provided that the party seeking to so terminate the merger agreement has used all reasonable best efforts to remove the injunction, order or decree.

     Termination by Advest. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, before or after the approval of the merger agreement by the stockholders of Advest, by action of the board of directors of Advest if:

     - in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law after consultation as to legal matters with outside legal counsel and after consultation as to financial matters with an investment banking firm of national reputation, Advest determines that termination of the merger agreement is required by reason of a superior proposal (as defined in the merger agreement) being made;

     - there has been a breach (without regard to materiality, a material adverse effect with respect to MONY (as defined in the merger agreement) or similar qualifiers) by MONY or MONY Acquisition Corp. of any representation or warranty contained in the merger agreement which is not curable or, if curable, is not cured within 30 days after written notice of the breach is given by Advest to MONY; provided that the breach, if occurring or continuing upon the date of consummation of the merger, would constitute, individually or in the aggregate with other such breaches, the failure of:

        - MONY to have performed in all material respects its agreements contained in the merger agreement and required to be performed on or prior to the consummation of the merger; or

        - the representations and warranties of MONY and MONY Acquisition Corp. contained in the merger agreement to be true and correct as of the date of the consummation of the merger; or

     - there has been a material breach by MONY of any of the covenants or agreements set forth in the merger agreement which is not curable or, if curable, is not cured within 30 days after written notice of the breach is given by Advest to MONY.

     Termination by MONY. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, before or after the approval of the merger agreement by the stockholders of Advest, by action of the board of directors of MONY, if:

     - the board of directors of Advest has withdrawn, modified in a manner adverse to MONY, or failed to reconfirm within five business days after written request from MONY, its approval or recommendation of the merger agreement, the stock option agreement, the support agreement or the merger or other transactions contemplated in the merger agreement, or shall have recommended an alternative proposal (as defined in the merger agreement) to the stockholders of Advest;

     - there has been a breach (without regard to materiality, a material adverse effect with respect to Advest (as defined in the merger agreement) or similar qualifiers) by Advest of any representation or warranty contained in the merger agreement, or by Advest of any representation or warranty contained in the stock option agreement or by any shareholder (as defined in the support agreement) of any representation or warranty contained in the support agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by MONY to Advest or the breaching shareholder, as appropriate; provided that the breach, if occurring or continuing upon the date of consummation of the merger, would constitute, individually or in the aggregate with other such breaches, the failure of any of the following to be true and correct as of the date of the consummation of the merger:

        - the representations and warranties of Advest contained in the merger agreement and the stock option agreement; or

        - the representations and warranties of the shareholders contained in the support agreement; or

     - there has been a material breach of any of the covenants or agreements contained in the merger agreement or the stock option agreement on the part of Advest, or any of the covenants or agreements contained in the support agreement by any shareholder (as defined in the support agreement), which breach is not curable or, if curable, is not cured within 30 days after written notice of the breach is given by MONY to Advest or the breaching shareholder, as appropriate.

TERMINATION FEE

     Advest is obligated to pay to MONY a termination fee of $10,000,000 in cash if the merger agreement is terminated for any of the following reasons:

     - the board of directors of Advest has withdrawn, modified in a manner adverse to MONY, or failed to reconfirm within five business days after written request from MONY, its approval or recommendation of the merger agreement, the stock option agreement, the support agreement or the merger or other transactions contemplated in the merger agreement, or has recommended an alternative proposal (as defined in the merger agreement) to the stockholders of Advest;

     - the board of directors of Advest determines, in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law after consultation as to legal matters with outside legal counsel and after consultation as to financial matters with an investment banking firm of national reputation, that termination of the merger agreement is required by reason of a superior proposal (as defined in the merger agreement) being made; or

     - any third party acquires beneficial ownership of more than 25% of Advest's voting stock, or Advest enters into any agreement with respect to a transaction (as defined in the merger agreement), or if any transaction (as defined in the merger agreement) is consummated, each within 18 months after termination of the merger for any of the following reasons:

        - the approval of Advest's stockholders required by the merger agreement has not been obtained at a duly convened special meeting called for that purpose or at any adjournment of the special meeting, after a bona fide transaction proposal (as defined in the merger agreement) for Advest has been publicly disclosed or any person or entity has publicly disclosed a bona fide intention to make a transaction proposal;

        - there has been a willful, uncured breach by Advest of any representation or warranty contained in the merger agreement or the stock option agreement, or by any shareholder (as defined in the support agreement) of any representation or warranty contained in the support agreement, where the breach, without giving effect to any qualification as to materiality, is reasonably likely to have a company material adverse effect (as defined in the merger agreement), after a bona fide transaction proposal (as defined in the merger agreement) for Advest has been made known to the board of directors of Advest, or publicly disclosed, or any person or entity has made known to Advest's board, or otherwise publicly disclosed, a bona fide intention to make a transaction proposal, regardless of whether the transaction proposal has been rejected by Advest or withdrawn prior to the time of the termination of the merger;

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

        - there has been a willful, uncured material breach by Advest of any of the covenants or agreements contained in the merger agreement or the stock option agreement, or by any shareholder (as defined in the support agreement) of any covenant or agreement contained in the support agreement, after a bona fide transaction proposal (as defined in the merger agreement) for Advest has been made known to the board of directors of Advest, or publicly disclosed, or any person or entity has made known to Advest's board, or otherwise publicly disclosed, a bona fide intention to make a transaction proposal, regardless of whether the transaction proposal has been rejected by Advest or withdrawn prior to the time of the termination of the merger; or

        - the merger has not been consummated by February 28, 2001, and either on or prior to that date, a bona fide transaction proposal (as defined in the merger agreement) for Advest has been made known to the board of directors of Advest, or publicly disclosed, or any person or entity has made known to Advest's board, or otherwise publicly disclosed, a bona fide intention to make a transaction proposal, regardless of whether the transaction proposal has been rejected by Advest or withdrawn prior to the time of the termination of the merger.

EXPENSES

     Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement, the option agreement and the support agreement, and the transactions contemplated by the merger agreement, the option agreement and the support agreement, will be paid by the party incurring such expenses except as otherwise provided in the merger agreement. The merger agreement provides that MONY and Advest shall each pay fifty percent of the filing fee for, and fifty percent of the expenses incurred in connection with the printing and mailing of, this proxy statement/prospectus and the related Form S-4.

AMENDMENT

     The merger agreement may be amended by MONY, MONY Acquisition Corp. and Advest by action taken by their respective boards of directors at any time before or after approval by the stockholders of Advest of matters presented in connection with the merger but, after any approval of the merger by Advest stockholders, no amendment will be made that by law requires the further approval of stockholders without first obtaining such further approval.

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

                             STOCK OPTION AGREEMENT

     As an inducement to MONY to enter into the merger agreement, Advest entered into a stock option agreement with MONY, dated as of August 23, 2000. The following is a summary of the material terms of the stock option agreement, but it does not purport to be complete. Stockholders are encouraged to read the stock option agreement in its entirety. A copy of the stock option agreement is attached as Annex B to this proxy statement/prospectus.

     Arrangements such as the stock option agreement are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms, and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer by a third party. The stock option agreement was entered into to accomplish these objectives. The stock option agreement may have the effect of discouraging offers by third parties to acquire Advest prior to the merger, even if such persons were prepared to offer to pay consideration to the Advest stockholders which has a higher current market price than the merger consideration. In particular, the stock option agreement could eliminate the ability of another party to acquire Advest in a transaction accounted for as a pooling of interests. Neither MONY nor Advest knows of any event that has occurred as of the date of this proxy statement/prospectus that would allow MONY to exercise the option.

     Pursuant to the stock option agreement, Advest granted MONY an unconditional, irrevocable option which permits MONY to purchase up to 1,770,909 shares of Advest common stock, but in any case not more than 19.9% of the number of shares of Advest common stock outstanding without giving effect to any shares issued subject to or pursuant to the option, at an exercise price of $31.00 per share. The number of shares of Advest common stock is subject to adjustment to maintain the 19.9% ratio in the event of a change in the number of issued and outstanding Advest shares.

     The option may be exercised by MONY, in whole or in part, if, and only if, an initial triggering event occurs followed by a subsequent triggering event, both prior to termination of the option. Initial triggering events include:

     - Advest or any of its subsidiaries, without MONY's prior written consent, entering into an agreement to engage in an acquisition transaction (as defined in the stock option agreement) with a third party; or the board of directors of Advest recommending that the stockholders of Advest approve or accept any such transaction;

     - Advest or any of its subsidiaries, without MONY's prior written consent, authorizing, recommending, proposing or publicly announcing their intention to authorize, recommend or propose to engage in an acquisition transaction, or the Advest board of directors publicly withdrawing or modifying or publicly announcing its intent to withdraw or modify, in any manner adverse to MONY, its recommendation that the Advest stockholders approve the merger;

     - any person acquiring beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Advest common stock;

     - a publicly disclosed bona fide third party proposal to Advest or its stockholders to engage in an acquisition transaction;

     - following a third party overture regarding an acquisition transaction, a breach by Advest of any covenant or obligation contained in the merger agreement that would entitle MONY to terminate the merger agreement, which is either not curable or not cured prior to the date MONY gives notice of the exercise of the option;

     - the Advest board recommending that Advest stockholders approve or accept an acquisition transaction;

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

     - an accepted filing with the Office of Thrift Supervision, the National Association of Securities Dealers or any other federal or state regulatory by any third party for approval to engage in an alternative acquisition transaction with Advest;

     - termination of the merger agreement under certain of its provisions that trigger the $10 million termination fee.

     Subsequent triggering events include:

     - any person or group obtaining beneficial ownership of 25% or more of the then-outstanding shares of Advest common stock;

     - Advest or any of its subsidiaries, without the prior written consent of MONY, agreeing to enter into an acquisition transaction, or the Advest board recommending that the Advest stockholders approve or accept an alternative acquisition transaction (including the acquisition of securities representing 25% or more of Advest's voting power);

     - termination of the merger agreement by MONY due to public withdrawal or modification by the Advest board (or a public announcement of the intention to do so) of its recommendation that Advest stockholders approve the merger; or

     - termination of the merger agreement by Advest due to the exercise by the Advest board of directors of good faith judgment as to its fiduciary duties as a result of the receipt of a proposal for a superior transaction.

     MONY may exercise the option only if one of the above listed initial triggering events and one of the above listed subsequent triggering events occur prior to any of the following exercise termination events:

     -     the effective time of the merger;

     - the termination of the merger agreement in accordance with its terms, if such termination occurs prior to the occurrence of an initial triggering event (except a termination by MONY for a willful, uncured breach by Advest of a representation or warranty under the merger agreement or the stock option agreement, or by an Advest stockholder under the support agreement); or

     - the passing of 12 months after termination of the merger agreement, if such termination follows the occurrence of one of the initial triggering events listed above or is a termination by MONY for a willful uncured breach by Advest of any representation or warranty contained in the merger agreement or the stock option agreement, or by an Advest stockholder under the support agreement, where the breach is not curable or, if curable, is not cured within 30 days after notice of the breach is given by MONY to Advest (unless such breach is non-volitional); provided, that if an initial triggering event continues or occurs beyond termination and prior to the passage of the 12-month period, the limit on the passage of time will be extended to 12 months from the expiration of the last initial triggering event to expire, but in no event more than 18 months after termination of the merger agreement.

     Immediately prior to consummation by Advest of any merger, consolidation or similar transaction, a purchase, lease or other acquisition of all or a substantial portion of the assets of Advest, or the acquisition by any person of the beneficial ownership of 50% or more of the then outstanding shares of Advest common stock, but prior to the occurrence of an exercise termination event, Advest will be obligated, at the request of the option holder, to repurchase the option from the option holder and to repurchase all or any part of the option shares received upon the full or partial exercise of the option from the owner of the option shares. The repurchase of the option shares will be at a price per share equal to the greater of, and the repurchase of the option will be at a price per share equal to the amount by which the option price is exceeded by the greater of:

     - the price per share at which a tender or exchange offer has been made for Advest common stock;

     - the price per share of Advest common stock to be paid by any third party under an agreement with Advest;

     - the highest closing price per share of Advest common stock within the six-month period immediately preceding the date that notice to repurchase is given; or

     - in the event of a sale of all or substantially all of Advest's assets, the sum of the price paid for such assets and the current market value of the remaining assets (as determined by a nationally recognized investment banking firm selected by MONY and reasonably acceptable to Advest), divided by the number of shares of Advest common stock outstanding at the time of such sale.

     The stock option agreement also provides that MONY may, at any time during which Advest would be required to repurchase the option and option shares, surrender the option (and any option shares obtained upon the exercise of the option and still held by the option holder) for a surrender price equal to:

     -     $10,000,000; plus, if applicable,

     - MONY's purchase price with respect to any previously purchased option shares; less, if applicable,

     - any net cash received by MONY from the arms' length sale of option shares over MONY's purchase price with respect to such option shares.

     MONY may not exercise its right to surrender the option and receive the surrender price if Advest has previously repurchased any option shares or any portion of the option pursuant to the provisions of the stock option agreement described in the preceding paragraph.

     The total profit that MONY may realize from the total of the termination fee under the merger agreement and the net cash amounts received from the repurchase or sale of the option, option shares or any substitute option may not exceed $10 million. Furthermore, MONY may not exercise the option for a greater number of shares of Advest stock than would, at the date of the notice of exercise, result in the aggregate fair market value of Advest stock issued pursuant to the option (as determined by the closing price of the Advest stock on the trading day prior to the notice of exercise) having a value which is in excess of $10 million greater than the aggregate exercise price for those shares. In this case, Advest may at its discretion, raise the exercise price for the option shares so that the aggregate fair market value of Advest stock issued pursuant to the option (as determined above) will have a value which is not in excess of $10 million greater than the aggregate exercise price for those shares.

     To the best knowledge of Advest, no event giving rise to the right to exercise the option has occurred as of the date of this proxy statement/prospectus.

                               SUPPORT AGREEMENT

     As an inducement to MONY entering into the merger agreement, Peter R. Kellogg, Allen Weintraub, Grant W. Kurtz and George A. Boujoukos entered into a support agreement with MONY dated as of August 23, 2000. As of the date of the support agreement, Messrs. Kellogg, Weintraub, Kurtz and Boujoukos together beneficially owned approximately 22.96% of the outstanding shares of Advest common stock. The following is a summary of the material terms of the support agreement, but it does not purport to be complete. Stockholders are encouraged to read the support agreement in its entirety. A copy of the support agreement is attached as Annex C to this proxy statement/prospectus.

     Pursuant to the support agreement, Messrs. Kellogg, Weintraub, Kurtz and Boujoukos have agreed, among other things, to vote (or cause to be voted) all shares of Advest common stock owned or subsequently acquired by them prior to the earlier of the closing of the merger or the termination of the merger agreement (1) to approve and adopt the merger agreement and (2) in favor of the merger. Messrs. Kellogg, Weintraub, Kurtz and Boujoukos have revoked any and all previous proxies, and granted an irrevocable proxy appointing MONY, and Michael
I. Roth, Richard Daddario and Kenneth M. Levine, each individually, as their attorney-in-fact and proxy, with full power to vote their shares.

     The support agreement provides that, Messrs. Kellogg, Weintraub, Kurtz and Boujoukos will not, among other things,

     - directly or indirectly sell, assign, transfer, pledge or otherwise dispose of or transfer any of their shares;

     - deposit any of their shares into a voting trust or enter into a voting agreement with or grant any proxy with respect to the shares; or

     - enter into any agreement with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any shares provided that each shareholder may make a bona fide gift of shares and may transfer shares into one or more trusts for estate or tax planning purposes, so long as the recipient of each gift or trust enters into an agreement with the Parent substantially identical to the support agreement.

     In addition, Messrs. Kellogg, Weintraub, Kurtz and Boujoukos agreed not to engage in any of the following actions, and in their capacity as stockholders of Advest, not to authorize or knowingly permit any of their investment bankers, attorneys, accountants, representatives and other agents, directly or indirectly, to take any of the following actions:

     - initiating, soliciting or encouraging any inquiries or the making or the implementation of the submission of any alternative acquisition proposal, or

     - engaging in any negotiations concerning, or providing to any person any confidential information or data with respect to, or having any discussions with, any person relating to an alternative acquisition proposal or relating to any tender offer for or solicitation of proxies with respect to Advest shares.

     Messrs. Kellogg, Weintraub, Kurtz and Boujoukos have also agreed to notify MONY immediately in writing if,

     -     any inquiries or acquisition proposals are made by any person,

     -     any confidential information or data is requested by any person, or

     - any negotiations or discussions are initiated or continued by any person with respect to an acquisition proposal.

     The support agreement terminates upon the earlier of the termination of the merger agreement and the closing of the merger.

                        COMPARISON OF STOCKHOLDER RIGHTS

     The rights of Advest stockholders are currently governed by the Delaware General Corporation Law, or DGCL, Advest's restated certificate of incorporation and Advest's bylaws. The rights of MONY stockholders are currently governed by the DGCL, MONY's amended and restated certificate of incorporation and MONY's amended and restated bylaws. The following is a summary of material differences between the rights of Advest stockholders and the rights of MONY stockholders. It is not a complete statement of the provisions affecting, and the differences between, the rights of Advest stockholders and MONY stockholders. The summary is qualified in its entirety by reference to the DGCL, Advest's restated certificate of incorporation and bylaws, and MONY's amended and restated certificate of incorporation and amended and restated bylaws.

AUTHORIZED CAPITAL STOCK


Advest                                         MONY
- 25,000,000 shares of common stock            - 400,000,000 shares of common stock
- 2,000,000 preferred stock                    - 100,000,000 shares preferred stock

SIZE OF BOARD OF DIRECTORS

Advest                                         MONY

The DGCL provides that the board of directors  The DGCL provides that the board of directors
of a Delaware corporation shall consist of     of a Delaware corporation shall consist of
one or more directors as fixed by the          one or more directors as fixed by the
corporation's certificate of incorporation or  corporation's certificate of incorporation or
bylaws. Under Advest's restated certificate    bylaws. Under MONY's amended and restated
of incorporation, the specific number of       certificate of incorporation and subject to
directors shall be as provided for in the      the rights of the holders of any preferred
bylaws. Advest's bylaws provide that the size  stock, the number of directors shall be as of the board of directors shall be determined  specified in the bylaws but not less than 5
by resolution; provided, however, that if      or greater than 15. MONY's amended and
there is an Interested Stockholder (defined    restated bylaws provide that the size of the
generally as a holder of 20% or more of        board shall be determined by resolution. The
Advest's voting stock), such action will       number of directors of MONY is currently
require a majority of the Continuing           fixed at 14.
Directors (generally defined as an Advest
director who is not an Interested Stockholder
and was a director prior to the time that the
Interested Stockholder became such) then in
office. Each director will hold office until
his successor shall have become elected and
qualified. The number of directors of Advest
is currently fixed at 10.

FILLING VACANCIES ON THE BOARD
Advest                                         MONY
The DGCL provides that, unless the governing   The DGCL provides that, unless the governing
documents of a corporation provide otherwise,  documents of a corporation provide otherwise,
vacancies and newly created directorships      vacancies and newly created directorships
resulting from an increase in the authorized   resulting from an increase in the authorized
number of directors elected by all of the      number of directors elected by all of the
stockholders having the right to vote as a     stockholders having the right to vote as a
single class may be filled by a majority of    single class may be filled by a majority of
the directors then in office.                  the directors then in office.
The Advest board may fill vacancies or         Subject to the rights of the holders of any
newly-created directorships by a majority of   preferred stock, vacancies on MONY's board of
the directors then in                          directors may

office. However, if there is an Interested     be filled by majority vote of the directors
Stockholder, at the time of such vote, the     then in office, except that the stockholders
filling will also require a majority vote of   must fill any vacancy resulting from the
the Continuing Directors.                      removal of a director by the stockholders.

REMOVAL OF DIRECTORS

     The DGCL provides that a director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. However, in the case of a corporation whose board is classified, the directors may be removed only for cause unless the certificate of incorporation provides otherwise. Both Advest's and MONY's boards are classified, so directors may be removed only with cause. Advest directors may be removed by the vote of the holders of at least 80% of Advest stock. Advest directors may also be removed by at least two-thirds of the directors then in office, except that if at the time of the removal, there is an Interested Stockholder, a majority vote of the Continuing Directors would also be required. MONY directors may be removed by the vote of the holders of at least a majority of the combined voting power of all outstanding shares of MONY stock entitled to vote generally in the election of directors, provided, however, that any directors elected by holders of a series or class of preferred stock, voting as a separate class, may be removed only in accordance with the terms of such stock.

NOMINATION OF DIRECTORS FOR ELECTION

Advest                                          MONY
Under Advest's bylaws, nominations for          Under MONY's amended and restated bylaws,
Advest's board may be made by the board or      nominations for MONY's board may be made by
by any stockholder who complies with the        the board or any committee designated by the
notice procedures described in the bylaws.      board or by any stockholder who complies
These procedures require the notice to be       with the notice procedures described in the
received by Advest not earlier than 150 days    bylaws. These procedures require the notice
prior to the meeting and not later than the     to be received by MONY (a) in the case of an
60th day prior to the meeting or if less        annual meeting, (i) not less than 60 nor
than 70 days' prior notice of the date of       more than 90 days prior to the first
the scheduled annual meeting is given, then     anniversary date of MONY's proxy statement
the 10th day following the first public         in connection with the last annual meeting
announcement of the meeting date.               or (ii) if no annual meeting was held the
                                                previous year or the date of the current
                                                annual meeting has been changed by more than
                                                30 days from the date referenced in the
                                                previous year's proxy statement, not later
                                                than the close of business on the tenth day
                                                after public disclosure of the date of the
                                                current annual meeting and (b) in the case
                                                of a special meeting called for the purpose
                                                of electing directors, not later than the
                                                close of business on the tenth day following
                                                public disclosure of the meeting.

STOCKHOLDER RIGHTS PLAN

     Both Advest and MONY have implemented a stockholder rights plan, under which a group of persons becomes an acquiring person upon a public announcement that they have acquired or intend to acquire 20% of Advest's voting stock or 15% of MONY's voting stock, respectively. This threshold can be reduced as provided in the plan. Each share of MONY common stock issued in the merger will be issued with an attached right. Advest has amended its Stockholder Rights Plan to exempt from its provisions the merger agreement, stock option agreement and support agreement and the transactions contemplated by those agreements.

STOCKHOLDER ACTION WITHOUT A MEETING


Advest                                          MONY
Under Section 228 of the DGCL, unless           Under Section 228 of the DGCL, unless
otherwise provided in the certificate of        otherwise provided in the certificate of
incorporation, any action required or           incorporation, any action required or
permitted to be taken at a                      permitted to be taken at a

stockholders' meeting may be taken without a    stockholders' meeting may be taken without a
meeting pursuant to the written consent of      meeting pursuant to the written consent of
the holders of the number of shares that        the holders of the number of shares that
would have been required to effect the          would have been required to effect the
action at an actual meeting of the              action at an actual meeting of the
stockholders. The Advest restated               stockholders. MONY's amended and restated
certificate of incorporation permits            certificate of incorporation prohibits
stockholder action without a meeting if         stockholder action by written consent.
holders of at least 75% of Advest stock give
written consent to taking an action without
a meeting.

CALLING SPECIAL MEETINGS OF STOCKHOLDERS


Advest                                          MONY
Under the DGCL, a special meeting of            Under the DGCL, a special meeting of
stockholders may be called by the board of      stockholders may be called by the board of
directors or by any other person authorized     directors or by any other person authorized
to do so in the certificate of incorporation    to do so in the certificate of incorporation
or the bylaws. Advest's bylaws provide that     or the bylaws. MONY's amended and restated
a special meeting of stockholders may be        bylaws provide that a special meeting of
called only by the board of directors, the      stockholders may be called by the chairman
chairman of the board or the president. If      of the board or the president, and shall be
at the time, there is an Interested             called by the chairman, the president or the
Stockholder, any such call must also be         secretary at the written request of a
approved by a majority of the Continuing        majority of the board of directors. Holders
Directors. Holders of Advest common stock do    of MONY common stock do not have the ability
not have the ability to call a special          to call a special meeting of stockholders.
meeting of stockholders.
SUBMISSION OF STOCKHOLDER PROPOSALS
Advest                                          MONY
The Advest bylaws provide that notice of any    The MONY amended and restated bylaws provide
proposal to be presented by a stockholder       that in order for a stockholder to bring
must be given not less than 60 nor more than    business before the annual meeting, the
150 days before the scheduled annual            stockholder must give notice of the proposal
meeting. However, if less than 70 days'         to MONY (a) in the case of an annual
prior notice of the date of the scheduled       meeting, (i) not less than 60 days or more
annual meeting is given, notice must be         than 90 days prior to the first anniversary
delivered by the 10th day following the         date of MONY's proxy statement in connection
first public announcement of the meeting        with the last annual meeting or (ii) if no
date.                                           annual meeting was held the previous year or
                                                the date of the current annual meeting has
                                                been changed by more than 30 days from the
                                                date referenced in the previous year's proxy
                                                statement, not later than the close of
                                                business on the tenth day after public
                                                disclosure of the date of the current annual
                                                meeting and (b) in the case of a special
                                                meeting called for the purpose of electing
                                                directors, not later than the close of
                                                business on the tenth day following public
                                                disclosure of the meeting.

DISSENTERS' APPRAISAL RIGHTS

     Section 262 of the DGCL provides stockholders of a corporation involved in a merger the right to demand and receive payment of the fair value of their stock in certain mergers. However, appraisal rights are not available to holders of shares:

     -     listed on a national securities exchange;

     - designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

     -     held of record by more than 2,000 holders

unless holders of stock are required to accept in the merger anything other than any combination of:

     - shares of stock or depository receipts of the surviving corporation in the merger;

     - shares of stock or depository receipts of another corporation that, at the effective date of the merger, will be:

        -     listed on a national securities exchange,

        - designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

        -     held of record by more than 2,000 holders; and

     - cash instead of fractional shares of the stock or depository receipts received.

Dissenters' appraisal rights are available to Advest stockholders with respect to the merger. Dissenters' appraisal rights are not available to the MONY stockholders with respect to the merger because the DGCL does not require that MONY stockholders vote to approve the merger agreement.

LIMITATIONS ON DIRECTORS' LIABILITY


Advest                                          MONY
Advest's restated certificate of                MONY's amended and restated certificate of
incorporation provides that, to the fullest     incorporation provides that a director of
extent permitted by the DGCL, a director of     MONY shall not be liable personally to MONY
Advest shall not be personally liable to        or its stockholders for monetary damages for
Advest for monetary damages, except for         breach of fiduciary duty as a director,
liability under Section 174 of the DGCL.        except for liability arising out of:
                                                - any breach of the director's duty of
                                                loyalty to MONY or its stockholders;
                                                - acts or omissions not in good faith or
                                                which involve intentional misconduct or a
                                                  knowing violation of law;
                                                - Section 174 of the DGCL; or
                                                - any transaction from which the director
                                                derived an improper personal benefit.

AMENDMENT OF CERTIFICATE OF INCORPORATION

Advest                                          MONY
Under the DGCL, amendments to a                 Under the DGCL, amendments to a
corporation's certificate of incorporation      corporation's certificate of incorporation
require the approval of the board of            require the approval of the board of
directors and stockholders holding a            directors and stockholders holding a
majority of the outstanding stock entitled      majority of the outstanding stock entitled
to vote thereon, and a majority of the          to vote thereon, and a majority of the
outstanding stock of each class entitled to     outstanding stock of each class entitled to
vote on such amendment as a                     vote on such amendment as a

class, unless a greater number or proportion    class, unless a greater number or proportion
is specified in the certificate of              is specified in the certificate of
incorporation or by other provisions of the     incorporation or by other provisions of the
DGCL. Amendment of Advest's restated            DGCL.
certificate of incorporation requires
approval by resolution of the board of          MONY's amended and restated certificate of
directors followed by stockholder approval      incorporation provides that it may be
by at least a two-third margin for most         amended in accordance with Delaware law,
provisions. However, if within sixty days       except that terms adversely affecting
prior to the meeting at which stockholder       certain preferred stock must be approved by
vote is to be taken, there is an Interested     specified percentages of the holders of such
Stockholder, a majority of the Continuing       stock.
Directors must approve the amendment prior
to stockholder approval.

AMENDMENT OF BYLAWS

Advest                                          MONY
Under the DGCL, holders of a majority of the    Under the DGCL, holders of a majority of the
voting power of a corporation, and, when        voting power of a corporation, and, when
provided in the certificate of                  provided in the certificate of
incorporation, the directors of the             incorporation, the directors of the
corporation, have the power to adopt, amend     corporation, have the power to adopt, amend
and repeal the bylaws of a corporation.         and repeal the bylaws of a corporation.
Advest's bylaws provide that the board may      MONY's amended and restated certificate of
amend, adopt or repeal bylaws by a majority     incorporation generally provides for
vote (and, if there is an Interested            amendment of the bylaws by a majority of
Stockholder, a majority vote of the             MONY's board of directors or by a majority,
Continuing Directors) and the stockholders      or in specified cases, 80%, of the
may amend, adopt or repeal bylaws by a vote     outstanding stock entitled to vote thereon.
of 80% of the outstanding shares.

LISTING OR QUOTATION OF MONY COMMON SHARES; DELISTING OF ADVEST COMMON STOCK

     It is a condition to the merger that MONY common shares issuable in the merger be approved for listing on the NYSE on or prior to the effective time of the merger, subject to official notice of issuance. If the merger is consummated, shares of Advest common stock will cease to be listed on the NYSE.

                                 LEGAL MATTERS

     The validity of the MONY common stock to be issued to Advest stockholders will be passed upon for MONY by Dewey Ballantine LLP. Frederick W. Kanner, Esq., a member of the firm of Dewey Ballantine LLP, is a member of the board of directors of MONY. Certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon for MONY by Norman Sinrich, Esq. Certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon for Advest by Wachtell, Lipton, Rosen & Katz and Day, Berry & Howard LLP.

                                    EXPERTS

     The consolidated financial statements of MONY incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of MONY for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of PricewaterhouseCoopers LLP as experts in auditing and accounting.

     The consolidated financial statements and schedule of Advest incorporated in this proxy statement/ prospectus by reference to the Annual Report on Form 10-K of Advest for the year ended September 30, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of PricewaterhouseCoopers LLP as experts in auditing and accounting.

     It is expected that representatives of PricewaterhouseCoopers LLP will be present at the special meeting, to respond to appropriate questions and to make a statement if they desire.

                          FUTURE STOCKHOLDER PROPOSALS

     In the event the merger is not consummated, the only stockholder proposals eligible to be considered for inclusion in the proxy materials for the 2001 annual meeting of Advest will be those which were submitted to Advest no later than August 24, 2000, as provided in the January 27, 2000 Annual Meeting Proxy Statement of Advest. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                      WHERE YOU CAN FIND MORE INFORMATION

     MONY and Advest file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information MONY and Advest file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MONY's and Advest's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     MONY filed a registration statement on Form S-4 to register with the SEC the MONY common shares to be issued to Advest stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of MONY in addition to being a proxy statement of Advest for its special meeting. As permitted by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows MONY and Advest to "incorporate by reference" information into this document, which means that MONY and Advest can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that MONY and Advest have previously filed with the SEC. These documents contain important information about MONY and Advest and their financial performance.

             MONY'S SEC FILINGS
             (FILE NO. 1-14603)                                   PERIOD
             ------------------                                   ------
Quarterly Reports on Form 10-Q...............  Quarters ended March 31, 2000 and June 30,
                                               2000
Annual Report on Form 10-K...................  Fiscal year ended December 31, 1999
Current Reports on Form 8-K..................  Filed on March 8, 2000 and September 1, 2000
Proxy Statement for the Annual Meeting of
  Shareholders on Schedule 14A dated March
  30, 2000...................................  Filed on March 30, 2000
Description of MONY Common Stock from
  Registration Statement on Form 8-A.........  Filed on November 6, 1998
Description of MONY Preferred Stock Purchase
  Rights from Registration Statement on Form
  8-A........................................  Filed on November 6, 1998
Amended description of MONY Preferred Stock
  Purchase Rights from Registration Statement
  on Form 8-A/A..............................  Filed on November 17, 1998

     MONY is also incorporating by reference additional documents that MONY files with the SEC between the date of this document and the date of the Advest special meeting.

            ADVEST'S SEC FILINGS
              (FILE NO. 1-8408)                                   PERIOD
            --------------------                                  ------
Quarterly Reports on Form 10-Q...............  Quarters ended March 31, 2000 and June 30,
                                               2000
Annual Report on Form 10-K...................  Fiscal year ended September 30, 1999
Current Report on Form 8-K...................  Filed on March 3, 2000 and August 24, 2000
Proxy Statement for the Annual Meeting of
  Stockholders on Schedule 14A dated December
  22, 1999...................................  Filed on December 28, 1999
Description of Advest Common Stock Purchase
  Rights from Registration Statement on Form
  8-A........................................  Filed on November 4, 1988
Amended description of Advest Common Stock
  Purchase Rights from Registration Statement
  on Form 8-A/A..............................  Filed on February 22, 1989 and March 17, 1998

     Advest is also incorporating by reference additional documents that Advest files with the SEC between the date of this document and the date of the Advest special meeting.

     MONY has supplied all information contained or incorporated by reference in this document relating to MONY, and Advest has supplied all the information contained or incorporated by reference in this document relating to Advest.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG
                              THE MONY GROUP INC.
                             MONY ACQUISITION CORP.
                                      AND
                             THE ADVEST GROUP, INC.
                          DATED AS OF AUGUST 23, 2000

                               TABLE OF CONTENTS

                                                                          PAGE NO.
                                                                          --------
ARTICLE 1   The Merger..................................................     A-1
   1.1      The Merger..................................................     A-1
   1.2      The Closing.................................................     A-1
   1.3      Effective Time..............................................     A-2
   1.4      The Charter and Bylaws......................................     A-2
   1.5      Directors of the Surviving Corporation......................     A-2
   1.6      Officers of the Surviving Corporation.......................     A-2

ARTICLE 2   Conversion and Exchange of Securities.......................     A-2
   2.1      Merger Sub Stock............................................     A-2
   2.2      Company Stock...............................................     A-2
   2.3      Exchange of Certificates Representing Company Common
            Stock.......................................................     A-5
   2.4      Adjustment of Exchange Ratio................................     A-8

ARTICLE 3   Representations and Warranties of the Company...............     A-8
   3.1      Existence; Good Standing; Corporate Authority...............     A-8
   3.2      Authorization, Validity and Effect of Agreements............     A-8
   3.3      Capitalization..............................................     A-8
   3.4      Subsidiaries................................................     A-9
   3.5      Other Interests.............................................     A-9
   3.6      No Violation................................................     A-9
   3.7      SEC Documents...............................................    A-10
   3.8      Patents, Trademarks, Copyrights and Trade Secrets...........    A-10
   3.9      Investigations; Litigation..................................    A-11
   3.10     Compliance with Law; Governmental Approvals.................    A-11
   3.11     Absence of Certain Changes..................................    A-12
   3.12     Taxes and Tax Returns.......................................    A-12
   3.13     Material Contracts..........................................    A-14
   3.14     Employee Benefit Plans......................................    A-14
   3.15     Labor Matters...............................................    A-15
   3.16     Parent Stock Ownership......................................    A-16
   3.17     Tax Reorganization..........................................    A-16
   3.18     Environmental Matters.......................................    A-16
   3.19     Status of Subsidiary that is a Savings Association..........    A-16
   3.20     Derivative Instruments......................................    A-16
   3.21     Investment Advisory Activities..............................    A-16
   3.22     State Takeover Statutes and Shareholder Rights Plan.........    A-17
   3.23     No Brokers..................................................    A-17
   3.24     Opinion of Financial Advisor................................    A-17

ARTICLE 4   Representations and Warranties of Parent and Merger Sub.....    A-18
   4.1      Existence; Good Standing; Corporate Authority; Compliance
            with Law....................................................    A-18
   4.2      Authorization, Validity and Effect of Agreements............    A-18
   4.3      Capitalization..............................................    A-18
   4.4      Merger Sub..................................................    A-19
   4.5      Compliance with Law; Governmental Approvals.................    A-19
   4.6      No Violation................................................    A-19
   4.7      Investigations; Litigation..................................    A-19

                                                                          PAGE NO.
                                                                          --------
   4.8      SEC Documents...............................................    A-20
   4.9      Absence of Certain Changes..................................    A-20
   4.10     No Brokers..................................................    A-20
   4.11     Taxes.......................................................    A-21

ARTICLE 5   Covenants...................................................    A-21
   5.1      Alternative Proposals.......................................    A-21
   5.2      Interim Operations..........................................    A-22
   5.3      Meeting of Stockholders.....................................    A-23
   5.4      Filings; Other Actions......................................    A-23
   5.5      Inspection of Records.......................................    A-24
   5.6      Publicity...................................................    A-24
   5.7      Registration Statement......................................    A-24
   5.8      Listing Application.........................................    A-25
   5.9      Affiliate Letters...........................................    A-25
   5.10     Expenses....................................................    A-25
   5.11     Directors' and Officers' Indemnification and Insurance......    A-25
   5.12     Additional Agreements.......................................    A-27
   5.13     Shareholder Rights Plan and Takeover Statutes...............    A-27
   5.14     Conveyance Taxes............................................    A-27
   5.15     Certain Tax Matters.........................................    A-27
   5.16     Company Satisfaction of the Conditions of Section 15 of the
            1940 Act....................................................    A-28
   5.17     Advisory Contract Consents..................................    A-28
   5.18     Retention Plan..............................................    A-28
   5.19     Dividends...................................................    A-28
   5.20     Employee Benefits...........................................    A-29
   5.21     Section 16 Matters..........................................    A-29
   5.22     No Fundamental Parent Changes...............................    A-29

ARTICLE 6   Conditions..................................................    A-30
   6.1      Conditions to Each Party's Obligation to Effect the
            Merger......................................................    A-30
   6.2      Conditions to Obligation of the Company to Effect the
            Merger......................................................    A-30
   6.3      Conditions to Obligation of Parent and Merger Sub to Effect
            the Merger..................................................    A-31

ARTICLE 7   Termination.................................................    A-32
   7.1      Termination by Mutual Consent...............................    A-32
   7.2      Termination by Either Parent or the Company.................    A-32
   7.3      Termination by the Company..................................    A-32
   7.4      Termination by Parent.......................................    A-32
   7.5      Effect of Termination and Abandonment.......................    A-33
   7.6      Extension; Waiver...........................................    A-34

ARTICLE 8   General Provisions..........................................    A-34
   8.1      Nonsurvival of Representations, Warranties and Agreements...    A-34
   8.2      Notices.....................................................    A-34
   8.3      Assignment; Binding Effect..................................    A-35
   8.4      Entire Agreement............................................    A-35
   8.5      Amendment...................................................    A-35
   8.6      Governing Law...............................................    A-35
   8.7      Counterparts................................................    A-35
   8.8      Headings....................................................    A-36

                                                                          PAGE NO.
                                                                          --------
   8.9      Interpretation..............................................    A-36
   8.10     Waivers.....................................................    A-36
   8.11     Incorporation of Exhibits...................................    A-36
   8.12     Severability................................................    A-36
   8.13     Enforcement of Agreement....................................    A-36
   8.14     Subsidiaries and Material Subsidiaries......................    A-36
   8.15     Company Material Adverse Effect.............................    A-36
   8.16     Parent Material Adverse Effect..............................    A-37

EXHIBIT A   Form of Affiliate Letter

EXHIBIT B   Advest 2000 Retention Plan

EXHIBIT C   Advest 2000 Management Incentive Plan

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 23, 2000, between The MONY Group Inc., a Delaware corporation ("Parent"), MONY Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and The Advest Group, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. Parent and the Company each have determined that a business combination between Parent and the Company is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     B. Concurrently with the execution of this Agreement, in order to induce Parent and Merger Sub to enter into the Agreement, certain stockholders of the Company are entering into a support agreement (the "Support Agreement") with Parent, providing for certain voting and other restrictions with respect to the shares of Company Common Stock (as defined herein) beneficially owned by them upon the terms and conditions specified therein.

     C. Concurrently with the execution of this Agreement, in order to induce Parent and Merger Sub to enter into the Agreement, the Company is entering into an option agreement with Parent pursuant to which Parent shall be granted the right to purchase up to 19.9% of the issued and outstanding shares of Company Common Stock upon the occurrence of certain events as set forth therein (the "Option Agreement").

     D. It is intended that for federal income tax purposes, the merger provided for herein shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined in Section 3.12).

     E. Merger Sub is a wholly-owned subsidiary of Parent and has been formed solely to facilitate the Merger (as defined herein) and has conducted and will conduct no business or activity other than in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger.

     Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub in accordance with this Agreement, and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will be a wholly owned subsidiary of Parent. The Merger shall have the effects specified in the Delaware General Corporation Law ("DGCL").

     1.2 The Closing.

     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and the Company may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effective Time.

     If all the conditions set forth in Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 7, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

     1.4 The Charter and Bylaws.

     (a) The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (with Article First thereof amended to read in its entirety as follows: "The name of the corporation is: The Advest Group, Inc.") shall be the Certificate of Incorporation of the Surviving Corporation as of the Effective Time until duly amended as provided therein or by applicable law.

     (b) The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation as of the Effective Time, until thereafter amended as provided therein or by applicable law.

     1.5 Directors of the Surviving Corporation.

     The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

     1.6 Officers of the Surviving Corporation.

     The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 2

                     CONVERSION AND EXCHANGE OF SECURITIES

     2.1 Merger Sub Stock.

     At the Effective Time, each share of common stock, par value $1.00 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

     2.2 Company Stock.

     (a) At the Effective Time, subject to the provisions of this Section 2.2., each share of common stock, par value $.01 per share, of the Company including all associated Rights (as defined in Section 3.22) ("Company Common Stock"), other than shares canceled pursuant to Section 2.2(c) and Dissenting Shares (as defined in Section 2.2(m)), if any, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, at the option of the holder as contemplated by Sections 2.2(d) through 2.2(i), (i) an amount in cash equal to the product of (A) the average closing price per share of the common stock, par value $.01, of Parent ("Parent Common Stock") on the New York Stock Exchange ("NYSE") for the ten consecutive trading days ending on the fifth trading day prior to the Closing Date, as set forth in the Eastern edition of the Wall Street Journal or, if not reported therein, any other authoritative source ("Average Price") and (B) the Exchange Ratio (as such term is defined and calculated pursuant to Annex A hereto, based on the Average Price), without interest, (the "Cash Price Per Share"), (ii) a number of shares of Parent Common Stock equal to the Exchange Ratio (together with the associated rights issued pursuant to the Parent Rights Agreement (as defined in Section 4.3)) or (iii) a combination of cash and Parent Common Stock (together with the associated rights) determined in accordance with this Section (each of the foregoing, the "Merger Consideration").

     (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock (other than Dissenting Shares, which shall have the rights contemplated by Section 262 of the DGCL), except the right to receive, without interest, the consideration contemplated by Section 2.2(a) and cash in accordance with Sections 2.3(c) and 2.3(e) upon the surrender of a certificate (a "Certificate") representing such shares of Company Common Stock.

     (c) Each share of Company Common Stock that is owned by Parent or any of Parent's wholly-owned subsidiaries or held in the Company's treasury at the Effective Time ("Parent Shares") shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and shall cease to exist without payment of any consideration therefor.

     (d) Subject to the provisions of this Section 2.2, each record holder of shares of Company Common Stock immediately prior to the Effective Time will be entitled to elect to receive either (i) the Cash Price Per Share for all of such holder's shares ("Cash Election"), (ii) the Cash Price Per Share for a stated number of such holder's shares and a number of shares of Parent Common Stock equal to the Exchange Ratio per share of Company Common Stock for the balance of such holder's shares of Company Common Stock ("Partial Cash Election") or (iii) a number of shares of Parent Common Stock equal to the Exchange Ratio per share of Company Common Stock for all of such holder's shares of Company Common Stock ("Stock Election"). All Cash Elections, Partial Cash Elections and Stock Elections shall be unconditional and made on a form designed for that purpose and mutually agreeable to Parent and the Company (a "Form of Election"). Any holder of Company Common Stock who fails to properly make a Cash Election, Partial Cash Election or Stock Election and any holder who fails to submit to the Paying Agent referred to below a properly completed and signed and properly and timely submitted Form of Election shall be deemed to have indicated no preference as to the receipt of cash or Parent Common Stock with respect to such holder's shares (a "Non-Election") and will receive the Merger Consideration described below.

     (e) The aggregate number of shares of Company Common Stock to be converted into the right to receive cash in the Merger (which shall include Dissenting Shares, if any) shall be equal to 49.9% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Parent Shares) (the "Cash Election Number"). The remaining number of such issued and outstanding shares of Company Common Stock immediately prior to the Effective Time (other than Parent Shares) (the "Stock Election Number") shall be converted into the right to receive Parent Common Stock in the Merger; provided, however, that notwithstanding anything contained in this Agreement to the contrary, the Stock Election Number shall equal as nearly as practicable 50.1% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Parent Shares).

     (f) If the aggregate number of shares of Company Common Stock for which cash was elected under a Cash Election or a Partial Cash Election plus Dissenting Shares, if any, (collectively, the "Cash Election Shares") exceeds the Cash Election Number, then all shares of Company Common Stock for which Parent Common Stock was elected under a Stock Election or a Partial Cash Election (collectively, the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Parent Common Stock, and the Cash Election Shares (other than Dissenting Shares) shall be converted into the right to receive cash and Parent Common Stock in the following manner:

          Each Cash Election Share (other than Dissenting Shares) shall be converted into the right to receive (A) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (x) the Cash Price Per Share and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares and (B) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one (1) minus the Cash Fraction.

     (g) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and all Stock Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

          Each Stock Election Share shall be converted into the right to receive
     (A) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (B) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (x) the Cash Price Per Share and (y) a fraction equal to one (1) minus the Stock Fraction.

     (h) In the event that neither subparagraph (f) or (g) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Parent Common Stock, and all Non-Election Shares shall be converted into the right to receive
(A) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (x) the Cash Price Per Share and (y) a fraction, the numerator of which shall be the Cash Election Number less the Cash Election Shares and the denominator of which shall be the Non-Election Shares, and (B) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and
(y) a fraction, the numerator of which shall be the Stock Election Number less the Stock Election Shares and the denominator of which shall be the Non-Election Shares.

     (i) The Company shall use all reasonable best efforts to cause copies of the Form of Election (which shall contain a Letter of Transmittal (as defined herein)) to be mailed with the Proxy Statement/Prospectus (as defined in Section 5.7) to the record holders of Company Common Stock (other than holders of Dissenting Shares) as of the record date for the Company Stockholders Meeting and to make the Form of Election available to all persons who become record holders of Company Common Stock during the period between such record date and the Election Deadline referred to below. A properly completed Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the second business day preceding the Closing Date (the "Election Deadline"), which day shall not be less than 20 days after the initial mailing of the Form of Election, in order to be effective. An election by a holder of Company Common Stock shall be validly made only if the Paying Agent shall have timely received a Form of Election properly completed and executed (with the signature or signatures thereon guaranteed as required by the Form of Election) by that shareholder accompanied either by the Certificate or Certificates representing all of the shares of Company Common Stock owned by that shareholder, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company, or by an appropriate guarantee of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election. Parent shall have the authority, in its sole discretion, to make all determinations as to whether or not a Form of Election has been timely received.

     (j) The Company shall cause a Stock Election to be made with respect to each Company Common Share owned beneficially or of record by any subsidiary of the Company or any other affiliate of the Company or any employee benefit plan controlled by the Company.

     (k) Effective immediately prior to the Effective Time, each outstanding option to purchase shares of Company Common Stock granted under the Company's 1993 Stock Option Plan, 1999 Stock Option Plan, 1994 Non-Employee Director Stock Option Plan, 2000 Non-Employee Director Stock Option Plan and Equity Plan (collectively, the "Company Stock Option Plans") or under any other outstanding option, warrant or similar agreements granting options, warrants or similar rights to purchase capital stock of the Company (the "Company Options"), whether or not then exercisable or vested, will be cancelled and, in consideration thereof, the Company (or, at Parent's option, Merger Sub) will pay to each holder of a Company Option an amount in cash in respect thereof equal to the product of (x) the excess, if any, of the Cash Price Per Share over the exercise price of each such Company Option and (y) the number of shares of Company Common Stock previously subject to the Company Option immediately prior to its cancellation (such payment to be net of any withholding taxes required by the Code or other applicable law). The Company agrees to take or cause to be taken all action necessary under such Company Options to provide for such cancellation and payment.

     (l) The Company Stock Option Plans shall terminate as of the Effective Time, and the provisions in any other plan or arrangement of the Company or any of its Subsidiaries providing for the offering, issuance, purchase, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and following the Effective Time no holder of any Company Option or warrant or any participant in any Company Stock Option Plan or other plan or arrangement of the Company shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

     (m) Prior to the Closing Date the Company shall take all necessary and appropriate actions to provide that, upon the Effective Time, 50% of each restricted stock award or deferred stock award or any other stock-based award (other than the Options), the value of which is based upon the value of the Company Common Stock (collectively, the "Stock Awards") which is at the Effective Time subject to any vesting requirement which would not be accelerated as a result of the transactions contemplated in this Agreement and which was issued pursuant to a Company Stock Option Plan or any of the Company's Non-Employee Director Equity Plan, Key Professional Equity Plan, Equity Plan, 1998 Equity Plan, 1997 Equity Plan, or 1995 Equity Plan or any other similar plans, programs or arrangements, or pursuant to any individual restricted stock agreements between the Company and certain executive employees, shall become fully vested and payable or distributable 100% in cash (based upon the Cash Price Per Share). At the Effective Time, the remaining 50% of such Stock Awards which are outstanding immediately prior thereto shall be converted automatically into stock awards for such number of shares of Parent Common Stock as shall be equal to the product of the number of shares of such Company Common Stock multiplied by the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting therefrom shall be rounded up to the nearest whole share. The terms of the new stock awards shall otherwise be the same as the original stock awards, except all references to The Advest Group, Inc. shall be deemed to be references to The MONY Group Inc. The Company agrees to take or cause to be taken all actions necessary under such Stock Awards to provide for such acceleration and payment. No Stock Award shall be subject to any election pursuant to Section 2.2 (d)-(h).

     (n) To the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his demand for appraisal rights under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to
Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall effectively withdraw or lose his right to appraisal and payment under the DGCL, each of such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Agreement with respect to those shares, as though such shares as of the Effective Time were Non-Election Shares. The Company shall give Parent (a) prompt notice of any written demands for fair value received by the Company, withdrawals of such demands, and any other related instruments served pursuant to Section 262 of the DGCL and received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value for Dissenting Shares or offer to settle, or settle, any such demands.

     2.3 Exchange of Certificates Representing Company Common Stock.

     (a) Prior to the Effective Time, Parent shall appoint EquiServe, or such other institution as may be reasonably acceptable to the Company, to act as paying agent (the "Paying Agent") for the payment of

Merger Consideration upon surrender of certificates representing the shares of Company Common Stock. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Company Common Stock, an amount of cash and certificates representing such number of shares of Parent Common Stock required to effect the conversion of Company Common Stock into Parent Common Stock and cash pursuant to Section 2.2, plus additional cash in an amount equal to Parent's good faith estimate of the cash required to be paid to holders of shares of Company Common Stock in lieu of fractional shares expected to be payable in connection with the Merger (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Effective Time), being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 2.2 and paid pursuant to this Section 2.3 in exchange for outstanding shares of Company Common Stock.

     (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of shares of Company Common Stock (other than Dissenting Shares) that has not timely submitted a properly completed and executed Form of Election accompanied by an appropriately endorsed Certificate or Certificates representing all of the shares of Company Common Stock owned by that shareholder (or, alternatively, by an appropriate guarantee of delivery)
(i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to such shares of Company Common Stock shall pass, only upon delivery of the Certificates representing such shares to the Paying Agent and which letter shall be in such form and have such other provisions as Parent may reasonably specify (a "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of Company Common Stock Certificates in exchange for the Merger Consideration contemplated by Section 2.2 and this Section 2.3, including cash in lieu of fractional shares. After the Effective Time, the holders of all Certificates previously submitted with a Form of Election and of those subsequently surrendered for cancellation to the Paying Agent together with a Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock, if any, into which the shares of Company Common Stock previously represented by such Certificate have been converted in accordance with Section 2.2, (y) the amount of cash, if any, to which such holder is entitled in accordance with
Section 2.2 and (z) the amount of cash in lieu of fractional shares of Parent Common Stock, if any, and unpaid dividends and distributions, if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 2, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

     (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of Parent Common Stock and cash deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 2. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Parent has received a written agreement from such person as provided in Section 5.9.

     (e) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Common Stock, cash adjustments will be paid to holders in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product obtained by multiplying such stockholder's fractional share of Parent Common Stock that would otherwise be issuable by the Average Price. In lieu of depositing with the Paying Agent the amount of cash to be paid to holders of fractional interests, Parent shall have the right to deliver to the Paying Agent the aggregate number of shares of Parent Common Stock to be issued in the Merger (the "Aggregate Shares"). Thereupon the Paying Agent shall determine the excess of (i) the number of Aggregate Shares over (ii) the number of full shares of Parent Common Stock to be issued in the Merger (the "Excess Shares"). Following the Effective Time, the Paying Agent, as agent for the holders of the Aggregate Shares, shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Paying Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Paying Agent shall use all reasonable best efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Paying Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Paying Agent will hold such proceeds in trust for such holders (the "Common Shares Trust"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Paying Agent, incurred in connection with such sale of the Excess Shares. The Paying Agent shall determine the portion of the Common Shares Trust to which each holder of shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of fractional share interests to which such holder is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional shares interests to which all holders of Company Common Stock are entitled.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent, and Parent shall comply with such requests, made in accordance with the terms of this Agreement, for payment of their shares of Parent Common Stock, cash and unpaid dividends and distributions on Parent Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (g) None of Parent, the Company, the Surviving Corporation, the Paying Agent or any other person shall be liable (except to the extent provided by applicable law) to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash deliverable in respect thereof pursuant to this Agreement.

     2.4 Adjustment of Exchange Ratio.

     In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered at or prior to the execution hereof to Parent (the "Company Disclosure Schedule") or in the Company Reports (as defined below) filed on or prior to the date hereof, the Company represents and warrants to Parent as of the date of this Agreement as follows:

     3.1 Existence; Good Standing; Corporate Authority.

     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted or as reasonably contemplated in the future. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing is not reasonably likely to have a Company Material Adverse Effect. The Advest Group, Inc. has no governmental or non-governmental permits, licenses or authorizations or any contracts or other agreements that are not freely assignable.

     3.2 Authorization, Validity and Effect of Agreements.

     The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Option Agreement and all other agreements and documents contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Company Common Stock, the consummation by the Company of the transactions contemplated hereby and by the Option Agreement and the Support Agreement has been unanimously approved by the Board of Directors of the Company (the "Company Board") and duly authorized by all requisite corporate action. This Agreement and the Option Agreement constitute, and all other agreements and documents contemplated hereby to which the Company is a party (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws of general applicability relating to creditors' rights and general principles of equity.

     3.3 Capitalization.

     The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, $.01 par value per share ("Company Preferred Stock"). As of August 18, 2000, there were 8,899,109 shares of Company Common Stock issued and outstanding, 2,215,047 shares of Company Common Stock held in the Company's treasury, and no shares of Company Preferred Stock issued and outstanding. Since such date, no shares of capital stock of the Company have been issued, except shares of Company Common Stock issued pursuant to the exercise of options outstanding under the Company Stock Option Plans. As of August 18, 2000, options to acquire 998,583 shares of Company Common Stock were outstanding pursuant to the terms of the Company Stock Option Plans. Since such date, no additional options have been granted. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter with respect to such securities. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and were issued in compliance with all applicable federal and state securities laws, rules and regulations. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments, other than under the Company Stock Option Plans, that obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries, except that as of the date hereof, there were shares of Series A Participating Preferred Stock subject to issuance pursuant to the Shareholder Rights Agreement, dated as of October 31, 1998, as amended on March 12, 1998, between the Company and American Stock Transfer and Trust Company, as successor Rights Agent (the "Rights Agreement"). After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other securities of the Company or the Surviving Corporation or any Subsidiary of the Company pursuant to any Company Plan (as defined in Section 3.14) or otherwise.

     3.4 Subsidiaries.

     The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances. Set forth in Section 3.4 of the Company Disclosure Schedule is the name and jurisdiction of incorporation of each Subsidiary of the Company.

     3.5 Other Interests.

     Except for interests in its Subsidiaries and except pursuant to its investment activities in the ordinary course of business, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

     3.6 No Violation.

     Neither the execution and delivery by the Company of this Agreement or the Option Agreement nor the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or the consummation of the transactions contemplated by the Support Agreement, will: (i) conflict with or result in a breach of any provisions of the Restated Certificate of Incorporation or Restated Bylaws of the Company; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any existing Company Plan, or any grant or award made under any of the foregoing;
(iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters that are not reasonably likely to have a Company Material Adverse Effect; or (iv) other than (a) the filings provided for in Article 1,
(b) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Home Owners' Loan Act of 1933, as amended (the "Home Owners' Loan Act"), the Connecticut General Statute of 1999, as amended (the "Connecticut General Statute"), the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and applicable state securities and "Blue Sky" laws, the rules of the NYSE and the National Association of Securities Dealers, Inc. (the "NASD"), (c) the consents, approvals and notices required or contemplated under the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and (d) the filing of any required applications or notices with the Office of Thrift Supervision (the "OTS"), the Commissioner of Banking for the State of Connecticut and the NASD ((a), (b), (c) and (d), collectively, the "Regulatory Filings"), require any consent, approval or authorization of, action by or in respect of, or declaration, filing or registration with, any domestic governmental or regulatory authority or self-regulatory organization, other than consents, approvals, authorizations, actions, declarations or filings or registration that, if not obtained or made, are not reasonably likely to have an Company Material Adverse Effect.

     3.7 SEC Documents.

     As of their respective dates, each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) of the Company prepared by the Company since January 1, 1995, in the form (including exhibits and any amendments thereto) filed with the Securities & Exchange Commission (the "SEC"), (collectively, the "Company Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the statements of earnings, changes in shareholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except (a) as set forth in the Company Reports, (b) liabilities or obligations reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP consistently applied and included in the Company Reports, and (c) liabilities or obligations incurred in the ordinary course of business which are not reasonably likely to have a Company Material Adverse Effect.

     3.8 Patents, Trademarks, Copyrights and Trade Secrets.

     (a) Except as set forth in Section 3.8 of the Company Disclosure Schedule or the Company Reports, (i) there is no existing or, to the knowledge of the Company, threatened infringement, misuse or misappropriation by others, of any United States or foreign patents, patent applications, trademarks, whether registered or as to which registration has been applied for, tradenames, service marks, copyrights, processes, designs, formulae, inventions, know-how, trade secrets or concepts (the "Intellectual Property") of the Company or any of its Subsidiaries that is reasonably likely to be material to the Company's operation, (ii) there are no pending or threatened claims by the Company or any of its Subsidiaries against others for infringement, misuse or misappropriating, of any Intellectual Property of the Company or its Subsidiaries that are reasonably likely to be material to the Company's operation and (iii) neither the Company nor any of its Subsidiaries is infringing, misusing or misappropriating any Intellectual Property of any third party and no claim of such infringement, misuse or misappropriation is pending or, to the Company's knowledge, threatened.

     (b) Except as set forth in Section 3.8 of the Company Disclosure Schedule or the Company Reports, the Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all of the Intellectual Property of the Company and its Subsidiaries used or proposed to be used in the business of the

Company and its Subsidiaries as currently conducted or as proposed to be conducted. The Company has no knowledge of any facts or claims which may bring the validity of its issued patents into question.

     3.9 Investigations; Litigation.

     Except as set forth in Section 3.9 of the Company Disclosure Schedule or in the Company Reports and except in the ordinary course of its business, (a) no material investigation or review by any governmental entity with respect to the Company or any of its Subsidiaries or any of the Company Funds (as hereinafter defined) is pending (or, to the Company's knowledge, threatened) nor has any governmental entity indicated to the Company an intention to conduct the same; and (b) there are no actions, suits or proceedings pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, at law or in equity, or before or by any federal, state, local or foreign commission, board, bureau, agency or instrumentality. Neither the Company nor any of its Subsidiaries is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any regulatory agency or other governmental entity (including any United States or foreign government; any state or other political subdivision thereof; any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any Self-Regulatory Organization (as defined below) and any court, tribunal or arbitrator(s) of competent jurisdiction) charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisors or insurance agents and brokers or the supervision or regulation of the Company or any of its Subsidiaries or any of the other businesses they conduct; and neither the Company nor any of its Subsidiaries has been notified in writing by or received any written communication from any such regulatory agency or other governmental entity to the effect that such regulatory agency or other governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. Neither the Company nor any of its affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, has been convicted within the past 10 years of any felony or misdemeanor described in Section 9(a)(1) of the 1940 Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in
Section 9(a)(2) of the 1940 Act. As used herein, "Self-Regulatory Organization" means any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority, including any of the NYSE, NASD, the National Futures Association, or any securities or other exchange or board of trade of which the Company or any of its Subsidiaries is a member or to the supervision or regulation of which the Company or any of its Subsidiaries is subject.

     3.10 Compliance With Law; Governmental Approvals.

     (a) Neither the Company nor any of its Subsidiaries is in violation of any order of any court, governmental authority, arbitration board or tribunal, or Self-Regulatory Organization to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject, other than any violations that are not reasonably likely to have a Company Material Adverse Effect. The Company, each of its Subsidiaries, each employee of each of them, and each of the Company Funds (as hereinafter defined) holds, and has at all pertinent times held, all licenses, franchises, permits, qualifications, authorizations, orders and approval of, and has made or obtained all filings, notices, applications, consents, registrations, approvals, permits or authorizations with, to or of, all regulatory agencies, other governmental entities and Self-Regulatory Organizations (collectively, "Permits") necessary for the lawful ownership and use of the respective properties and assets of the Company, each of its Subsidiaries, and each of the Company Funds and the conduct of their respective businesses under and pursuant to every, and is in compliance with each, and are not in default under any, and have taken all actions required by each, applicable law, ordinance, governmental rule or regulation, or rule of each Self-Regulatory Organization to which it is subject in connection with their business as now conducted (including their sales and marketing practices), except where the failure to obtain any such item or to take any such action is not reasonably likely to have a Company Material Adverse Effect. The Company has received no notice asserting any such violation. All such Permits are valid and in good standing in all material respects and are not subject to any proceeding for the suspension, modification or revocation thereof or proceedings related thereto.

     (b) The Company and each of its Subsidiaries that are required to be registered as a broker-dealer, an investment advisor, a commodity pool operator, futures commission merchant, introducing broker, commodity trading advisor or insurance agent with the SEC, the CFTC, the securities commission or similar authority or insurance authority of any state or foreign jurisdiction or any Self-Regulatory Organization are duly registered as such and such registrations are in full force and effect. All United States Federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects. Since January 1, 1998, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or any of the Company's Subsidiaries on any Form G-37/G-38 or recorded by the Company or any such Subsidiary pursuant to Rule G-8(a)(xvi) of the United States Municipal Securities Rulemaking Board. As used herein, "CFTC" means the United States Commodities Futures Trading Commission.

     (c) The Company and each Subsidiary which renders investment advisory services to investment advisory clients with whom such entity is or was a party to an investment advisory agreement or similar arrangement has, at all times since January 1, 1998 or its date of formation, whichever is later, rendered such services in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, prospectuses or other offering materials, board of director or trustee directives and applicable law.

     (d) Neither the Company, nor any of its Affiliates (as defined below), is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Subsidiary of the Company as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and there is no reasonable basis for, or proceeding or investigation, whether formal or informal or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

     3.11 Absence of Certain Changes.

     Since January 1, 2000, the Company and each of its Subsidiaries and each of the Investment Companies (as defined in Section 3.21(a)) has conducted its business only in the ordinary course of such business, and there has not been
(i) any Company Material Adverse Effect or any event which is reasonably likely to result in a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock (other than regular quarterly cash dividends payable on Company Common Stock in an amount not to exceed $0.06 per share); (iii) any material change in its accounting principles, practices or methods; or (iv) any action taken of the type contemplated in Section 5.2(iii), (vii), (x), (xii) or (xiii).

     3.12 Taxes and Tax Returns.

     (a) Definitions:

          "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

          "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including, without limitation, pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise.

          "Taxable Period" means any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period or portion thereof, e.g., a quarter) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

          "Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including, without limitation, all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

     (b) All material Tax Returns required to be filed by or with respect to the Company and each of its Subsidiaries and, to the Company's knowledge, the Investment Companies for all Taxable Periods have been timely filed. All such Tax Returns are true, correct, and complete in all material respects. All Taxes shown to be payable on such Tax Returns, and all assessments of Tax made against the Company and each of its Subsidiaries and, to the Company's knowledge, the Investment Companies with respect to such Tax Returns, have been paid when due. No adjustment relating to any such Tax Return has been proposed or threatened in writing or to the Company's knowledge, in any other communication, by any taxing authority.

     (c) The Company and each of its Subsidiaries and the Investment Companies have provided a reserve (without regard to deferred Tax assets and liabilities) (the "Tax Reserve") on the financial statements included in the Company Reports that is adequate in accordance with GAAP for all unpaid Taxes for Taxable Periods ending on or prior to the date of such financial statements.

     (d) The Company and each of its Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6050S, as well as similar provisions under any other laws (including without limitation state, local and foreign laws).

     (e) None of the Tax Returns of the Company or any of its Subsidiaries has been or is currently being examined by the Internal Revenue Service ("IRS") or state, local or foreign taxing authorities. The Company is not aware of any state of facts which to the Company's knowledge, would constitute grounds for the proper assessment of any material liability for Taxes with respect to periods (or portions thereof) which have not been audited by the IRS or other taxing authority and with respect to which the relevant statute of limitations has not expired. There are no examinations or other administrative or court proceedings relating to Taxes in progress or pending, nor has the Company or any of its Subsidiaries or, to the Company's knowledge, the Investment Companies received a revenue agent's or similar written report asserting a Tax deficiency.

     (f) No claim has ever been made in writing by any taxing authority with respect to the Company or any of its Subsidiaries or, to the Company's knowledge, the Investment Companies in a jurisdiction where the Company and/or any of its Subsidiaries and/or the Investment Companies do not file Tax Returns that the Company or any such Subsidiary or Investment Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for Taxes that are not yet due and payable or are being disputed in good faith by appropriate proceedings, there are no liens for any Tax upon any asset of the Company or any of its Subsidiaries or the Investment Companies.

     (g) Neither the Company nor any of its Subsidiaries or, to the Company's knowledge, the Investment Companies is, or has been, a party to any agreement relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period (other than an agreement solely between or among the Company and its Subsidiaries).

     (h) Neither the Company nor any of its Subsidiaries or, to the Company's knowledge, the Investment Companies has distributed the stock of any corporation in a transaction satisfying the requirements of

Section 355 of the Code since April 16, 1997. The stock of neither the Company nor any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

     (i) No extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any of its Subsidiaries or, to the Company's knowledge, the Investment Companies is in force, and no waiver or agreement by the Company or any of its Subsidiaries or, to the Company's knowledge, the Investment Companies is in force for the extension of time for the assessment or payment of any Taxes.

     (j) Neither the Company nor any of its Subsidiaries has been a member of an
(i) affiliated group (within the meaning of Section 1504 of the Code) or (ii) affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, in each case other than the group of which the Company is the common parent.

     (k) Neither the Company nor any of its Subsidiaries or, to the Company's knowledge, the Investment Companies has been, is or is reasonably expected to be a party to a closing agreement or similar arrangement with the IRS or any relevant state, local or foreign taxing authority.

     3.13 Material Contracts.

     All contracts material to the business and operations of the Company and its Subsidiaries and the Investment Companies taken as a whole (the "Material Contracts") are in full force and effect and are enforceable against all parties thereto in accordance with their terms. Neither the Company nor any of its Subsidiaries or the Investment Companies is in default under any such Material Contract and, to the knowledge of the Company, no other party to any Material Contract with the Company or any Subsidiary or Investment Company is in default thereunder and the Company has no knowledge of any fact, circumstance or event which might reasonably be expected in the future to cause any such party to be in default under any such Material Contract except for such instances that are not reasonably likely to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries or the Investment Companies is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of the Company or its Affiliates (including Parent and its Subsidiaries following the Effective Time) is or would be conducted.

     3.14 Employee Benefit Plans.

     (a) Schedule 3.14 of the Company Disclosure Schedule contains a true and complete list of each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any Subsidiary for the benefit of any current or former employee, consultant, or director of the Company or any of its Subsidiaries (the "Company Plans").

     (b) With respect to each of the Company Plans, the Company has delivered to Parent true and complete copies of each of the following documents, as applicable: (i) a copy of the Company Plan documents (including all amendments thereto) for each written Company Plan; (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series for the last year ending prior to the date of this Agreement if such report was required to be filed; (iii) a copy of the actuarial report, if required under the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), for the last year ending prior to the date of this Agreement; (iv) a copy of the most recent Summary Plan Description ("SPD") if required under ERISA; (v) if the Company Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any, and (vi) the most recent determination letter received from the IRS with respect to each Company Plan that is intended to be qualified under Section 401(a) of the Code. In addition, with respect to each Company Plan, the Company has made available, or will prior to the Closing Date make available, to Parent true and correct copies of all insurance contracts and all other material contracts relating to such Company Plans.

     (c) Neither the Company, any Subsidiary, nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA has or at any time in the past has had (i) any obligation to contribute to, or any liability, contingent or otherwise with respect to, a plan subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA, or (ii) an obligation to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

     (d) Neither the Company, any Subsidiary nor any of the Company Plans, any trust created thereunder, nor to the knowledge of the Company, any trustee, or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any Subsidiary or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976, 4980B, 4980D or 4980E of the Code.

     (e) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended.

     (f) The Company has applied for and received a currently effective determination letter from the IRS stating that each of the Company Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from tax under
Section 501(a) of the Code and no event has occurred which would affect such qualified status.

     (g) Any fund established under a Company Plan that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

     (h) No Company Plan provides benefits, including health, life, death or medical benefits (whether or not insured), with respect to current or former employees of the Company, any Subsidiary or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, a Subsidiary or an ERISA Affiliate, (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof), or (v) under Section 4980B of the Code).

     (i) The consummation of the transactions contemplated by this Agreement, either alone or together with any other event, will not (i) entitle any current or former employee, officer or director of the Company, any Subsidiary or any ERISA Affiliate to severance pay or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director. There are no pending, or, to the knowledge of Parent, threatened or anticipated, claims by or on behalf of any Company Plan, by any employee or beneficiary under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

     3.15 Labor Matters.

     Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any of its Subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its Subsidiaries. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business by the National Labor Relations Board or any similar governmental or adjudicatory agency or court. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit currently being made or threatened involving employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, consulting, employment practices, employee classification, labor relations, safety and health, wages, hours, withholding and terms and conditions of employment.

     3.16 Parent Stock Ownership.

     Neither the Company nor any of its Subsidiaries or the Investment Companies beneficially owns any shares of Parent Common Stock or other securities convertible into or exercisable for Parent Common Stock.

     3.17 Tax Reorganization.

     The Company is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     3.18 Environmental Matters.

     Except as described in Section 3.18 of the Company Disclosure Schedule or in the Company Reports, the Company and each of its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws, rules and regulations relating to pollution or protection of human health, worker safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"). Such compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither the Company nor any of its Subsidiaries has received written notice of, or to the knowledge of the Company, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person or entity alleging liability under or noncompliance with any Environmental Law. To the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     3.19 Status of Subsidiary That is a Savings Association.

     (a) Advest Bank and Trust Company (the "Bank"), a subsidiary of the Company, is currently deemed to be a "savings association" by the OTS. As of the date hereof, the Bank continues to meet all of the requirements of the OTS to enable it to retain its status as a "savings association." The Company is currently treated as a "unitary thrift holding company" by the OTS. As of the date hereof, the Company continues to meet all of the requirements of the OTS to enable it to retain its status as a "unitary thrift holding company."

     (b) The Bank is "well capitalized" (as that term is defined at 12 C.F.R. 208.43(b)(1) or the relevant regulation of the Bank's primary federal bank regulator), and "well managed" (as that term is defined at 12 C.F.R. 225.2(s)), and the Bank's rating pursuant to the Community Reinvestment Act of 1997 ("CRA") is no less than "satisfactory." Neither the Company nor any of its Subsidiaries has been informed that the Bank's status as "well capitalized," "well managed" or "satisfactory" for CRA purposes will change within one year.

     3.20 Derivative Instruments.

     Any and all swaps, caps, floors, futures, forward contracts, option agreements and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and, to the Company's best knowledge, in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company's best knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except as, individually or in the aggregate, otherwise are not reasonably likely to have a Company Material Adverse Effect.

     3.21 Investment Advisory Activities.

     (a) Each of the Investment Companies (as defined below) (or the trust or corporation of which it is a series) is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each of the Investment Companies (or the trust or corporation of which it is a series) that is registered or required to be registered under the 1940 Act (each, a "Company Fund") is governed by a board of trustees or directors (each a "Fund Board" and, collectively, the "Fund Boards") consisting of at least 50% of trustees or directors who are not "interested persons" (as defined in the 1940 Act) of the Company Funds or the Company. The Fund Boards operate in all material respects in conformity with the requirements and restrictions of the 1940 Act. As used herein, "Investment Company" means any investment company within the meaning of the 1940 Act, disregarding Section 3(c) thereof, that is sponsored, organized, advised, managed or distributed by the Company or one of its Subsidiaries (including the Company Funds). Each Company Fund is identified in Section 3.21 of the Company Disclosure Schedule.

     (b) Each of the Investment Companies is in compliance in all material respects with all applicable United States federal, state and foreign laws, rules and regulations of the SEC, the CFTC, the IRS, and any Self-Regulatory Organization having jurisdiction over such Investment Company.

     (c) Each Investment Company has been operated or managed in compliance with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Investment Company. The Company and its Subsidiaries have operated their investment accounts in accordance with the investment objectives and guidelines in effect for such investment accounts.

     (d) None of the Company or any of its Subsidiaries or any "associated person" (as defined in the Advisers Act or the Exchange Act) or any "affiliated person" (as defined in the 1940 Act) of the Company or any of its Subsidiaries is ineligible pursuant to Section 203 of the Advisers Act, Section 9(a) or 9(b) of the 1940 Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

     3.22 State Takeover Statutes and Shareholder Rights Plan.

     No "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreement and the Support Agreement. The Company has taken all actions necessary such that, for all purposes under the Rights Agreement, neither Parent nor Merger Sub nor any of their affiliates shall be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur, and the rights issuable pursuant to the Rights Agreement (the "Rights") will not separate from the Company Common Stock, as a result of Parent's and Merger Sub's entering into this Agreement, the Option Agreement or the Support Agreement or consummating the Merger and/or other transactions contemplated hereby or thereby.

     3.23 No Brokers.

     The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Option Agreement and the Support Agreement, or the consummation of the transactions contemplated hereby and thereby, except that the Company has retained Goldman, Sachs & Co. as its financial advisor, the arrangements of which have been disclosed by the Company to Parent. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Option Agreement and the Support Agreement, or the consummation of the transactions contemplated hereby and thereby.

     3.24 Opinion of Financial Advisor.

     The Company has received the opinion of Goldman, Sachs & Co. to the effect that, as of the date hereof, the consideration to be received in the Merger is fair to the holders of Company Common Stock from a financial point of view.

                                   ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure schedule delivered at or prior to the execution hereof to the Company (the "Parent Disclosure Schedule") or in the Parent Reports (as defined below) filed on or prior to the date hereof, Parent and Merger Sub represent and warrant to the Company as of the date of this Agreement as follows:

     4.1 Existence; Good Standing; Corporate Authority; Compliance with Law.

     Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Parent and Merger Sub have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action is not reasonably likely to have a Parent Material Adverse Effect.

     4.2 Authorization, Validity and Effect of Agreements.

     Each of Parent and Merger Sub, respectively, has the requisite corporate power and authority to execute and deliver this Agreement, the Support Agreement, the Option Agreement and all other agreements and documents contemplated hereby to which it is a party and perform its obligations hereunder and thereunder. The consummation by Parent and Merger Sub, as applicable, of the transactions contemplated hereby and by the Option Agreement and the Support Agreement have been unanimously approved by the Board of Directors of Parent and Merger Sub, as applicable, and duly authorized by all requisite corporate action. This Agreement, the Support Agreement, and the Option Agreement constitute, and all other agreements and documents contemplated hereby to which Parent or Merger Sub, as applicable, is a party (when executed and delivered pursuant hereto) shall constitute, the valid and legally binding obligations of Parent and/or Merger Sub, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws of general applicability relating to creditors' rights and general principles of equity.

     4.3 Capitalization.

     The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 100,000,000 shares of Preferred Stock, par value $.01 per share ("Parent Preferred Stock"). As of July 31, 2000, there were 46,147,359 shares of Parent Common Stock and no shares of Parent Preferred Stock issued and outstanding and 1,095,900 shares of Parent Common Stock held in Parent's treasury. Since such date, no additional shares of capital stock of Parent have been issued, except shares issued pursuant to the exercise of options outstanding under the MONY 1998 Stock Incentive Plan (the "Parent 1998 Stock Plan"). As of July 31, 2000, options to acquire 1,600,400 shares of Parent Common Stock were outstanding. Since such date, no additional options have been granted. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All such issued and outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock to be issued pursuant to
Section 2.2(a) hereof, when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as contemplated by this Agreement, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments, other than pursuant to the Parent 1998 Stock Plan and the Rights Agreement between Parent and EquiServe dated November 10, 1998 (the "Parent

Rights Agreement"), which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of Parent or any of its Subsidiaries.

     4.4 Merger Sub.

     The authorized capital stock of Merger Sub consists of 2,500 shares of common stock, par value $1.00 per share, all of which shares are issued and outstanding and owned by Parent. Merger Sub has not engaged in any activities other than in connection with its formation and the transactions contemplated by this Agreement.

     4.5 Compliance With Law; Governmental Approvals.

     Neither the Parent nor any of its Subsidiaries is in violation of any order of any court, governmental authority, arbitration board or tribunal, or Self-Regulatory Organization to which the Parent or any of its Subsidiaries or any of their respective properties or assets is subject, other than any violations that are not reasonably likely to have a Parent Material Adverse Effect. The Parent, each of its Subsidiaries, and each employee of each of them holds, and has at all pertinent times held, all Permits necessary for the lawful ownership and use of the respective properties and assets of the Parent and each of its Subsidiaries and the conduct of their respective businesses under and pursuant to every, and is in compliance with each, and are not in default under any, and have taken all actions required by each, applicable law, ordinance, governmental rule or regulation, or rule of each Self-Regulatory Organization to which it is subject in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action is not reasonably likely to have a Parent Material Adverse Effect. The Parent has received no notice asserting any such violation. All such Permits are valid and in good standing in all material respects and are not subject to any proceeding for the suspension, modification or revocation thereof or proceedings related thereto.

     4.6 No Violation.

     Neither the execution and delivery by Parent and Merger Sub, as applicable, of this Agreement, the Support Agreement or the Option Agreement, nor the consummation by Parent and Merger Sub, as applicable, of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will: (i) conflict with or result in a breach of any provisions of the respective Amended and Restated Certificate of Incorporation of Parent or Certificate of Incorporation of Merger Sub or Amended and Restated By-Laws of Parent or By-Laws of Merger Sub; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the Parent 1998 Stock Plan, or any grant or award thereunder; (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Parent or Merger Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties is bound or affected, except for any of the foregoing matters that are not reasonably likely to have a Parent Material Adverse Effect; or (iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority or self-regulatory organization, other than consents, approvals, authorizations, declarations or filings or registrations which, if not obtained or made, are not reasonably likely to have a Parent Material Adverse Effect.

     4.7 Investigations; Litigation.

     Except as set forth in Section 4.7 of the Parent Disclosure Schedule or in the Parent Reports and except in the ordinary course of its business, (a) no material investigation or review by any governmental entity with respect to the Parent or any of its Subsidiaries is pending (or, to the Parent's knowledge, threatened) nor has any governmental entity indicated to the Parent an intention to conduct the same; and (b) there are no actions, suits or proceedings pending against the Parent or its Subsidiaries or, to the knowledge of the Parent, threatened against the Parent or its Subsidiaries, at law or in equity, or before or by any federal, state, local or foreign commission, board, bureau, agency or instrumentality. Neither the Parent nor any of its Subsidiaries is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any regulatory agency or other governmental entity (including any United States or foreign government; any state or other political subdivision thereof; any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any Self-Regulatory Organization and any court, tribunal or arbitrator(s) of competent jurisdiction) charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisors or insurance agents and brokers or the supervision or regulation of the Parent or any of its Subsidiaries or any of the other businesses they conduct; and neither the Parent nor any of its Subsidiaries has been notified in writing by or received any written communication from any such regulatory agency or other governmental entity to the effect that such regulatory agency or other governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. Neither the Parent nor any of its affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, has been convicted within the past 10 years of any felony or misdemeanor described in Section 9(a)(1) of the 1940 Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 9(a)(2) of the 1940 Act.

     4.8 SEC Documents.

     As of their respective dates, each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) of Parent prepared by Parent since its initial public offering, in the form (including exhibits and any amendments thereto) filed with the SEC, (collectively, the "Parent Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent as of its date, and each of the consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows included in or incorporated by reference into the Parent Reports (including, any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of Parent for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     4.9 Absence of Certain Changes.

     Since January 1, 2000, other than as set forth in the Parent Reports, Parent has conducted its business only in the ordinary course of such business, and there has not been any Parent Material Adverse Effect or any event which is reasonably likely to result in a Parent Material Adverse Effect.

     4.10 No Brokers.

     Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Donaldson, Lufkin & Jenrette Securities Corporation as its financial advisor. Other than the foregoing arrangements, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.11 Taxes.

     Except as would not result in a Parent Material Adverse Effect, each of Parent and its Subsidiaries has (i) duly and timely filed (including pursuant to applicable extensions granted without penalty) all Tax Returns required to be filed by it, and such Tax Returns are to the best knowledge of Parent true, correct and complete, and (ii) paid in full or made adequate provision in the financial statements of Parent (in accordance with GAAP) for all taxes related to such Tax Returns. Except as would not result in a Parent Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to Parent or any of its Subsidiaries, and, to the best knowledge of Parent, there are no liens for Taxes upon the assets of either Parent or its Subsidiaries except for statutory liens for current Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings, for which reserves adequate in accordance with GAAP have been provided. Parent is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE 5

                                   COVENANTS

     5.1 Alternative Proposals.

     The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any merger, consolidation, share exchange, tender offer or other business combination involving the Company or any of its Material Subsidiaries, or the acquisition (including by way of lease or license) in any manner of 10% or more of the voting stock or equity or 10% or more of the consolidated assets of the Company or any of its Material Subsidiaries, other than as contemplated by this Agreement (each, a "Transaction"). The Company may, directly or indirectly, prior to the Company Stockholders Meeting (as defined below), furnish non-confidential information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group, and may, prior to the Company Stockholders Meeting, participate in discussions and negotiate with such entity or group concerning any Transaction if such entity or group has submitted a written proposal to the Company Board, prior to the Company Stockholders Meeting, relating to any such Transaction (an "Alternative Proposal") and the Company Board by a majority vote determines in its good faith judgment, after consultation as to legal matters with outside legal counsel and after consultation as to financial matters with an investment banking firm of national reputation, that the Alternative Proposal is a Superior Proposal (as hereinafter defined) and that failing to take such action would constitute a breach of the Company Board's fiduciary duty. The Company Board shall provide a copy of any such written proposal to Parent immediately after receipt thereof and thereafter keep Parent promptly advised of any development with respect thereto. Except as set forth above, neither the Company or any of its affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Merger Sub, any affiliate or associate of Parent and Merger Sub or any designees of Parent and Merger Sub) concerning, or enter into any agreement with respect to, any Transaction, provided, however, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offers; provided, further, that the Company Board shall not recommend that the shareholders of the Company tender their outstanding shares of Company Common Stock in connection with any such tender offer or exchange offer unless the Company Board by a majority vote determines in its good faith judgment, after consultation as to legal matters with outside legal counsel and after consultation as to financial matters with an investment banking firm of national reputation, that the tender offer is a Superior Proposal and that failing to take such action would constitute a breach of the Company Board's fiduciary duty under applicable laws. Nothing in this Section 5.1 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit the Company to accept or enter into any

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

agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal), or (z) affect any other obligation of the Company under this Agreement.

     For purposes of this Agreement "Superior Proposal" means any Alternative Proposal with respect to a Transaction which (a) is superior to the Merger from a financial point of view to the stockholders of the Company, (b) faces no material legal or other impediments to consummation, and (c) is fully financed. In deciding whether an Alternative Proposal is a Superior Proposal, the Company Board shall take into account, among other things, the tax effect on the Company's stockholders of the Alternative Proposal and the form of consideration contemplated by the Alternative Proposal.

     5.2 Interim Operations.

     Prior to the Effective Time, unless Parent has otherwise consented in writing thereto, the Company:

          (i) shall, and shall cause each of its Subsidiaries and each of the Investment Companies to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) shall use its reasonable best efforts, and shall cause each of its Material Subsidiaries and each of the Investment Companies to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (iii) shall not, and shall cause its Material Subsidiaries not to, amend their respective Certificates of Incorporation or Bylaws or comparable governing instruments;

          (iv) shall, and shall cause each of the Investment Companies to, promptly notify Parent of (x) any Company Material Adverse Effect, (y) any litigation matter relating to an amount in excess of $500,000, governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or (z) any material breach of any representation or warranty contained herein;

          (v) shall, upon receiving any written notice from any Taxing authority proposing any adjustment to any Tax relating to the Company or any of its Subsidiaries, give prompt written notice thereof to Parent, which notice shall describe in detail each proposed adjustment;

          (vi) shall promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (vii) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of assets or securities other than in the ordinary course of business, any disposition of assets or securities other than in the ordinary course of business or any release or relinquishment of any material contract rights other than in the ordinary course of business;

          (viii) shall not, and shall not permit any of its Subsidiaries to, issue any shares of its capital stock or securities convertible into or exchangeable or exercisable for shares of its capital stock, except upon exercise of options outstanding on the date of this Agreement under the Company Stock Option Plans or granted pursuant to the terms of the Stock Option Agreement to purchase shares of Company Common Stock, or effect any stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, or other similar transaction with respect to any shares of its capital stock or other ownership interests, or otherwise change its capitalization;

          (ix) shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock or other securities of the Company or its Subsidiaries;

          (x) shall not, and shall not permit any of its Subsidiaries to, take or fail to take any actions which would, or would be reasonably likely to, prevent the Merger from qualifying as a reorganization with the meaning of
     Section 368(a) of the Code;

          (xi) except pursuant to (i) applicable law, (ii) the terms of pre-existing contractual arrangements or policies or (iii) the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, amend the terms of any Company Plan, including, without limitation, any employment, severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee compensation or benefit plans, programs or arrangements or any employment, severance or similar agreements or arrangements, or change in any respect any vesting schedule with respect to any Company Plan or grant or award thereunder, or grant any salary increases to any employee of the Company or any Subsidiary;

          (xii) except in the ordinary course consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, (x) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity, (y) make any loans or advances to any other person or (z) subject any of its property or assets, or permit any of its property or assets to be subjected, to any lien, claim or encumbrance of any kind;

          (xiii) shall not, and shall not permit any of its Subsidiaries to, (x) change any practice with respect to Taxes, (y) make, revoke or change any election with respect to Taxes or (z) settle or compromise any Tax liability;

          (xiv) shall not (y) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (other than regular quarterly cash dividends payable on Company Common Stock in an amount not to exceed $0.06 per share) or other ownership interests or (z) redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

          (xv) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in Article 3 hereof untrue or incorrect.

     5.3  Meeting of Stockholders.

     The Company will take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation and Restated Bylaws to convene a meeting of its stockholders (the "Company Stockholders Meeting,") as promptly as practicable, and in any case not more than 45 days following the declaration of the effectiveness of the Form S-4 (as defined in Section 5.7), to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Company Board shall recommend such approval and shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 5.7); provided, however, that such recommendation or solicitation shall not be required if and to the extent that the Company Board determines after the date hereof, in its good faith judgment, after consultation as to legal matters with outside legal counsel and after consultation as to financial matters with an investment banking firm of national reputation, that the making of such recommendation or solicitation would involve a breach of its fiduciary duties to its stockholders imposed by law.

     5.4  Filings; Other Actions.

     Subject to the terms and conditions herein provided, the Company and Parent shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, the Home Owners' Loan Act, the Connecticut General Statute and the rules of the NASD and to the Federal Trade Commission, the OTS, the Commissioner of Banking for the State of Connecticut and the NASD with respect to the Merger and the transactions contemplated hereby and by the Option Agreement and Support Agreement; (b) use all reasonable best efforts to cooperate with one another (i) in determining which filings

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

are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and self-regulatory organizations in connection with the execution and delivery of this Agreement, the Option Agreement and the Support Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) in timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, the Option Agreement and the Support Agreement as promptly as practicable.

     5.5  Inspection of Records.

     From the date hereof to the Effective Time, Company and Parent shall (i) allow all designated officers, attorneys, accountants and other representatives of their respective companies reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the other party and their Subsidiaries, (ii) furnish to such other party and such other party's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct employees, counsel and financial advisors to cooperate with such party in such party's investigation of the business of the other party and its Subsidiaries.

     5.6  Publicity.

     The initial press release relating to this Agreement shall be a joint press release and thereafter the Company and Parent shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and by the Option Agreement and Support Agreement and in making any filing with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     5.7  Registration Statement.

     Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Common Stock issuable in the Merger, which Registration Statement shall contain the proxy statement with respect to the meeting of the stockholders of the Company in connection with the Merger (the "Proxy Statement/Prospectus"). Parent and the Company agree that such filing of the Form S-4 shall be made no later than 20 business days from the date hereof. The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use reasonable best efforts, and Company will cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable. Parent shall use reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus and the Form S-4 shall not (i) at the time the Form S-4 is declared effective, (ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock, (iii) at the time of the Company Stockholders' Meeting and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus and the Form S-4 shall not (i) at the time the Form S-4 is declared effective, (ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock, (iii) at the time of the Company Stockholders' Meeting and (iv) at the Effective Time, contain any untrue statement

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

of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by the Company without the approval of Parent. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/ Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     5.8  Listing Application.

     Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use all reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice of issuance.

     5.9  Affiliate Letters.

     Not less than 30 days prior to the Closing Date, the Company shall deliver to Parent a list of names and addresses of those persons who were, at the record date for the Company Stockholders Meeting, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, prior to the Closing Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. Parent shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Letters.

     5.10  Expenses.

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Option Agreement and the Support Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses except as expressly provided herein and except that the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the SEC and the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/ Prospectus shall be paid one-half by Parent and one-half by the Company.

     5.11  Directors' and Officers' Indemnification and Insurance.

     (a) From and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors or was prior to the Effective Time serving at the request of any such party as a director, officer, fiduciary or agent of another corporation, partnership, trust or other enterprise or (ii) this Agreement, or any of the transactions contemplated hereby and all actions taken by an Indemnified Party in connection herewith, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate in connection with defending against and responding to such proceedings. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the fullest extent permitted by the corporate governance documents of the Company or its Subsidiaries as of the date hereof and by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Parry to the

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

fullest extent permitted by law upon receipt of an undertaking, to the extent required by the DGCL, from such Indemnified Party to repay such advanced expenses if it is finally and unappealably determined that such Indemnified Party was not entitled to indemnification hereunder), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time) (collectively, "Claims"), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that except as otherwise specified by the corporate governance documents of the Company or its Subsidiaries, (1) Parent shall have the right to assume the defense thereof by retaining counsel reasonably satisfactory to the Indemnified Parties and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties with respect to any Claim or series of related Claims,
(3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by the corporate governance documents of the Company or its Subsidiaries or applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent thereof in writing, provided that the failure to so notify shall not affect the obligations of Parent under this Section 5.11 except (and only) to the extent such failure to notify materially prejudices the Surviving Corporation.

     (b) Without limiting any of the obligations under paragraph (a) of this
Section 5.11, Parent agrees that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in the Company's Certificate of Incorporation or Bylaws or in the similar governing documents of any of the Company's Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for six (6) years thereafter, without any amendment thereto; provided, however, that nothing contained in this Section 5.11(b) shall be deemed to preclude the liquidation, consolidation or merger of the Company or any Subsidiary thereof, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger and shall constitute rights which may be asserted against Parent or its successor. Nothing contained in this Section 5.11(b) shall be deemed to preclude any rights to indemnification or limitations on liability provided in Parent's Articles of Incorporation or Bylaws or the similar governing documents of any of Parent's Subsidiaries with respect to matters occurring subsequent to the Effective Time to the extent that the provisions establishing such rights or limitations are not otherwise amended to the contrary.

     (c) Parent shall use its reasonable best efforts to cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six (6) years from the Closing Date by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to such directors and officers of the Company than the terms and conditions of such existing policy and provided further that in no event will Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance (the "Insurance Amount"), and further provided, that if Parent is unable to maintain or obtain the insurance called for by this Section 5.11(c) as a result of the preceding proviso, Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in

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

their capacity as such. The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     5.12 Additional Agreements.

     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Parent and a Subsidiary of the Company) or to vest the Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

     5.13 Shareholder Rights Plan and Takeover Statutes.

     The Company shall take all action necessary to render the Rights Agreement and the Rights inapplicable to the transactions contemplated hereby or by the Option Agreement or Support Agreement. The Company shall not amend, modify or supplement the Rights Agreement or the Rights without the prior written consent of Parent. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation, is or shall become applicable to the transactions contemplated hereby or by the Option Agreement or the Support Agreement, the Company and the members of the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and by the Option Agreement and by the Support Agreement may be consummated as promptly as practicable on the terms contemplated hereby and by the Option Agreement and by the Support Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and by the Option Agreement and by the Support Agreement. If requested by Parent at least three business days prior to the Effective Time, the Company Board shall take all necessary action to terminate or redeem all of the outstanding Rights and to terminate the Rights Agreement, effective immediately prior to the Effective Time.

     5.14 Conveyance Taxes.

     The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, the Option Agreement and the Support Agreement that are required or permitted to be filed on or before the Effective Time.

     5.15 Certain Tax Matters.

     (a) From the date hereof until the Effective Time, (i) the Company and each of its Subsidiaries and the Investment Companies will prepare and file, or will cause to be prepared and filed, in the manner required by applicable law, all Tax Returns that are required (with extensions) to be filed, (ii) the Company and each of its Subsidiaries and the Investment Companies will timely pay all Taxes shown as due and payable, or required to be shown as due and payable, on such Tax Returns that are so filed, (iii) the Company and each of its Subsidiaries and the Investment Companies will make provision for all Taxes payable by the Company and/or any such Subsidiary and/or Investment Company for which no Tax Return is due prior to the Effective Time and (iv) the Company will promptly notify Parent in writing of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary thereof in respect of any Tax.

     (b) The Company agrees that it will, and will cause its Subsidiaries and the Investment Companies to, make available all such information, employees and records of or relating to the Company and each of its Subsidiaries and the Investment Companies as Parent may reasonably request with respect to matters relating to Taxes (including, without limitation, the right to make copies of such information and records) and will cooperate with respect to all matters relating to Taxes (including, without limitation, the filing of Tax Returns, the filing of amended Tax Returns, audits, and proceedings).

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

     (c) It is understood and agreed that Parent and the Company will request that (i) Norman Sinrich, Esq., tax counsel to Parent (or such other tax counsel to Parent as shall be reasonably acceptable to the Company), and (ii) Day, Berry & Howard LLP and Wachtell, Lipton, Rosen & Katz, legal counsel to the Company, issue to their respective clients for inclusion as exhibits to the Form S-4 opinions to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and respecting related matters (each such opinion, an "Exhibit Opinion" and, collectively, the "Exhibit Opinions"). In rendering such Exhibit Opinions, such legal counsel may require and reasonably rely upon reasonably requested representations contained in certificates of the Company, Parent and Merger Sub (the "Tax Certificates").

     5.16 Company Satisfaction of the Conditions of Section 15 of the 1940 Act.

     (a) The Company shall use, and shall cause its Subsidiary Boston Advisors ("BA") to use, its best efforts to cause the boards of trustees of the Company Funds to approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements with BA acting as investment adviser for such funds, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of
Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, provided that such agreements are identical in all material respects to the existing agreements other than the term of the agreement. The Company and its Subsidiaries also shall take any similar action required under the 1940 Act to continue any underwriting or distribution agreements of the Company Funds. Parent shall have a reasonable opportunity to review and provide comments on any proxy or other materials that are proposed to be used by the Company and its Subsidiaries to solicit the approvals contemplated by this
Section 5.16(a), prior to the use of such materials.

     (b) The Company shall use, and shall cause BA to use, its best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each of the Company Funds.

     5.17 Advisory Contract Consents.

     As promptly as practicable, the Company and its Subsidiaries shall inform, in compliance with applicable law, its investment advisory services clients (other than those covered by the foregoing Section 5.16), custodial services clients and mutual fund distribution services clients of the transactions contemplated by this Agreement and shall request such clients' written consents to the deemed assignment of their investment advisory services, custodial services or mutual fund distribution services agreements, as the case may be, resulting from the consummation of the transactions contemplated by this Agreement and use their best efforts to obtain such consents or, in the case of agreements which are not in writing or which either prohibit assignment or a change in control or state by their terms that they terminate upon assignment or a change in control, new agreements (and any required director and investor approvals) with the Company or the appropriate Subsidiary, effective upon Closing.

     5.18 Retention Plan.

     Parent shall cause the Surviving Corporation to honor, effective as of the Effective Time, the Advest 2000 Retention Plan on terms consistent with those identified in Exhibit B hereto and the Advest 2000 Management Incentive Plan on terms consistent with those identified in Exhibit C hereto. The Company shall keep Parent informed in writing on a timely basis (which shall be not less frequently than bi-weekly) as to the number of producers who elect to participate in the Advest 2000 Retention Plan. The Company shall use commercially reasonable efforts to cause its producers to become participants in the Advest 2000 Retention Plan.

     5.19 Dividends.

     The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on shares of Company Common Stock so that holders of shares of Company Common Stock do not receive dividends on both shares of Company Common Stock and Parent Common Stock received in the Merger in respect of any calendar quarter (taking into account that Parent declares and pays dividends on the Parent Common Stock annually).

     5.20 Employee Benefits.

     For at least one year following the Effective Time, the Parent shall, or shall cause its Subsidiaries to, provide the employees of the Company who are employed by the Parent or any of its Subsidiaries immediately after the Effective Time ("Company Employees") (i) substantially the same base salary and wages on substantially the same terms and conditions as those in effect immediately prior to the Effective Time, and (ii) employee benefits that are no less favorable in the aggregate to the Company Plans provided to Company Employees immediately prior to the Effective Time. Following the Effective Time, the Parent agrees that the Parent shall, or shall cause its Subsidiaries to, (i) recognize all Company Employees' service with the Company for the purposes of eligibility, participation, level of benefits and vesting of benefits (but not for benefit accrual under defined benefit pension plans) under any employee benefit plans of the Parent or its Subsidiaries providing benefits to Company Employees after the Effective Date (the "New Plans") to the extent such service would have been recognized under the applicable Company Plans; provided, that no such credited service shall result in a duplication of benefits.

     In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under comparable Company Plans in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans") and to the extent such coverage would have been recognized under the applicable Old Plan; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively at work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent such exclusion or requirement would not have applied under the applicable Old Plan, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     5.21 Section 16 Matters.

     Prior to the Effective Date, Parent and the Company shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock or acquisitions of shares of Parent Common Stock (including derivative securities with respect to shares of Company Common Stock or Parent Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or the Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     5.22 No Fundamental Parent Changes.

     Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, Parent shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (i) amend its articles of incorporation or bylaws in a manner that would materially adversely affect the economic benefits of the Merger to the holders of the Company Common Stock, (ii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Section 6.1 or 6.2 not being satisfied in any material respect or in a material violation of any provision of this Agreement, except, in every case, as may be required by applicable law, or
(iii) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.23.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger.

     The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved by the holders of the issued and outstanding shares of capital stock of the Company in accordance with the DGCL and Company's Certificate of Incorporation.

          (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction in the United States which prohibits the consummation of the transactions contemplated by this Agreement.

     In the event any such order or injunction shall have been issued, each party agrees to use all reasonable best efforts to have any such injunction lifted.

          (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all material approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been received.

          (e) The Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission or other regulatory body or self-regulatory organization required pursuant to the HSR Act, the Home Owners' Loan Act, the Connecticut General Statute and the rules of the NASD shall have been obtained or made, and shall not contain any terms that, in the reasonable good faith judgment of Parent, is unreasonably burdensome to Parent.

     6.2 Conditions to Obligation of the Company to Effect the Merger.

     The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Parent shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Parent and Merger Sub contained in this Agreement, the Parent Disclosure Schedule and documents delivered at Closing shall be true and correct as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality is reasonably likely to have a Parent Material Adverse Effect, and the Company shall have received a certificate of the President or a Vice President of Parent, dated the Closing Date, certifying to such effect.

          (b) The Company shall have received from its legal counsel, Day, Berry & Howard LLP and Wachtell, Lipton, Rosen & Katz, the Exhibit Opinion rendered by such legal counsel pursuant to Section 5.15(c) and reconfirmed as of the Effective Time. In reconfirming its Exhibit Opinion as of the Effective Time, such counsel may reasonably rely upon the Tax Certificates (updated as necessary).

     6.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger.

     The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) (i) The Company shall have performed in all material respects its agreements contained in this Agreement and the Option Agreement and the Stockholders (as defined in the Support Agreement) shall have performed in all material respects their agreements contained in the Support Agreement, in each case required to be performed on or prior to the Closing Date, (ii) the representations and warranties of the Company contained in this Agreement and the Option Agreement, the Company Disclosure Schedule and documents delivered at closing, and the representations and warranties of the Stockholders contained in the Support Agreement, shall be true and correct as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality is reasonably likely to have a Company Material Adverse Effect, and (iii) Parent shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect with respect to the Company.

          (b) Parent shall have received from its tax counsel, Norman Sinrich, Esq. (or such other tax counsel to Parent as shall be reasonably acceptable to the Company), the Exhibit Opinion rendered by such legal counsel pursuant to Section 5.15(c) and reconfirmed as of the Effective Time. In reconfirming its Exhibit Opinion as of the Effective Time, such legal counsel may reasonably rely upon the Tax Certificates (updated as necessary).

          (c) Other than due to the death or disability of the employee party thereto, the employment and/or change of control agreements between each of Messrs. Grant W. Kurtz and Daniel Mullane, and at least three (3) of Messrs. Harry H. Branning, John C. Giesea, George A. Boujoukos, Martin M. Lilienthal, Lee G. Kuckro, and Allen G. Botwinick, and The MONY Life Insurance Company dated as of August 23, 2000 shall be unamended and in full force and effect, and each employee shall be performing in all material respects his obligations thereunder (or, in the case of Mr. Boujoukos, he shall be employed by the Company).

          (d) From the date of this Agreement through the Effective Time, there shall not have occurred a Company Material Adverse Effect.

          (e) At the Effective Time, the Company and each of its Subsidiaries shall meet (i) the criteria set forth in Section 1467a of the Home Owners' Loan Act as in effect as of the Effective Time and (ii) any other criteria of the OTS necessary for Parent to qualify as a "Savings and Loan Holding Company" as that term is used in Section 1467a(a)(1)(D), and all consents, authorizations, orders and approvals of (or filings or registrations with) the OTS necessary for Parent to qualify as a Savings and Loan Holding Company shall have been obtained or made, and any requisite waiting periods imposed in respect thereof shall have expired and shall not have been contested by any federal or state governmental authority.

          (f) No more than 5% of the Company Common Stock outstanding at the Effective Time (excluding shares owned by Parent or any of Parent's wholly-owned subsidiaries) shall be Dissenting Shares.

                                   ARTICLE 7

                                  TERMINATION

     7.1 Termination By Mutual Consent.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the mutual consent of Parent and the Company.

     7.2 Termination By Either Parent or the Company.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by February 28, 2001, (b) the approval of the Company's stockholders required by
Section 6.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) a United States federal, state, local or foreign court of competent jurisdiction or United States federal or state, local or foreign governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable best efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by February 28, 2001.

     7.3 Termination By the Company.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in Section 6.1(a), by action of the Company Board, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law after consultation as to legal matters with outside legal counsel and after consultation as to financial matters with an investment banking firm of national reputation, the Company Board determines that such termination is required by reason of a Superior Proposal being made,
(b) there has been a breach (without regard to materiality, Parent Material Adverse Effect or similar qualifiers) by Parent or Merger Sub of any representation or warranty contained in this Agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent; provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions set forth in Section 6.2(a), or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent. Notwithstanding the foregoing, the Company's ability to terminate this Agreement pursuant to this
Section 7.3 is conditioned upon the prior payment by the Company of any amounts owed by it pursuant to Section 7.5(a).

     7.4 Termination By Parent.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company referred to in Section 6.1(a), by action of the Board of Directors of Parent, if (a) the Company Board shall have withdrawn, modified in a manner adverse to Parent or failed to reconfirm within five business days after written request from Parent its approval or recommendation of this Agreement, the Option Agreement, the Support Agreement or the Merger or other transactions contemplated hereby and thereby or shall have recommended an Alternative Proposal to the Company stockholders, (b) there has been a breach (without regard to materiality, Company Material Adverse Effect or similar qualifiers) by the Company of any representation or warranty contained in this Agreement, or by the Company of any representation or warranty contained in the Option Agreement or by any Shareholder of any representation or warranty contained in the Support Agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company or the breaching Shareholder, as appropriate; provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions set forth in Section 6.3(a)(ii), or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement or the Option Agreement on the part of the Company, or any of the covenants or agreements set forth in the Support Agreement by any Shareholder, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company or the breaching Shareholder, as appropriate.

     7.5 Effect of Termination and Abandonment.

     (a) If this Agreement is terminated (A) by Parent pursuant to Section 7.4(a), (B) by the Company pursuant to 7.3(a), (C) by Parent or the Company pursuant to Section 7.2(b) because of a failure to obtain the required approval of the stockholders of the Company after a bona fide Transaction proposal for the Company shall have been publicly disclosed, or any person or entity shall have publicly disclosed a bona fide intention (whether or not conditional) to make a Transaction proposal, (D) by Parent pursuant to Sections 7.4(b) or 7.4(c) if the breach giving rise to such termination was willful and, at or prior to such willful violation forming the basis for such termination, a bona fide Transaction proposal shall have been made known to the Board of Directors of the Company or shall have been publicly disclosed to the Company's stockholders, or any person or entity shall have made known to the Board of Directors of the Company, or otherwise publicly disclosed, a bona fide intention (whether or not conditional) to make a Transaction proposal, and regardless of whether such Transaction proposal shall have been rejected by the Company or withdrawn prior to the time of such termination, or (E) by Parent or the Company pursuant to
Section 7.2(a) if, at or before such termination, a bona fide Transaction proposal shall have been made known to the Board of Directors of the Company or shall have been publicly disclosed to the Company's stockholders, or any person or entity shall have made known to the Board of Directors of the Company, or otherwise publicly disclosed, a bona fide intention (whether or not conditional) to make a Transaction proposal, and regardless of whether such Transaction proposal shall have been rejected by the Company or withdrawn prior to the time of such termination and, in the cases of clauses (C), (D) and (E), within 18 months of the terminations contemplated thereby, (x) any third party shall acquire beneficial ownership or more than 25% of the Company's outstanding shares of voting stock or (y) the Company shall have entered into a definitive agreement with respect to, or consummated, any Transaction), then in any such case the Company shall pay to Parent, upon Parent's written request, a termination fee of $10 million by wire transfer of immediately available funds to such account as shall be designated by Parent. The Parties agree that, for purposes of this Section 7.5, Transaction shall be as defined in Section 5.1 above, except that the 10% figures in such definition shall be 25%.

     The Company acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.5(a), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the full amount of the fee set forth in this Section 7.5(a), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum from the date such fee was required to be paid. If the fee contemplated by Section 7.5(a)(C), (D) or (E) becomes payable, the Company shall pay such fee within one business day after the acquisition of stock contemplated by clause (x) of the preceding paragraph, or the entering into of an agreement or consummation of a Transaction contemplated by clause (y) of the preceding paragraph.

     In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties set forth in this Section 7.5 and Section 5.10 and except for the Confidentiality Agreement, dated May 9, 2000, between Parent and the Company (the "Confidentiality Agreement"). Moreover, in the event of termination of this Agreement pursuant to Section 7.3 or 7.4, nothing herein shall prejudice the ability of the nonbreaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

     7.6 Extension; Waiver.

     At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations, Warranties and Agreements.

     All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 1, Article 2,
Section 5.10, Section 5.11, Section 5.18 and this Article 8 shall survive the Merger to the extent contemplated by such sections.

     8.2 Notices.

     Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission, by courier or other national overnight express mail service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     If to Parent or Merger Sub:

          The MONY Group Inc.
        1740 Broadway
        New York, New York 10017
        Attention: General Counsel
        Telecopy: (212) 708-2080

     with copies to:

          Dewey Ballantine LLP
        1301 Avenue of the Americas
        New York, New York 10019-6092
        Attention: Jonathan L. Freedman, Esq.
        Telecopy: (212) 259-6333

     If to the Company:

          The Advest Group, Inc.
        90 State House Square
        Hartford, Connecticut 06103
        Attention: General Counsel
        Telecopy: (860) 509-5210

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

     with copies to:

          Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019-6150
        Attention: Craig M. Wasserman, Esq.
        Telecopy: (212) 403-2232

        and:

        Day, Berry & Howard LLP
        Cityplace I
        Hartford, Connecticut 06103-3499
        Attention: William H. Cuddy, Esq.
        Telecopy:(860) 275-0343

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     8.3 Assignment; Binding Effect.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign its rights hereunder to any Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 5.11, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.4 Entire Agreement.

     This Agreement, the Option Agreement, the Exhibits hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement and any documents delivered by the parties in connection herewith or therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.5 Amendment.

     This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.6 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     8.7 Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     8.8 Headings.

     Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     8.9 Interpretation.

     In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting each gender shall include the other gender and words denoting natural persons shall include corporations and partnerships and vice versa.

     8.10 Waivers.

     Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.11 Incorporation of Exhibits.

     The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.12 Severability.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.13 Enforcement of Agreement.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.14 Subsidiaries and Material Subsidiaries.

     As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. "Material Subsidiaries" means any subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X of the SEC.

     8.15 Company Material Adverse Effect.

     "Company Material Adverse Effect" means any effect that is material and adverse to (1) the financial position, results of operations, assets, properties or business of the Company and its Subsidiaries, taken as a whole, or (2) the ability of the Company to timely perform its obligations under the Agreement or otherwise to consummate the transactions contemplated by this Agreement, other than any fact, circumstance, event or thing (i) generally affecting the securities industry, or resulting from general economic or market conditions (including changes in interest rates) or changes in accounting principles or changes in law, regulations or regulatory policies of general applicability (or interpretations thereof), (ii) resulting from actions or omissions of a party hereto taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (iii) resulting from the announcement or execution of this Agreement or the transactions contemplated herein.

     8.16 Parent Material Adverse Effect.

     "Parent Material Adverse Effect" means any effect that is material and adverse to (1) the financial position, results of operations, assets, properties or business of Parent and its Subsidiaries, taken as a whole, or (2) the ability of Parent to timely perform its obligations under the Agreement or otherwise to consummate the transactions contemplated by this Agreement, other than any fact, circumstance, event or thing (i) generally affecting the securities or insurance industries, or resulting from general economic or market conditions (including changes in interest rates) or changes in accounting principles or changes in law, regulations or regulatory policies of general applicability (or interpretations thereof), (ii) resulting from actions or omissions of a party hereto taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (iii) resulting from the announcement or execution of this Agreement or the transactions contemplated herein.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          THE MONY GROUP, INC.

                                          By:      /s/ MICHAEL I. ROTH
                                            ------------------------------------
                                            Name: Michael I. Roth
                                            Title:   Chairman & Chief Executive
                                              Officer

                                          MONY ACQUISITION CORP.

                                          By:       /s/ BART SCHWARTZ
                                            ------------------------------------
                                            Name: Bart Schwartz
                                            Title:   President

                                          THE ADVEST GROUP, INC.

                                          By:      /s/ GRANT W. KURTZ
                                            ------------------------------------
                                            Name: Grant W. Kurtz
                                            Title:   President & Chief Executive
                                              Officer

                                   EXHIBIT A
                                   TO MERGER
                                   AGREEMENT

                            FORM OF AFFILIATE LETTER

The MONY Group, Inc.
1740 Broadway, New York, NY 10017

Ladies and Gentlemen:

           I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of The Advest Group, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 23, 2000 (the "Agreement"), between The MONY Group Inc., a Delaware corporation ("Parent"), MONY Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, the Company will be merged with and into Merger Sub (the "Merger").

           As a result of the Merger, I will receive shares of Common Stock, par value $0.01, of Parent (the "Parent Common Stock") in exchange for shares owned by me of Common Stock, par value $0.01, of the Company (the "Company Common Stock").

        Compliance with the Act.

        1. In compliance with the Act and the Rules and Regulations thereunder, I represent, warrant and covenant to Parent that in the event I receive any Parent Common Stock as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the SEC under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Common Stock issued to me in the Merger unless such sale, transfer or other disposition (i) has been registered under the Act and all applicable state securities or "blue sky" laws, (ii) is made in conformity with Rule 145 promulgated by the SEC under the Act and all applicable state securities or "blue sky" laws, or (iii) in the opinion of legal counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the SEC, is otherwise exempt from registration under the Act and all applicable state securities or "blue sky" laws.

          D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock received by me or on my behalf as a result of the Merger under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933

     APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AUGUST 23, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND PARENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT."

                    provided, however, that the foregoing legend will not be placed upon certificates for the Parent Common Stock issued to me, or any substitutions therefore if (i) I hold all of such shares of Parent Common Stock issued to me in one brokerage account at one brokerage firm (the "Firm") and (ii) I and the Firm acknowledge and agree in writing with Parent that (A) the foregoing clause (i) accurately reflects the holding of all of the shares of Parent Common Stock issued to me, (B) the shares of Parent Common Stock were issued in a transaction to which Rule 145 under the Act applies, and may only be transferred in accordance with Rule 145 and with all applicable state securities or "blue sky" laws and (C) the shares of Parent Common Stock issued to me will not be transferred, and I and the Firm will take all actions to ensure that the shares of Parent Common Stock issued to me will not be transferred, in violation of Rule 145 or any applicable state securities or "blue sky" law.

          F. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 and all applicable state securities or "blue sky" laws, Parent reserves the right to put the following legend on the certificates issued to my transferee:

          G. "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

           The representations, covenants and agreements contained herein shall be true and correct at all times from the date hereof. I understand that my obligations hereunder shall attach to and be binding upon any person or entity to whom legal or beneficial ownership of my shares of Company Common Stock (and shares of Parent Common Stock following the Merger) shall pass by operation of law or otherwise.

                                          Very truly yours,

                                          Name:
                                              ----------------------------------

Accepted this   day of
            , 2000 by Parent

By:
    --------------------------------------------------------
    Name:
    Title:

                                                                         ANNEX A

Calculation of Exchange Ratio

        P = Average Price (as defined in Section 2.2(a) of the Agreement) ER = Exchange Ratio

Range of P                                                          ER
----------                                                          --
$28 and lower                                               15.50/P + 0.498214
More than $28 and less than or equal to $31.50              29.45/P
More than $31.50 and less than or equal to $38.50           15.50/P + 0.442857
More than $38.50 and less than or equal to $42              32.55/P
More than $42                                               15.50/P + 0.405952

                 Then the Implied Price
If the Average    Per Share of Company
   Price Is         Common Stock Is
--------------   ----------------------
    $24.50               $27.71
     28.00                29.45
     31.50                29.45
     35.00                31.00
     38.50                32.55
     42.00                32.55
     45.50                33.97

                                                                         ANNEX B

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

     STOCK OPTION AGREEMENT, dated August 23, 2000, between The Advest Group, Inc., a Delaware corporation ("Issuer"), and The MONY Group Inc., a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee, MONY Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Grantee ("Merger Sub"), and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (this "Agreement"); and

     WHEREAS, as a condition to Grantee and Merger Sub entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

          1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 1,770,909 fully paid and nonassessable shares of Issuer's common stock, par value $0.01 per share ("Common Stock"), at a price of $31.00 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are either
     (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

          2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to
     Section 7.4(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.4(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

             (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement, be deemed to be an Acquisition Transaction;

             (ii) (A) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (B) the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to Grantee, its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement;

             (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

             (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

             (v) After an overture is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as hereinafter defined);

             (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the OTS or the National Association of Securities Dealers, Inc. ("NASD"), or other federal or state regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; or.

             (vii) Termination of the Merger Agreement (A) by the Grantee or the Issuer pursuant to Section 7.2(b) (as qualified by Section 7.5(a)(C)) of the Merger Agreement, (B) by the Grantee pursuant to Section 7.4(b) or 7.4(c) (as qualified by Section 7.5(a)(D)) of the Merger Agreement), (C) by the Grantee or the Issuer pursuant to
        Section 7.2(a) (as modified by Section 7.5(a)(E)) of the Merger Agreement or (D) by the Issuer pursuant to Section 7.3(a) of the Merger Agreement.

          (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

             (i) The acquisition by any person of beneficial ownership of 25% or more of the then-outstanding Common Stock;

             (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 25%; or

             (iii) Termination of the Merger Agreement by (A) the Grantee due to the Initial Triggering Event described in paragraph (ii)(B) of subsection (b) of this Section 2 or (B) by the Issuer pursuant to
        Section 7.3(a) of the Merger Agreement.

          (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Office of Thrift Supervision (the "OTS"), the Commissioner of Banking for the State of Connecticut, the NASD or pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other regulatory agency is required in connection with such purchase, the Holder and the Grantor, as applicable, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

          (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

        "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of

        Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of applicable regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
     Section 2 in the name of the Holder or its assignee, transferee or designee.

          3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
     (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in the HSR Act and regulations promulgated thereunder and (y) under the Home Owners' Loan Act of 1933, as amended (the "Home Owners' Loan Act"), the Connecticut General Statute of 1999, as amended (the "Connecticut General Statute"), or any state banking law, prior approval of or notice to the OTS, the Commissioner of Banking for the State of Connecticut, the NASD or to any other regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to any applicable regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

          4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

          6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event,

             (a) Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for similar transactions. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

             (b) Issuer shall indemnify and hold harmless (i) Grantee, its affiliates and its officers and directors and (ii) each underwriter and each person who controls any underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"),

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        (collectively, the "Underwriters") ((i) and (ii) being-referred to as
        "Indemnified Parties") against any losses, claims, damages, liabilities or expenses, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this Section 6, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Issuer will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reasonable reliance upon and in conformity with written information furnished to Issuer by the Indemnified Parties expressly for use or incorporation by reference therein.

             (c) Grantee and the Underwriters shall indemnify and hold harmless Issuer, its affiliates and its officers and directors against any losses, claims, damages, liabilities or expenses to which Issuer, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this Section 6, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reasonable reliance upon and in conformity with written information furnished to Issuer by Grantee or the Underwriters, as applicable, specifically for use or incorporation by reference therein.

          7. (a) Immediately prior to the occurrence of a Repurchase Event (as hereinafter defined), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as hereinafter defined) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or
     (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer. The Option Repurchase Price and the Option Share Repurchase Price shall be payable in immediately available funds to such account as shall be designated by the Holder or Owner, as applicable.

          (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be,

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     elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

          (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

          8. (a) In the event that, prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger,
     (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the

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     "Substitute Option"), at the election of the Holder, of either (x) the
     Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

             (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

             (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

             (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

             (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company that controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

          9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price

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     (the "Substitute Share Repurchase Price") equal to the Highest Closing
     Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable. The Substitute Option Repurchase Price and the Substitute Share Repurchase Price shall be payable in immediately available funds to such account as shall be designated by the Substitute Option Holder or Substitute Share Owner, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
     Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 is prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable, in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

          10. The periods for exercise of certain rights under this Agreement, and the date of termination of the right to exercise the Option pursuant to
     Section 19 hereof, shall be extended: (i) to the extent

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     necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise; and (iii) during any period in which Grantee is precluded from exercising such rights due to an injunction or other legal restriction, plus in each case such additional period as is reasonably necessary for the exercise of such rights promptly following the obtaining of such approvals or the expiration of such periods.

          11. Issuer hereby represents and warrants to Grantee as follows:

             (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

             (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

             (c) Issuer has taken all action (including if required redeeming all of the Rights or amending or terminating the Rights Agreement) so that the entering into of this Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Advest Rights Agreement or enable or require the Rights to be exercised, distributed or triggered and so that no "fair price", "moratorium" "control share acquisition" or other form of antitakeover statute or regulation is applicable to the entering of this Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby.

          12. Grantee hereby represents and warrants to Issuer that:

             (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

             (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

          13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express prior written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the OTS approves an application by Grantee under the HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker

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     or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the OTS.

          14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the OTS and the Commissioner of Banking for the State of Connecticut under the Home Owner's Loan Act and the Connecticut General Statute, and to the NASD, for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply for such approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

          15. (a) Grantee in its sole discretion may, at any time during which Issuer would be required to repurchase the Option or any Option Shares pursuant to Section 7, surrender the Option (together with any Option Shares issued to and then owned by the Holder) to Issuer in exchange for a cash payment equal to the Surrender Price (as hereinafter defined); provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has previously repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to (i) $10,000,000, plus (ii) if applicable, the aggregate purchase price previously paid pursuant hereto by Grantee with respect to any Option Shares, minus (iii) if applicable, the excess of (A) the net cash, if any, received by Grantee pursuant to the arm's-length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any party not affiliated with Grantee, over
     (B) the purchase price paid by Grantee with respect to such Option Shares. The Surrender Price shall be payable in immediately available funds to such account as shall be designated by Grantee.

          (b) Grantee may exercise its right to surrender the Option and any Option Shares pursuant to this Section 15 by surrendering for such purchase to Issuer, at its principal office, a copy of this Agreement, together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to surrender the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. Within two business days after the surrender of the Option and the Option Shares, if applicable, Issuer shall deliver or cause to be delivered to Grantee the Surrender Price.

          (c) To the extent that the Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver, or cause to be delivered, from time to time, to Grantee, that portion of the Surrender Price that Issuer is not or no longer prohibited from paying, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of Surrender pursuant to Section 15(b) is prohibited under applicable law or regulation from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within two business days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (C) keep Grantee advised of both the status of any such request for regulatory and legal approvals and any discussions with any relevant regulatory or other third party reasonably related to the same, and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation and the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this
     Section 15).

          (d) Grantee shall have rights substantially identical to those set forth in paragraphs (a), (b) and (c) of this Section 15 with respect to the Substitute Option and the Substitute Option Issuer during any period in which the Substitute Option Issuer would be required to repurchase the Substitute Option pursuant to Section 9.

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          16. Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) exceed $10,000,000 and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (a) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (b) pay cash or other consideration to Issuer, (c) reduce the cash payable to Grantee in connection with Issuer's repurchase of the Option or Option Shares pursuant to Section 7(a) hereof or surrender of the Option and Option Shares pursuant to Section 15 hereof, or (d) undertake any combination thereof, so that Grantee's Total Profit shall not exceed $10,000,000 after taking into account the foregoing actions.

          Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares of Common Stock as would, as of the date of the written notice of the exercise of the Option, result in a Notional Total Profit (as defined below) of more than $10,000,000 and, if exercise of the Option otherwise would exceed such amount, Grantee, at its discretion, may increase the Option Price for that number of shares of Common Stock set forth in the aforesaid notice of exercise so that the Notional Total Profit shall not exceed $10,000,000; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Option Price set forth in Section 1(a) hereof.

          As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 7.5 of the Merger Agreement and in connection with Issuer's repurchase of the Option or Option Shares pursuant to Section 7(a) hereof and surrender of the Option and Option Shares pursuant to
     Section 15 hereof, (less Grantee's purchase price for such Option Shares (unless already taken into account for purposes of calculation of the Surrender Price)) and (ii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party (unless already taken into account for purposes of calculation of the Surrender Price), less (y) Grantee's purchase price for such Option Shares (unless already taken into account for purposes of calculation of the Surrender Price).

          As used herein, the term "Notional Total Profit" with respect to any number of shares of Common Stock as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the written notice of the exercise of the Option assuming that this Option were exercised on such date for such number of shares of Common Stock and assuming that such shares of Common Stock, together with all other shares of Common Stock held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

          17. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

          18. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), or Issuer or Substitute Option Issuer is not permitted to pay the full Surrender Price, it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or the Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares, or to pay such portion of the Surrender Price, as may be permissible, without any amendment or modification hereof.

          19. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) 90 days after the date that is the first anniversary of the date the Merger Agreement was terminated pursuant to the terms thereof (or, if later, 90 days after Parent becomes entitled to a fee pursuant to Section 7.5(a) (i) of the Merger Agreement) (the date referred to in clause (ii) being hereinafter referred to as the "Option Termination Date"), provided that, the Option Termination Date shall be extended as provided in Section 10 hereof.

          20. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

          21. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal law apply).

          22. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          23. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          24. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          25. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          THE ADVEST GROUP, INC.

                                          By:      /s/ GRANT W. KURTZ
                                            ------------------------------------
                                            Name: Grant W. Kurtz
                                            Title:  President & Chief Executive
                                              Officer

                                          THE MONY GROUP, INC.

                                          By:      /s/ MICHAEL I. ROTH
                                            ------------------------------------
                                            Name: Michael I. Roth
                                            Title:  Chairman & Chief Executive
                                              Officer

                                                                         ANNEX C

                               SUPPORT AGREEMENT

     SUPPORT AGREEMENT (this "Agreement"), dated as of August 23, 2000, between The MONY Group Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (the "Shareholders," each a "Shareholder") of The Advest Group, Inc., a Delaware corporation (the "Company").

     WHEREAS, as of the date hereof, each of the Shareholders own (either beneficially or of record) that number of shares of common stock, par value $.01 per share, of the Company, including all associated preferred share purchase rights ("Company Common Stock"), as set forth opposite such Shareholder's name on Schedule A attached hereto (all such shares and any shares of Common Stock hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the "Shares");

     WHEREAS, concurrently herewith, Parent, MONY Acquisition Corp., a Delaware corporation ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company shall be merged with and into Merger Sub, and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Merger Sub shall be the Surviving Corporation (as defined in the Merger Agreement) in the Merger, and will be a wholly owned subsidiary of Parent; and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Shareholders agree, and, in order to induce Parent to enter into the Merger Agreement, the Shareholders have agreed, to the terms and provisions hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

     1.1 Voting of Shares. Until the termination of this Agreement in accordance with Section 4.12 hereof, each Shareholder hereby agrees as follows:

          (a) The Shareholder shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) the Shares in favor of the Merger, the approval and adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and the Option Agreement (as defined in the Merger Agreement), at any meeting of shareholders of the Company called to vote upon such matters or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought (the "Special Meeting").

          (b) The Shareholder shall not take any action to revoke or terminate, or permit to be revoked or terminated, any trust for which the Shareholder serves as trustee, or take any other action which would restrict, limit or frustrate the Shareholder's right to vote the Shares, including on behalf of such trust, in accordance with this Agreement.

     1.2 Grant of Irrevocable Proxy; Appointment of Proxy. (a) The Shareholder hereby irrevocably grants to, and appoints, Parent and Michael I. Roth, Richard Daddario and Kenneth M. Levine, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shares, or grant a consent or approval in respect of the Shares, in favor of adoption of the Merger Agreement.

     (b) The Shareholder represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that all such proxies are hereby revoked. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     1.3 Restrictions on Transfer and Conversion. (a) Until the close of business on the date of the Special Meeting, the Shareholder will not (i) sell, assign, transfer, pledge or otherwise dispose of or transfer any of its Shares,
(ii) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares; provided, however, that the Shareholder may make bona fide gifts of Shares, and may make transfers of Shares into one or more trusts for estate or tax planning purposes, so long as the recipient of such gift, or such trust, as applicable, enters into an agreement with Parent substantially identical to this Agreement.

     (b) If, at the time the Merger Agreement is submitted for approval to the shareholders of the Company, the Shareholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended, the Shareholder shall deliver to Parent on or prior to the Closing Date (as defined in the Merger Agreement) a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.

     (c) The Shareholder agrees to tender to Merger Sub, within 10 business days after the date hereof (or, in the event the Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing the Shares in order that Merger Sub may inscribe upon such certificates a legend in accordance with subsection (d) below, provided, however, that no such legend shall be required to be inscribed if (i) the Shareholder holds all of the Shares in one brokerage account at one brokerage firm (the "Firm") and (ii) the Shareholder and the Firm acknowledge and agree in writing with the Parent that (A) the foregoing clause (i) accurately reflects the holding of all of the Shares and (B) the Shares will not be transferred, and the Shareholder and the Firm will take all actions to ensure that the Shares will not be transferred, in violation of this Agreement.

     (d) The Company will inscribe upon any Certificate (as defined in the Merger Agreement) representing the Shares tendered by a Shareholder for such purpose the following legend: THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUPPORT AGREEMENT DATED AS OF AUGUST 23, 2000, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

                                   ARTICLE II

     Each Shareholder represents and warrants to Parent as follows:

          2.1 Authority. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms. If the Shareholder is a natural person and is married, and the Shares constitute community property or otherwise require spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which the Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          2.2 The Shares. The Shareholder is the record and beneficial owner of or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Shares, free and clear of any liens, claims, encumbrances or security interests whatsoever. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than as set forth on Schedule A hereto. The Shareholder has the sole right to vote the Shares, and none of such Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares, except as contemplated by this Agreement.

          2.3 No Violation. Neither the execution and delivery by the Shareholder of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with, or result in a breach of any provision of the Certificate of Incorporation or Bylaws (or other comparable organizational documents, if any) of the Shareholder, if applicable; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree, applicable to the Shareholder or to the Shareholder's property or assets, including the Shares; (iii) other than the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and informational filings with the Securities and Exchange Commission, require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental and regulatory authority or agency, domestic or foreign, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of the Shareholder's properties or assets, including the Shares.

                                  ARTICLE III

     3.1 No Solicitation. Prior to the Effective Time (as defined in the Merger Agreement), (a) no Shareholder in its capacity as a shareholder of the Company shall, or shall permit any agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Company's shareholders) with respect to an Alternative Proposal (as defined in the Merger Agreement) or with respect to any tender offer for or solicitation of proxies with respect to any shares of Company Common Stock, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal or relating to any tender offer for or solicitation of proxies with respect to any shares of Company Common Stock, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal or any tender offer for or solicitation of proxies with respect to any shares of Company Common Stock and (b) each Shareholder will notify Parent immediately in writing if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, that Shareholder in that Shareholder's capacity as a shareholder of the Company.

                                   ARTICLE IV

     4.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     If to Parent:

        The MONY Group Inc.
        1740 Broadway
        New York, New York 10017
        Attention: General Counsel

     with a copy to:

        Dewey Ballantine LLP
        1301 Avenue of the Americas
        New York, New York 10019-6092
        Attention: Jonathan L. Freedman, Esq.

     If to the Shareholders, to the address indicated on Schedule A attached hereto for each respective Shareholder.

     with copies to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019-6150
        Attention: Craig M. Wasserman, Esq.
        Telecopy: (212) 403-2232

        and:

        Day, Berry & Howard LLP
        Cityplace I
        Hartford, Connecticut 06103-3499
        Attention: William H. Cuddy, Esq.
        Telecopy: (860) 275-0343

     4.2 Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Shareholder, the number of Shares listed herein shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Shareholder.

     4.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign its rights hereunder to any of its direct or indirect wholly-owned subsidiaries, including Merger Sub. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     4.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     4.5 Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     4.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives to the fullest extent permitted by applicable law any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. If Parent should institute an action or proceeding seeking specific enforcement of the provisions hereof, then each Shareholder hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     4.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     4.9 Public Announcements. Except as required by law, no Shareholder shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Parent.

     4.10 Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

     4.12 Termination. This Agreement shall terminate automatically immediately following the earlier of (i) termination of the Merger Agreement and (ii) the closing of the Merger.

     4.13 Shareholder Capacity. As of the date of this Agreement, certain of the Shareholders are officers or directors of the Company. None of the Shareholders makes any agreement or understanding herein in his or her capacity as a director or officer of the Company. Each Shareholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's securities and nothing herein shall limit or affect any actions taken by a Shareholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          THE MONY GROUP, INC.

                                          By:      /s/ MICHAEL I. ROTH
                                            ------------------------------------
                                            Name: Michael I. Roth
                                            Title:  Chairman & Chief Executive
                                              Officer

                                          SHAREHOLDERS

                                          By:     /s/ PETER R. KELLOGG
                                            ------------------------------------
                                            Name: Peter R. Kellogg

                                          By:      /s/ ALLEN WEINTRAUB
                                            ------------------------------------
                                            Name: Allen Weintraub

                                          By:      /s/ GRANT W. KURTZ
                                            ------------------------------------
                                            Name: Grant W. Kurtz

                                          By:    /s/ GEORGE A. BOUJOUKOS
                                            ------------------------------------
                                            Name: George A. Boujoukos

                                                                         ANNEX D
                           [GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL

August 23, 2000

Board of Directors
The Advest Group, Inc.
90 State House Square
Hartford, CT 06193

Madame and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders (other than The MONY Group, Inc. ("Parent") or any of its subsidiaries) of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of The Advest Group, Inc. (the "Company") of the Consideration (as defined below) to be received for Shares, in the aggregate, pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of August 23, 2000, among Parent, MONY Acquisition Corp., a wholly-owned subsidiary of Parent, and the Company. Pursuant to the Agreement, the Company will merge with and into MONY Acquisition Corp. (the "Merger"), and each Share (other than those Shares held in treasury by the Company, those Shares owned by Parent or any of its subsidiaries and Dissenting Shares (as defined in the Agreement) will be converted into either, at the election of the applicable holder, (i) the right to receive an amount in cash equal to the product of the average closing price per share of Common Stock, par value $0.01 per share, of the Parent ("Parent Common Stock") on the New York Stock Exchange for the ten consecutive trading days ending on the fifth trading day prior to the Closing Date (as defined in the Agreement) and the Exchange Ratio (as defined and calculated pursuant to Annex A of the Agreement), without interest or (ii) a number of shares of Parent Common Stock equal to the Exchange Ratio (together, the "Corporation"), provided that the aggregate number of Shares to be exchanged for Parent Common Stock will be equal as nearly as practicable 49.9% of the total number of Shares outstanding immediately prior to the closing of the Merger, as to which adjustment (and the related procedures and limitations) we are expressing no opinion.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Parent from time to time, including having acted as financial advisor to The Mutual Life Insurance Company of New York in connection with its demutualization, lead manager of Parent's initial public offering of 11,250,000 shares of Parent Common Stock in November 1998, and lead manager in MONY Insurance Company's $300 million offering of 8.35% senior notes due 2010 in March 2000. Goldman, Sachs & Co. may provide investment banking services to Parent and its subsidiaries in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, does from time to time effect transactions and hold securities including derivative securities of the Company and/or Parent for its own account and for the accounts of customers. As of the date hereof, Goldman, Sachs & Co. and its affiliates held a long position of 1,800 shares of Parent Common Stock warrants to purchase 3,555,811 shares of Parent Common Stock, and $265,000 aggregate principal amount of MONY Insurance Company's 8.35% senior notes due 2010.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders of the Company on Form 10-K of the Company for the five fiscal years ended September 30, 1999 and Annual Reports to Stockholders of Parent on Form 10-K of the Parent for the two years ended December 31, 1999; certain interim reports to stockholders of the Company and certain interim reports to stockholders of Parent; Quarterly Reports on Form 10-Q of the Company and Quarterly Reports on Form 10-Q of Parent; and certain internal financial analyses and forecasts for the Company prepared by the

The Advest Group, Inc.
August 23, 2000
Page  2

management of the Company, as well as certain cost savings and operating synergies projected by the management of Parent expected to result from the transaction contemplated by the Agreement. We also have held discussions with members of the senior management of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Parent Common Stock, compared certain financial and stock market information for the Company and the Parent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the broker/dealer Industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As you are aware, Parent did not make available to us its projections of their expected future financial performance. Accordingly, our review of such future performance was limited to discussions with members of the senior management of Parent regarding publicly available research analyst estimates. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Parent or any or their subsidiaries (including any derivative or off balance sheet assets or liabilities of the Company or Parent or any of their subsidiaries) and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include actuarial determinations or evaluations by us with respect to the insurance subsidiaries of Parent or an attempt to evaluate actuarial assumptions with respect to the insurance subsidiaries of Parent. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on the Company, Parent or on the contemplated benefits of the transaction. In addition, in connection with our evaluation of the Agreement, we were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company.

     Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction or the form of consideration any holder of Shares should request to receive in such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration to be received by the holders of Shares, in the aggregate, is fair from a financial point of view to the holders of Shares (other than Parent or any of its subsidiaries) receiving such Consideration.

Very truly yours,

/s/ Goldman, Sachs & Co.

                                                                         ANNEX E

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

     APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Directors and officers of MONY may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and MONY's amended and restated certificate of incorporation. Such indemnification covers all costs and expenses incurred by a director or officer. The board of directors of MONY, by a majority vote of a quorum of disinterested directors or, under specified circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and MONY's amended and restated certificate of incorporation may, under specified circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

     If the person involved is not a director or officer of MONY, the board of directors may cause MONY to indemnify, to the same extent allowed for directors and officers of MONY, such person who was or is a party to a proceeding, by reason of the fact that he or she is or was an employee or agent of MONY, or is or was serving at the request of MONY as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     MONY has in force and effect a policy insuring the directors and officers of MONY against losses which they or any of them shall become legally obligated to pay for by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 2.1   Agreement and Plan of Merger, dated as of August 23, 2000, by and among The MONY Group Inc., MONY Acquisition
            Corp. and The Advest Group, Inc. (attached as Annex A to the Proxy Statement/Prospectus included in this Registration Statement).
 2.2   Stock Option Agreement, dated as of August 23, 2000, between
            The MONY Group Inc. and The Advest Group, Inc.
            (attached as Annex B to the Proxy Statement/Prospectus included in this Registration Statement).
 2.3   Support Agreement, dated as of August 23, 2000, by and among
            The MONY Group Inc., Peter R. Kellogg, Allen Weintraub,
            Grant W. Kurtz and George A. Boujoukos (attached as
            Annex C to the Proxy Statement/Prospectus included in this Registration Statement).
 3.1   Amended and Restated Certificate of Incorporation of The
            MONY Group Inc.**
 3.2   Amended and Restated Bylaws of The MONY Group Inc.**
 5.1   Opinion of Dewey Ballantine LLP as to the legality of the
            securities.*
 8.1   Tax Opinion of Wachtell, Lipton, Rosen & Katz.*
 8.2   Tax Opinion of Day, Berry & Howard LLP.*
 8.3   Tax Opinion of Norman Sinrich, Esq.*
23.1   Consent of Goldman, Sachs & Co.*
23.2   Consent of PricewaterhouseCoopers LLP, New York, New York.
23.3   Consent of PricewaterhouseCoopers LLP, Hartford,
            Connecticut.
23.4   Consent of Dewey Ballantine LLP (included in opinion filed as Exhibit 5.1).*
23.5   Consent of Wachtell, Lipton, Rosen & Katz (included in
            opinion filed as Exhibit 8.1).*
23.6   Consent of Day, Berry & Howard LLP (included in opinion
            filed as Exhibit 8.2).*

23.7   Consent of Norman Sinrich, Esq. (included in opinion filed as Exhibit 8.3).*
24.1   Powers of Attorney (included on signature page hereto).
99.1   Form of Proxy for Holders of The Advest Group, Inc. Common
            Stock.
99.2   Form of Election and Letter of Transmittal.*

---------------
 * To be filed by Amendment.

** Incorporated herein by reference to the corresponding Exhibit Number to MONY's Registration Statement on Form S-1, Registration Number 333-6385.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of September, 2000.

                                          The MONY Group Inc.

                                          By: /s/   MICHAEL ISOR ROTH
                                            ------------------------------------
                                            Name: Michael Isor Roth
                                            Title:   Chairman of the Board and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Michael I. Roth, Richard Daddario, Kenneth M. Levine and Bart Schwartz, and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with authority to execute the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURE                                  TITLE                       DATE
                     ---------                                  -----                       ----

               /s/ MICHAEL ISOR ROTH                 Chairman of the Board, Chief    September 27, 2000
---------------------------------------------------    Executive Officer and
                 Michael Isor Roth                     Director (Principal
                                                       Executive Officer)

               /s/ RICHARD DADDARIO                  Executive Vice President and    September 27, 2000
---------------------------------------------------    Chief Financial Officer
                 Richard Daddario                      (Principal Financial
                                                       Officer)

                  /s/ LARRY COHEN                    Vice President and              September 27, 2000
---------------------------------------------------    Controller (Principal
                    Larry Cohen                        Accounting Officer)

              /s/ SAMUEL JOSEPH FOTI                 President, Chief Operating      September 27, 2000
---------------------------------------------------    Officer and Director
                Samuel Joseph Foti

              /s/ KENNETH MARC LEVINE                Executive Vice President,       September 27, 2000
---------------------------------------------------    Chief Investment Officer
                Kenneth Marc Levine                    and Director

                     SIGNATURE                                  TITLE                       DATE
                     ---------                                  -----                       ----
               /s/ TOM HANS BARRETT                  Director                        September 27, 2000
---------------------------------------------------
                 Tom Hans Barrett

              /s/ DAVID LINCOLN CALL                 Director                        September 27, 2000
---------------------------------------------------
                David Lincoln Call

              /s/ GLEN ROBERT DURHAM                 Director                        September 27, 2000
---------------------------------------------------
                Glen Robert Durham

             /s/ JAMES BERNARD FARLEY                Director                        September 27, 2000
---------------------------------------------------
               James Bernard Farley

              /s/ ROBERT HOLLAND, JR.                Director                        September 27, 2000
---------------------------------------------------
                Robert Holland, Jr.

            /s/ JAMES LAWRENCE JOHNSON               Director                        September 27, 2000
---------------------------------------------------
              James Lawrence Johnson

              /s/ FREDERICK W. KANNER                Director                        September 27, 2000
---------------------------------------------------
                Frederick W. Kanner

             /s/ ROBERT RAYMOND KILEY                Director                        September 27, 2000
---------------------------------------------------
               Robert Raymond Kiley

               /s/ JOHN ROBERT MEYER                 Director                        September 27, 2000
---------------------------------------------------
                 John Robert Meyer

                                                     Director                        ------------------
---------------------------------------------------
               Jane Cahill Pfeiffer

            /s/ THOMAS CHARLES THEOBALD              Director                        September 27, 2000
---------------------------------------------------
              Thomas Charles Theobald

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  2.1     Agreement and Plan of Merger, dated as of August 23, 2000, by and among The MONY Group Inc., MONY Acquisition
               Corp. and The Advest Group, Inc. (attached as Annex A
               to the Proxy Statement/Prospectus included in this
               Registration Statement).
  2.2     Stock Option Agreement, dated as of August 23, 2000, between
               The MONY Group Inc. and The Advest Group, Inc.
               (attached as Annex B to the Proxy Statement/Prospectus
               included in this Registration Statement).
  2.3     Support Agreement, dated as of August 23, 2000, by and among
               The MONY Group Inc., Peter R. Kellogg, Allen Weintraub,
               Grant W. Kurtz and George A. Boujoukos (attached as
               Annex C to the Proxy Statement/Prospectus included in
               this Registration Statement).
  3.1     Amended and Restated Certificate of Incorporation of The
               MONY Group Inc.**
  3.2     Amended and Restated Bylaws of The MONY Group Inc.**
  5.1     Opinion of Dewey Ballantine LLP as to the legality of the
               securities.*
  8.1     Tax Opinion of Wachtell, Lipton, Rosen & Katz.*
  8.2     Tax Opinion of Day, Berry & Howard LLP.*
  8.3     Tax Opinion of Norman Sinrich, Esq.*
 23.1     Consent of Goldman Sachs & Co.*
 23.2     Consent of PricewaterhouseCoopers LLP, New York, New York.
 23.3     Consent of PricewaterhouseCoopers LLP, Hartford,
               Connecticut.
 23.4     Consent of Dewey Ballantine LLP (included in opinion filed as Exhibit 5.1).*
 23.5     Consent of Wachtell, Lipton, Rosen & Katz (included in
               opinion filed as Exhibit 8.1).*
 23.6     Consent of Day, Berry & Howard LLP (included in opinion
               filed as Exhibit 8.2).*
 23.7     Consent of Norman Sinrich, Esq. (included in opinion filed as Exhibit 8.3).*
 24.1     Powers of Attorney (included on signature page hereto).
 99.1     Form of Proxy for Holders of The Advest Group, Inc. Common
               Stock.
 99.2     Form of Election and Letter of Transmittal.*

---------------
 * To be filed by Amendment.

** Incorporated herein by reference to the corresponding Exhibit Number to MONY's Registration Statement on Form S-1, Registration Number 333-6385.